Exhibit 10.2

EXECUTION VERSION

CBL & ASSOCIATES HOLDCO II, LLC
as Company,

CBL & ASSOCIATES PROPERTIES, INC.,

as REIT,

THE GUARANTORS PARTY HERETO,
as Guarantors,

AND

WILMINGTON SAVINGS FUND SOCIETY, FSB
as Trustee and Collateral Agent

INDENTURE

DATED AS OF NOVEMBER 1, 2021

10% SENIOR SECURED NOTES DUE 2029

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	7.06; 12.02
(b)(2)	7.06; 7.07
(c)	7.06; 11.02
(d)	7.06
314(a)	4.08; 4.11; 11.02; 11.05
(b)	12.06
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	12.02; 12.05; 12.06
(e)	11.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 11.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)	11.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.11
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01
(b)	N.A.
(c)	11.01

N.A. means not applicable.

*	This Cross Reference Table is not part of this Indenture.

TABLE OF CONTENTS

-i-

Page

Annex I	Collateral and Credit Support for Securities
Annex II	Release Prices Schedule
Appendix –	Provisions Relating to Securities
Exhibit A –	Form of Security
Exhibit B –	Form of Guaranty Supplemental Indenture
Exhibit C –	Form of Mortgage
Exhibit D –	Schedule of Initial Joint Ventures
Exhibit E –	Schedule of Inactive Subsidiaries

v

INDENTURE, dated as of November 1, 2021, between CBL & ASSOCIATES HOLDCO II, LLC, a Delaware limited liability company (together with its successors and assigns under this Indenture, the “Company”), having its principal office at 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421-6000, the GUARANTORS party hereto from time to time, CBL & ASSOCIATES PROPERTIES, INC., a Delaware corporation (together with its successors and assigns under this Indenture, the “REIT”), having its principal executive office located at 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421-6000, and WILMINGTON SAVINGS FUND SOCIETY, FSB (together with its successors and assigns under this Indenture, the “Trustee”), as Trustee, and WILMINGTON SAVINGS FUND SOCIETY, FSB (together with its successors and assigns under this Indenture, the “Collateral Agent”), as Collateral Agent.

RECITALS

WHEREAS, pursuant to the terms and conditions of the Third Amended Joint Chapter 11 Plan, dated May 26, 2021, as the same may be amended, modified or restated from time to time (the “Plan of Reorganization”) relating to the reorganization under Chapter 11 of Title 11 of the United States Code of the REIT and certain of its direct and indirect Subsidiaries, which Plan of Reorganization was confirmed by order, dated August 11, 2021, of the Bankruptcy Court (the “Bankruptcy Order”), the holders of Consenting Crossholder Claims (as defined in the Plan of Reorganization) and Unsecured Claims (as defined in the Plan of Reorganization) are to be issued the Securities (as hereinafter defined) in an aggregate principal amount of $455,000,000;

WHEREAS, the REIT has duly authorized the execution and delivery of this Indenture to provide its limited guarantee in respect of the Securities issued hereunder; and

WHEREAS, (a) all acts and things necessary to make (i) the Securities, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company; (ii) the Guarantees of the Guarantors hereunder the valid, binding and legal obligations of the Guarantors; (iii) the Limited Guarantee of the REIT hereunder the valid, binding and legal obligation of the REIT; and (iv) this Indenture a valid agreement of the Company, the Guarantors and the REIT, according to its terms, have been done and performed, and (b) the execution of this Indenture and the issuance hereunder of the Securities have in all respects been duly authorized.

NOW, THEREFORE, in order to declare the terms and conditions upon which the Securities are, and are to be, authenticated, issued and delivered, and in consideration of the premises set forth herein, the Company, the Guarantors and the REIT covenant and agree with the Trustee and Collateral Agent for the equal and proportionate benefit of the respective Holders from time to time of the Securities (except as otherwise provided below), as follows:

Article 1
Definitions and Incorporation by Reference

Section 1.01Definitions.

“Acceleration Premium” means, with respect to any Securities on any applicable acceleration date, the present value at such acceleration date of all required and unpaid interest payments due on such Security through the Stated Maturity of the Securities (excluding accrued but unpaid interest to the acceleration date), computed using a discount rate equal to the relevant Acceleration Premium Treasury Rate as of such acceleration date plus 50 basis points, as calculated by the Company or its agent; the Trustee shall have no responsibility to calculate or verify the calculation of the Acceleration Premium.

“Acceleration Premium Treasury Rate” means, as of the applicable acceleration date, the yield to maturity as of such acceleration date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available two Business Days prior to such acceleration date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such acceleration date to the Stated Maturity, provided, however, that if the period from such acceleration date to the Stated Maturity is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Acquired Debt” means Indebtedness of a Person:

(1)existing at the time such Person is merged or consolidated with or into the Company or any Subsidiary or becomes a Subsidiary of the Company but only to the extent not paid in connection with such merger or consolidation; or

(2)assumed by the Company or any Subsidiary in connection with the acquisition of assets from such Person.

Acquired Debt shall be deemed to be Incurred on the date the acquired Person is merged or consolidated with or into the Company or any Subsidiary or becomes a Subsidiary of the Company or the date of the related acquisition, as the case may be, determined on a consolidated basis in accordance with accounting principles generally accepted in the United States.

“Additional Assets” means:

(1)any property, plant, equipment or other tangible assets used or useful in a Related Business;

(2)the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Subsidiary; or

(3)Capital Stock in any existing or future Subsidiary or Joint Venture that owns any Property so long as such acquired Capital Stock is Collateral to the extent required by the terms of this Indenture;

provided, however, that any such Subsidiary or Person described in clause (2) or (3) above is primarily engaged in a Related Business.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“After-Acquired Property” means any property (other than Collateral or Excluded Property) that is acquired or otherwise owned by the Company or any Subsidiary after the Issue Date of a type that secures the Secured Obligations.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of the Depository, if any, that are applicable to such matter at such time.

“Asset Sale” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Subsidiary, including (x) any disposition by means of a merger, consolidation or similar transaction, (y) any Event of Loss, loss, destruction, damage, condemnation, confiscation, requisition, seizure, forfeiture or taking of title or use and (z) a disposition in connection with a Sale and Leaseback Transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)any assets or other rights or property that constitute Property Collateral;

(2)any shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary);

(3)the ownership interest of the Company or any Subsidiary in a Joint Venture; or

(4)any other assets (other than Capital Stock) of the Company or any Subsidiary outside of the ordinary course of business of the Company or such Subsidiary.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(A)a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Subsidiary so long as (a) the covenants in Section 5.01, Section 5.02 and Section 5.03, to the extent applicable, are satisfied or do not expressly prohibit such transfer, (b) if a disposition is by a Subsidiary Guarantor, such disposition must be to a Subsidiary Guarantor or a Subsidiary that becomes a Subsidiary Guarantor pursuant to Section 4.07 unless such Subsidiary will become an Excluded Non-Guarantor Subsidiary pursuant to clause (3) of the definition of Excluded Non-Guarantor Subsidiary substantially concurrently with such disposition and (c) if such transfer includes Collateral (unless such transfer is to a

Subsidiary that will become an Excluded Non-Guarantor Subsidiary pursuant to clause (3) of the definition of Excluded Non-Guarantor Subsidiary substantially concurrently with such transfer), such transfer does not occur until and unless the transferee has caused a valid, enforceable, perfected first priority Lien in or on such Collateral (subject only to Permitted Collateral Liens) to vest in the Collateral Agent, as security for the Secured Obligations, and has executed and delivered to the Collateral Agent the following documents and certificates and any other documents and certificates required by Section 4.14, Article 12 or any other provision of this Indenture:

(a)to the extent such Collateral constitutes Property set forth in Category 1 on Annex I hereto, (x) a Mortgage with respect to such Collateral, dated a recent date and substantially in the respective form attached as Exhibit C (such Mortgage having been duly received for recording in the appropriate recording office) and (y) Security Documents with respect to all personal property of such transferee, dated such date and, based on the type and location of the property subject thereto, substantially in the form and with substantially the terms of the applicable Security Documents entered into on the Issue Date (such Security Documents (or financing statements in respect thereof) having been duly received for recording in the appropriate recording office), in each case, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Mortgage,  and other Security Documents (such Opinions of Counsel also to be delivered to the Trustee);

(b)to the extent such Collateral constitutes Capital Stock of a Subsidiary that owns a Property set forth in Category 1, Category 3 or Category 8 on Annex I hereto, a stock pledge or other Security Documents granting a security interest in the Capital Stock and all other personal property of such transferee, dated such date and, based on the type and location of the property subject thereto, substantially in the form and with substantially the terms of the applicable Security Documents entered into on the Issue Date (such Security Documents (or financing statements in respect thereof) having been duly received for recording in the appropriate recording office), in each case, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Security Documents;

(c)to the extent of any Collateral other than Property or Capital Stock, Security Documents with respect thereto, dated such date and, based on the type and location of the property subject thereto, substantially in the form and with substantially the terms of the applicable Security Documents entered into on the Issue Date (such Security Documents (or financing statements in respect thereof) having been duly received for recording in the appropriate recording office), in each case, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Security Documents;

(d)to the extent such Collateral constitutes Property set forth in Category 1 on Annex I hereto, title and extended coverage mortgagee title insurance covering such Property, in an amount equal to no less than the Fair Market Value of such Property and such other Real Property Collateral Requirements as the Collateral Agent may reasonably require; and

(e)an Officer’s Certificate and Opinion of Counsel as to satisfaction of the foregoing requirements (such Officer’s Certificate and Opinion of Counsel also to be delivered to the Trustee);

(B)any single transaction or series of related transactions that  involves the disposition of assets having a Fair Market Value of less than $10 million;

(C)the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind (other than any property management agreement with respect to a material portion of the Properties of the Company and its Subsidiaries);

(D)any issuance or sale of Capital Stock of the Company;

(E)a disposition of cash or Temporary Cash Investments;

(F)the licensing or sublicensing of intellectual property or other general intangibles and licenses, sublicenses, leases, subleases and easements of other property in the ordinary course of business which would not reasonably be expected to materially interfere with the business of the Company and its Subsidiaries, as determined in good faith by an Officer of the Company;

(G)dispositions of assets secured by Liens incurred pursuant to clauses (2), (3), (4) and (5) of the definition of Permitted Liens to lenders or other secured parties holding such Permitted Liens to secure Indebtedness permitted to be Incurred pursuant to Section 4.02(b)(2), (3), (4), (7), (8), (9) and (10) upon the default of, and in satisfaction of all of, such Indebtedness, to the extent the Board of Directors determines in good faith such disposition is commercially reasonable in light of the circumstances;

(H)the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(I)a contribution of any Undeveloped Property to a Joint Venture in which a Subsidiary holds an ownership interest in connection with the formation of such Joint Venture; provided that (i) the sole asset of such Subsidiary is Capital Stock in such Joint Venture; (ii) the Company uses commercially reasonable efforts in good faith to cause the pledge of the Capital Stock in such Subsidiary to be permitted by the agreements governing such Joint Venture and any agreement governing Indebtedness of such Joint Venture, and, solely to the extent permitted pursuant to such commercially reasonable efforts in good faith, the Capital Stock in such Subsidiary is pledged as Collateral and, to the extent such Capital Stock is After-Acquired Property, the provisions of Section 4.14 are complied with; and (iii) the provisions of Section 4.07 are complied with in respect of such Subsidiary such that such Subsidiary is or becomes a Subsidiary Guarantor;

(J)for purposes of Section 4.03 only, a disposition of all or substantially all the assets of the Company in accordance with Section 5.01;

(K)leases and subleases of Property in the ordinary course of business;

(L)[RESERVED];

(M)any exchange of (i) assets made in the ordinary course of business for assets related to a Related Business of a comparable or greater market value or usefulness to the business of the Company as a whole, as determined in good faith by the Boards of Directors of both the Company and the REIT and (ii) like property for use in a Related Business that is allowable under Section 1031 of the Code that has been approved by the Boards of Directors of both the Company and the REIT (such assets referred to in clause (i) or like property referred to in clause (ii) so exchanged being referred to as the “Exchanged Property”) so long as (1) in the case of clause (ii), if such Exchanged Property includes Collateral that constitutes Property set forth in Category 1 on Annex I hereto, the Fair Market Value (as determined in good faith by the Boards of Directors of both the Company and the REIT) of such Exchanged Property, together with the Fair Market Value of any prior exchanges of Exchanged Property constituting Property set forth in Category 1 on Annex I hereto made pursuant to clause (ii), shall not exceed $75.0 million in the aggregate and (2) in the case of clause (i) or (ii), if such Exchanged Property includes Collateral, such exchange shall not occur until and unless the following conditions are satisfied: (x)(i) if the Received Property (as defined below) constitutes Capital Stock of a Joint Venture, the Subsidiary that acquires such Capital Stock shall be a Subsidiary Guarantor or become a Subsidiary Guarantor to the extent (A) required pursuant to Section 4.07 and (B) such guarantee is permitted by the agreements governing such Joint Venture and any agreement governing Indebtedness of such Joint Venture provided that the Company shall use its commercially reasonable efforts in good faith to cause such guarantee to be permitted, and any Property owned by such Joint Venture shall be deemed listed under “Category 4” on Annex I hereto, (ii) if any Received Property constitutes (directly or through the acquisition of Capital Stock) Excluded After-Acquired Property owned by a Subsidiary of a Subsidiary, then such Received Property shall be deemed listed under “Category 4” on Annex I hereto and the Subsidiary that owns the Capital Stock of the Subsidiary that directly owns such Received Property shall be a Subsidiary Guarantor to the extent required or become a Subsidiary Guarantor pursuant to Section 4.07 and (iii) if any Received Property (directly or through the acquisition of Capital Stock) is owned by a Subsidiary and is not subject to a Lien securing Non-Recourse Mortgage Indebtedness at the time of acquisition, (a) such Subsidiary (and each other Subsidiary owning (directly or indirectly) Capital Stock in such Subsidiary) shall be a Subsidiary Guarantor or become a Subsidiary Guarantor pursuant to Section 4.07 and (b) such Received Property shall be deemed listed under “Category 1” on Annex I hereto, and (y) the Company or the Subsidiary Guarantor party to such exchange has caused a valid, enforceable, perfected (except, in the case of personal property, to the extent not required by this Indenture or the Security Documents) first priority Lien in or on the property or assets received in exchange for such Exchanged Property (the “Received Property”) (subject only to Permitted Collateral Liens) to vest in the Collateral Agent, as security for the Secured Obligations, and has executed and delivered to the Collateral Agent the following documents and certificates and any other documents and certificates required by Section 4.14 and Article 12 of this Indenture; and

(a)to the extent such Received Property constitutes Property, (x) a Mortgage with respect to such Received Property, dated a recent date and substantially in the respective form attached as Exhibit C (such Mortgage having been duly received for recording in the appropriate recording office), (y) Security Documents with respect to all personal property of the Company or the Subsidiary Guarantor party to such exchange, dated such date and, based on the type and location of the property subject thereto, substantially in the form and with substantially the terms of the applicable Security Documents entered into on the Issue Date (such Security Documents (or financing statements in respect thereof) having been duly received for recording in the appropriate recording office), in each case, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Mortgage,  and other Security Documents (such Opinions of Counsel also to be delivered to the Trustee) and (z) the remaining Real Property Collateral Requirements;

(b)to the extent such Received Property constitutes Capital Stock, a stock pledge or other Security Documents granting a security interest in the Capital Stock and all other personal property of the Company or the Subsidiary Guarantor party to such exchange, dated such date and, based on the type and location of the property subject thereto, substantially in the form and with substantially the terms of the applicable Security Documents entered into on the Issue Date (such Security Documents (or financing statements in respect thereof) having been duly received for recording in the appropriate recording office), in each case, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Security Documents; provided that to the extent that the pledge of Capital Stock in a Joint Venture is not permitted by the agreements governing such Joint

Venture or any agreement governing Indebtedness of such Joint Venture, the Company shall only be required to commercially reasonable efforts in good faith to provide a pledge of such Capital Stock in such Joint Venture;

(c)to the extent of any Received Property other than Property or Capital Stock, Security Documents with respect thereto, dated such date and, based on the type and location of the property subject thereto, substantially in the form and with substantially the terms of, and perfection steps required by, the applicable Security Documents entered into on the Issue Date (such Security Documents (or financing statements in respect thereof) having been duly received for recording in the appropriate recording office), in each case, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Security Documents;

(d)to the extent such Received Property constitutes Property deemed listed under Category 1 on Annex I hereto, title and extended coverage mortgagee title insurance covering such Property, in an amount equal to no less than the Fair Market Value of such Property and such other Real Property Collateral Requirements as the Collateral Agent may reasonably require;

(e)to the extent such Received Property includes cash, such cash (which shall be deemed Net Available Cash) is deposited directly in a deposit account subject to a valid and perfected Lien in favor of the Collateral Agent free of any other Lien (other than the Lien of the Secured Debt Documents or any other Permitted Collateral Lien) and applied in accordance with Section 4.03; and

(f)an Officer’s Certificate and Opinion of Counsel as to satisfaction of the foregoing requirements (such Officer’s Certificate and Opinion of Counsel also to be delivered to the Trustee);

(N)dispositions of receivables (including rents) in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings or the conversion of accounts receivable into notes receivable in the ordinary course of business;

(O)dispositions of obsolete, worn out, uneconomic or damaged property, equipment or other assets (other than any Property Collateral) in the ordinary course of business or consistent with past practice or industry practices that are no longer economically practical or commercially desirable to maintain or used or useful in the business of the Company and its Subsidiaries as determined in good faith by the Company;

(P)dispositions of Capital Stock in Joint Ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding written arrangements (the proceeds of which will be deemed to be Net Available Cash), so long as the Net Available Cash thereof is deposited directly in a deposit account subject to a valid and perfected Lien in favor of the Collateral Agent free of any other Lien (other than the Lien of the Secured Debt Documents or any other Permitted Collateral Lien) and applied in accordance with Section 4.03; and

(Q)the unwinding of any cash management services or Hedging Obligations.

“Asset Sale Excess Proceeds Other Offer” means, with respect to any Asset Sale Excess Proceeds Offer, an offer by the Company to purchase the Other Secured Notes pursuant to the terms of the Other Secured Notes Indenture conducted substantially concurrently with such Asset Sale Excess Proceeds Offer and in an amount equal to the Pro Rata Percentage Amount applicable to the Other Secured Notes with respect to the Asset Sale Trigger Event requiring the Company to make such Asset Sale Excess Proceeds Offer.

“Asset Sale Excess Proceeds Other Secured Notes Unused Amount” means, as to any Asset Sale Excess Proceeds Offer, the excess, if any, of (i) the Pro Rata Percentage Amount applicable to the Other Secured Notes with respect to such Asset Sale Excess Proceeds Offer over (ii) the aggregate Asset Sale Excess Proceeds Offer Price payable in respect of the aggregate principal amount of Other Secured Notes validly tendered and accepted for purchase in such Asset Sale Excess Proceeds Other Offer made substantially concurrently with such Asset Sale Excess Proceeds Offer.

“Asset Sale Excess Proceeds Securities Unused Amount” means, as to any Asset Sale Excess Proceeds Offer, the excess, if any, of (i) the Pro Rata Percentage Amount applicable to the Securities with respect to such Asset Sale Excess Proceeds Offer over (ii) the aggregate Asset Sale Excess Proceeds Offer Price payable in respect of the aggregate principal amount of Securities validly tendered and accepted for purchase in such Asset Sale Excess Proceeds Offer.

“Authorized Representative” means (i) in the case of the Notes Obligations, the Trustee, or (ii) in the case of the Other Secured Notes Obligations, the Other Secured Notes Trustee.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1)the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness (but not including any payments under any unexercised extensions) multiplied by the amount of such payment by,

(2)the sum of all such payments.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Houston Division, in the proceedings under Chapter 11 of the United States Bankruptcy Code styled CBL & Associates Properties, Inc., et al., Debtors, Case No. No. 20-35226 (DRJ).

“Bankruptcy Proceeding” means the bankruptcy proceedings of the REIT and certain of its Subsidiaries under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court.

“Board of Directors” means:

(1)with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)with respect to any other Person, the board or committee of such Person serving a similar function.

Unless otherwise specified herein, each reference to a Board of Directors will refer to the Board of Directors of the Company.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.  Unless otherwise specified herein, each reference to a Board Resolution will refer to a Board Resolution of the Company.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty; provided, however,  that Capital Lease Obligations shall exclude all operating leases.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Casualty” means any casualty, loss, damage, destruction or other similar loss with respect to real or personal property or improvements.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all assets and property, whether real, personal or mixed (including any leasehold interest under a ground lease), wherever located and whether now owned or at any time acquired after the Issue Date by the Company or any Subsidiary as to which a Lien is granted under the Security Documents to secure the Secured Obligations.

“Collateral Agency and Intercreditor Agreement” means the Collateral Agency and Intercreditor Agreement dated the Issue Date, among the Company, the REIT, the Guarantors, the Collateral Agent, the Trustee, as Authorized Representative for the Secured Parties holding Notes Obligations and as initial applicable Authorized Representative, and Wilmington Savings Fund Society, FSB, as the Other Secured Notes Trustee and as Authorized Representative for the Secured Parties holding Other Secured Notes Obligations.

“Collateral Agent” means Wilmington Savings Fund Society, FSB, in its capacity as collateral agent under the Indenture and Security Documents, until a successor replaces it in such capacity and, thereafter, means the successor.

“Collateral Disposition” means any Asset Sale of assets or other rights or property that constitute Collateral under the Security Documents. The sale or issuance of Capital Stock in a Subsidiary Guarantor that owns Collateral, or of Capital Stock in such Subsidiary Guarantor’s direct or indirect parent, such that, as a consequence, such Person no longer is a Subsidiary Guarantor, shall be deemed a Collateral Disposition of the Collateral owned by such Subsidiary Guarantor; provided, that a Subsidiary Guarantor that owns Collateral may form a Joint Venture and contribute assets constituting Undeveloped Property to such Joint Venture so long as the provisions of paragraph (I) of the definition of “Asset Sale” are complied with. For the avoidance of doubt, no Collateral Release shall constitute a Collateral Disposition.

“Collateral Property” means any Property that constitutes Collateral.

“Collateral Release” means (i) with respect to any Collateral owned by the Company or any Subsidiary, a release of the Liens securing the Secured Obligations on such asset or (ii) with respect to any Property that is directly owned by a Subsidiary of the Company and its Subsidiaries, the grant of any Lien on such Property that is a Permitted Lien, in each case of clause (i) and (ii), pursuant to a Release Trigger Event as a result of which such Collateral or Property, as applicable, continues to be owned by the Company or a Subsidiary.

“Collateral Release Excess Proceeds Offer” means, with respect to any Collateral Release Excess Proceeds Redemption, an offer by the Company to purchase the Other Secured Notes pursuant to the terms of the Other Secured Notes Indenture conducted substantially concurrently with such Collateral Release Excess Proceeds Redemption and in an amount equal to the Pro Rata Percentage Amount applicable to the Other Secured Notes with respect to the Release Trigger Event requiring the Company to effect such Collateral Release Excess Proceeds Redemption.

“Collateral Release Excess Proceeds Other Secured Notes Unused Amount” means as to any Collateral Release Excess Proceeds Redemption, the excess if any, of (i) the Pro Rata Percentage Amount applicable to the Other Secured Notes with respect to such Collateral Release

Excess Proceeds Offer over (ii) the aggregate Collateral Release Excess Proceeds Redemption Price payable in respect of the aggregate principal amount of Other Secured Notes validly tendered and accepted for purchase in the Collateral Release Excess Proceeds Offer made substantially concurrently with such Collateral Release Excess Proceeds Redemption.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to Section 5.02 and, thereafter “Company” shall mean such successor Person.

“Condemnation” means any taking by a governmental authority of assets or property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or in any other manner.

“Confirmation Date” means the later of the date on which the Plan of Reorganization is first confirmed by the Bankruptcy Court or the last date on which an amendment, modification or restatement of the Plan of Reorganization is approved by the Bankruptcy Court.

“corporation” means a corporation, association, company (including limited liability company), joint-stock company, business trust or other similar entity.

“Debt Service” means for any period the sum of (i) interest expense (whether or not paid) on Indebtedness of the Operating Partnership and its Subsidiaries and Joint Ventures, and (ii) scheduled mandatory amortization payments of principal (whether or not paid) on Indebtedness of the Operating Partnership and its Subsidiaries and Joint Ventures, in each case, determined on a proportional ownership basis based upon the Operating Partnership’s ownership (direct or indirect) in each of its Subsidiaries and Joint Ventures. For the avoidance of doubt, scheduled mandatory amortization payments of principal as used in clause (ii) shall include payments of principal of Indebtedness under the New Bank Term Loan Facility, any other credit facilities and property mortgages but exclude payments of principal made with “Excess Cash Flow” (as such term is defined in the New Bank Term Loan Facility).

“Debt Service Ratio” means for any period the Modified Cash NOI for all consolidated and unconsolidated properties of the Operating Partnership based on its share (determined on a proportional ownership basis based upon the Operating Partnership’s ownership (direct or indirect) in each of its Subsidiaries and Joint Ventures) divided by Debt Service.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1)matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2)is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3)is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Securities and (b) on which there are no Securities outstanding; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” occurring prior to the date 91 days after the earlier date determined pursuant to clause (a) or (b) above shall not constitute Disqualified Stock if:

(A)the “asset sale” provisions applicable to such Capital Stock are not materially more favorable to the holders of such Capital Stock than the terms applicable to the Securities in Section 4.03; and

(B)any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price shall be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Event of Loss” means, with respect to any Property Collateral (each an “Event of Loss Asset”), any (1) Casualty of such Event of Loss Asset, (2) Condemnation or seizure of such Event of Loss Asset or (3) settlement in lieu of clause (2) above.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded After-Acquired Property” means any Property first acquired by any Subsidiary after the Issue Date that is subject to Permitted Liens granted to secure Non-Recourse Mortgage Indebtedness incurred to finance the purchase price of such Property (or Refinancing Indebtedness in respect thereof) pursuant to Section 4.02(b)(10).

“Excluded Initial Property” means, to the extent owned by the Company or any Subsidiary, (1) any Property that is set forth in Category 4 on Annex I hereto but only if and so long as such Property is subject to Permitted Liens granted to secure Indebtedness outstanding on the Issue Date incurred pursuant to Section 4.02(b)(4) or Refinancing Indebtedness in respect thereof incurred pursuant to Section 4.02(b)(9) and (2) any Property that is set forth in Category 3 or Category 8 on Annex I hereto.

“Excluded Non-Guarantor Subsidiary” means:

(1)any Subsidiary that directly owns solely a Property (or Properties) set forth in Category 4 on Annex I hereto but only if and so long as such Property is subject to Permitted Liens granted to secure Indebtedness outstanding on the Issue Date incurred pursuant to Section 4.02(b)(2) or Refinancing Indebtedness in respect thereof incurred pursuant to Section 4.02(b)(9);

(2)any Subsidiary that directly owns solely a direct interest in a Joint Venture that directly or indirectly owns solely a Property (or Properties) set forth in Category 4 or Category 7 on Annex I hereto but only if and so long as the guaranty by such Subsidiary of the Secured Obligations is not permitted by the agreements governing such Joint Venture or any agreement governing Indebtedness of such Joint Venture in existence on the Issue Date;

(3)any Subsidiary that directly owns solely the Capital Stock of a Subsidiary that directly owns solely a Property (or Properties) set forth in Category 1, Category 3 or Category 8 on Annex I hereto but only if and so long as such Property (or all of such Properties) so owned is subject to Permitted Liens granted to secure Non-Recourse Mortgage Indebtedness incurred pursuant to Section 4.02(b)(4), (3) or (7), respectively, or Recourse Indebtedness incurred pursuant to Section 4.02(b)(14) and the guaranty of the Secured Obligations by such Subsidiary owning such Capital Stock is not permitted by the agreements governing such Indebtedness of such Subsidiary; provided, with respect to the release of the Note Guarantee of a Subsidiary Guarantor that owns solely the Capital Stock of a Subsidiary that directly owns solely such Property (or Properties) in Category 1, Category 3 or Category 8 set forth on Annex I hereto, the Release Condition shall be satisfied;

(4)any Subsidiary that directly owns solely a Property (or Properties) set forth in Category 3 set forth on Annex I hereto;

(5)any Subsidiary that directly owns solely a Property (or Properties) set forth in Category 8 set forth on Annex I hereto;

(6)any Subsidiary that directly owns solely a Property (or Properties) set forth in Category 1 on Annex I hereto but only if and so long as such Property (or all of such Properties) so owned is subject to Permitted Liens granted to secure Non-Recourse Mortgage Indebtedness incurred pursuant to Section 4.02(b)(4); provided, with respect to the release of the Note Guarantee of a Subsidiary Guarantor that owns solely such Property (or Properties) in Category 1 set forth on Annex I hereto, the Release Condition shall be satisfied; and

(7)(i) any  Subsidiary existing as of the Issue Date that is listed as an Inactive Subsidiary on Exhibit E hereto (an “Inactive Subsidiary”) so long as (a) such Subsidiary is, and continues to be, a shell entity that (x) has  assets of less than $100,000, (y) has liabilities of less than $100,000 and (z) is not engaged in any business and (b) such Subsidiary does not own any direct or indirect equity interest in a Subsidiary Guarantor or any other Person that owns Property Collateral and (ii) The Pavilion Collecting Agent, LLC and the Hammock Landing Collecting Agent, LLC (each a “Specified Subsidiary”)  so long as the Specified Subsidiary continues to be used solely as a conduit for the collection of certain taxes and fees which are then substantially remitted to third parties; provided that if at any time such Subsidiary referenced in clause (i) fails to meet any of the conditions in clauses (a) and (b) of clause (i) or the Specified Subsidiary no longer acts in the capacity referred to in clause (ii) and fails to meet any of the conditions in clauses (a) and (b) of clause (i), then within 30 days of such time the Company shall cause such Subsidiary to become a Subsidiary Guarantor as if such Subsidiary had become a new Subsidiary of the Company in accordance with Section 4.07 of this Indenture.

“Excluded (Non-Pledged) Subsidiary/Joint Venture Capital Stock” means:

(1)the Capital Stock in any Subsidiary that owns solely the Capital Stock of a Subsidiary that directly or indirectly owns solely a Property (or Properties) set forth in Category 4 on Annex I hereto but only if and so long as such Property is subject to Permitted Liens granted to secure Indebtedness outstanding on the Issue Date incurred pursuant to Section 4.02(b)(2) or Refinancing Indebtedness in respect thereof incurred pursuant to Section 4.02(b)(9);

(2)the Capital Stock in any Excluded Non-Guarantor Subsidiary:

(A)referred to in clauses (1) and (2) of the definition of Excluded Non-Guarantor Subsidiary;

(B) referred to in clause (4) of the definition of Excluded Non-Guarantor Subsidiary but only if and so long as (x) the Property owned by such Subsidiary is subject to Permitted Liens granted to secure Non-Recourse Mortgage Indebtedness incurred pursuant to Section 4.02(b)(3) or Recourse Indebtedness incurred pursuant to Section 4.02(b)(14), (y) the pledge of such Capital Stock to secure the Secured Obligations is not permitted by the agreements governing the related Indebtedness or Refinancing Indebtedness referred to therein, and (z) the Release Condition has been satisfied;

(C)referred to in clause (5) of the definition of Excluded Non-Guarantor Subsidiary but only if such Capital Stock is released pursuant to Section 12.05(8)(iii);

(D)referred to in clause (6) of the definition of Excluded Non-Guarantor Subsidiary but only if and so long as (x) the Property owned by such Subsidiary is subject to Permitted Liens granted to secure Non-Recourse Mortgage Indebtedness incurred pursuant to Section 4.02(b)(4) or Recourse Indebtedness incurred pursuant to Section 4.02(b)(14), (y) the pledge of such Capital Stock to secure the Secured Obligations is not permitted by the agreements governing the related Indebtedness or Refinancing Indebtedness referred to therein, and (z) the Release Condition has been satisfied; and

(E)referred to in clause (7) of the definition of Excluded Non-Guarantor Subsidiary;

(3)the Capital Stock in any Joint Venture that owns solely a Property (or Properties) set forth in Category 4 on Annex I hereto; and

(4)the Capital Stock in any Joint Venture that owns solely a Property (or Properties) set forth in Category 7 on Annex I hereto.

“Excluded Other Property” means any personal property to the extent (any only so long as) constituting “Excluded Property” (as defined in the Security Documents).

“Excluded Property” means any Excluded Initial Property, Excluded After-Acquired Property, Excluded Other Property, Excluded Released Property or Excluded (Non-Pledged) Subsidiary/Joint Venture Capital Stock.

“Excluded Released Property” means:

(1)the Capital Stock in any Excluded Non-Guarantor Subsidiary referred to in either (a) clauses (2)(B) or (D) of the definition of Excluded (Non-Pledged) Subsidiary/Joint Venture Capital Stock or (b) clause (2)(C) of such definition;

(2)any asset (x) constituting a Property that either (A) was Collateral Property on the Issue Date and is set forth in Category 1 on Annex I hereto or (B) became Collateral Property after the Issue Date upon the acquisition thereof pursuant to Section 4.14 and (y) Liens on which securing the Secured Obligations were released at the time Liens were granted to secure Non-Recourse Mortgage Indebtedness incurred pursuant to Section 4.02(b)(4) and in compliance with Section 4.04 and Section 12.05;

(3)any Property set forth in Category 3 or Category 4 on Annex I hereto at the time Permitted Liens were granted to secure Non-Recourse Mortgage Indebtedness incurred pursuant to Section 4.02(b)(3) or (9) and in compliance with Section 4.04; or

(4)any Property constituting Undeveloped Property that is contributed to a Joint Venture in which a Subsidiary holds an ownership interest in connection with the formation of such Joint Venture; provided that (i) the sole asset of such Subsidiary is Capital Stock in such Joint Venture; (ii) the Company uses commercially reasonable efforts in good faith to cause the pledge of the Capital Stock in such Subsidiary to be permitted by the agreements governing such Joint Venture and any agreement governing Indebtedness of such Joint Venture, and, solely to the extent permitted pursuant to such commercially reasonable efforts in good faith, the Capital Stock in such Subsidiary is pledged as Collateral and, to the extent such Capital Stock is After-Acquired Property, the provisions of Section 4.14 are complied with; and (iii) the provisions of Section 4.07 are complied with in respect of such Subsidiary such that such Subsidiary is or becomes a Subsidiary Guarantor.

“Fair Market Value” means, with respect to any Asset Sale or other transaction, the price that would be negotiated in an arm’s-length transaction between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by:

(1)if the value of such Asset Sale or other transaction is less than $10.0 million, an Officer of the Company; and

(2)if the value of such Asset Sale or other transaction is $10.0 million or greater, the Boards of Directors of both the Company and the REIT.

“Future Joint Venture” means any Person (other than any Person that is, or becomes, a Wholly-Owned Subsidiary of the Company), in which the Company or any Subsidiary of the Company holds or acquires an ownership interest (whether by way of Capital Stock or otherwise) that meets the following conditions: (1) such Person has been established in the ordinary course of business and consistent with past practice as the Initial Joint Ventures in connection with the acquisition or development of property and/or other assets used or useful in a Related Business (as determined in good faith by the Company); (2) the Company or any Subsidiary of the Company is party to a customary joint venture agreement and related arrangements on customary and reasonable terms consistent with past practice as the Initial Joint Ventures and market terms at such time; (3) the ownership interest (whether by way of Capital Stock or otherwise) in such Person that is not owned by the Company or any Subsidiary of the Company is held by a third party that is not an Affiliate of the Company or the REIT and such third party has purchased its ownership interest in such Person for good and valuable consideration (as determined in good faith by the Company); and (4) to the extent such Person would otherwise meet the criteria established in the definition of Subsidiary, the designation of such Person as a Joint Venture in lieu of a Subsidiary shall be evidenced to the Trustee by the Company providing an Officer’s Certificate within 30 days after the creation or acquisition of such Person certifying that the designation of such Person as a Joint Venture complied with the foregoing provisions.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of determination, including those set forth in:

(1)the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2)statements and pronouncements of the Financial Accounting Standards Board; and

(3)such other statements by such other entity as approved by a significant segment of the accounting profession.

“Grantor” means, for purposes of the Collateral Agency and Intercreditor Agreement, the Company and each Subsidiary of the Company that has granted any Lien in favor of the Collateral Agent on any of its assets or properties to secure any of the Secured Obligations.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means each of (i) the Operating Partnership; (ii) a Subsidiary of the Company that executes this Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Securities pursuant to the terms of this Indenture (including pursuant to any Guaranty Supplemental Indenture); and (iii) any Person duly becoming a successor to any such Guarantor pursuant to Section 5.01(b), in each case until such time as any such Guarantor shall be released and relieved of its obligations pursuant to Section 10.05 hereof. For the avoidance of doubt, as used in this Indenture, the term “Guarantor” includes the Operating Partnership and the Subsidiary Guarantors but does not include the REIT.

“Guaranty Supplemental Indenture” means a supplemental indenture, substantially in the form attached hereto as Exhibit B, pursuant to which a Person that becomes a Subsidiary of the Company after the Issue Date guarantees the Company’s obligations with respect to the Securities on the terms provided for in this Indenture.

“Hedging Obligations” means, with respect to any Person, (1) the obligations of such Person under currency, exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” or “Securityholder” means the Person in whose name a Security is registered in the Security Register.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.02:

(1)amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2)the accrual of interest or dividends and the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

(3)the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness;

in each case, shall not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)all Capital Lease Obligations of such Person;

(3)all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4)all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5)the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

(6)all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and

(7)all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Subsidiary of any business, the term “Indebtedness” shall exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time shall be the accreted value thereof at such time.

“Indenture” means this Indenture, as amended or supplemented from time to time (including as amended and supplemented by any Guaranty Supplemental Indenture).

“Initial Joint Ventures” means each of the Joint Ventures existing as of the Issue Date that are listed on Exhibit D hereto; provided that upon any Initial Joint Venture becoming a Wholly Owned Subsidiary of the Company, such Person ceases to be a Joint Venture and shall automatically become a Subsidiary.

“Interest Payment Date” means the maturity date of an installment of interest on the Securities.

“Issue Date” means November 1, 2021, the first date on which the Securities are issued, authenticated and delivered under this Indenture.

“Issue Date Redemption” means the redemption pursuant to Section 3.07(c) of $60.0 million aggregate principal amount of Securities on November 8, 2021(or such later date to which such redemption date has been delayed so as to promptly follow satisfaction of the condition described in the Issue Date Redemption Notice).

“Issue Date Redemption Notice” means the notice of redemption delivered pursuant to Section 3.03 on the Issue Date with respect to the Issue Date Redemption, which conditions the Issue Date Redemption upon receipt of $455,000,000 aggregate principal amount of Securities by DTC through accepted DWAC positions and other mandatory settlement procedures, as applicable.

“Issue Date Opinions” means the Opinions of Counsel delivered to the Trustee and the Collateral Agent as specified in Section 12.02(b)(1).

“Joint Venture” means any Person that is an Initial Joint Venture or a Future Joint Venture; provided that (i) upon a Joint Venture becoming a Wholly Owned Subsidiary of the Company, such Person ceases to be a Joint Venture and automatically becomes a Subsidiary and (ii) upon the

Company or a Subsidiary of the Company ceasing to hold any ownership interest (whether by way of Capital Stock or otherwise) in such Joint Venture in a transaction that complies with the terms of this Indenture, such Person ceases to be a Joint Venture. Unless otherwise indicated in this Indenture, all references to a Joint Venture shall mean a Joint Venture of the Company or any Subsidiary of the Company.

“Joint Venture Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) directly or indirectly by a Joint Venture, including (x) any disposition by means of a merger, consolidation or similar transaction, (y) any Event of Loss, Casualty, Condemnation or seizure or settlement in lieu thereof, or other loss, destruction, damage, condemnation, confiscation, requisition, seizure, forfeiture or taking of title or use and (z) a disposition in connection with a Sale and Leaseback Transaction of any Property.

“Junior Lien” means a Lien, junior to the Liens on the Collateral securing the Secured Obligations as provided in the Collateral Agency and Intercreditor Agreement, granted by the Company or any Guarantor in favor of holders of Junior Lien Debt (or any Junior Lien Representative in connection therewith), at any time, upon any property of the Company or any Guarantor to secure Junior Lien Obligations; provided such Lien is permitted to be incurred under this Indenture.

“Junior Lien Debt” means the aggregate Indebtedness outstanding under each Junior Lien Document that is permitted to be incurred pursuant to this Indenture, the Security Documents and the Junior Lien Intercreditor Agreement.

“Junior Lien Documents” means, collectively, all indentures, credit agreements, loan documents, notes, guarantees, instruments, documents and agreements governing or evidencing, or executed or delivered in connection with, each Junior Lien facility, or pursuant to which Junior Lien Debt is incurred and the documents pursuant to which Junior Lien Obligations are granted.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement, substantially in the form of Exhibit B to the Collateral Agency and Intercreditor Agreement, executed among the Collateral Agent, each Junior Lien Representative and the Company and the other parties from time to time party thereto as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Indenture.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof.

“Junior Lien Representative” means in the case of any issuance or series of Junior Lien Debt, the trustee, agent or representative of the holders of such Junior Lien Debt who maintains the transfer register for such Junior Lien Debt and is appointed as a representative of such Junior Lien Debt (for purposes related to the administration of the security documents) pursuant to the Junior Lien Documents governing such Junior Lien Debt, together with its successors in such capacity.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Limited Guarantee” means the limited guarantee of the REIT with respect to the Securities pursuant to Article 13 of this Indenture.

“Maturity Date” means November 15, 2029, the fixed date on which the principal of the Securities is due and payable.

“Modified Cash NOI” means, for any given period, the sum of the following (without duplication):

(1) rents and other revenues recognized in the ordinary course from real property (including proceeds of rent loss or business interruption insurance and lease buyout, but excluding (i) pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent including write-off of debt, and (ii) any amounts related to the amortization of above and below market rents, straight line rents, and write-off of landlord inducements; minus

(2)all operating expenses determined in accordance with GAAP (excluding interest and depreciation expense) related to the ownership, operation or maintenance of such real property, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such real property, but specifically excluding general overhead expenses of the Operating Partnership and its Subsidiaries and any actual or imputed property management fees).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgages” means all mortgages, deeds of trust and similar documents, instruments and agreements (and all amendments, modifications and supplements thereof) creating, evidencing, perfecting or otherwise establishing the Liens on Collateral Property and other related assets to secure payment of the Secured Obligations or any part thereof.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Available Cash” from an Asset Sale, a Joint Venture Disposition or a Release Trigger Event, as applicable, means cash payments actually received by the Company or any Subsidiary of the Company therefrom (including (in the case of an Asset Sale or a Joint Venture Disposition)

any cash payments received by way of deferred payment of principal pursuant to a note or instalment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, and including (in the case of any Event of Loss) any insurance proceeds, proceeds of any Condemnation, damages awarded by any judgment or other amounts received on or in respect of the Collateral subject to the Event of Loss, and including (in the case of a Release Trigger Event) all cash proceeds of any Indebtedness Incurred as part of or in connection with such Release Trigger Event but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1)all legal, title, recording, engineering, environmental, accounting, investment banking, brokerage and relocation expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Sale or Release Trigger Event, as applicable;

(2)all payments made on any Indebtedness (other than Secured Obligations, Subordinated Obligations or Junior Lien Debt) which is secured by any assets subject to such Asset Sale or Release Trigger Event, as applicable, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or Release Trigger Event, as applicable, or by applicable law, be repaid out of the proceeds from such Asset Sale or Release Trigger Event, as applicable;

(3)all distributions and other payments required to be made to interest holders (other than the Company or any Subsidiary) in Joint Ventures as a result of such Asset Sale or Release Trigger Event, as applicable;

(4)the deduction of appropriate amounts as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Sale and retained by the Company or any Subsidiary after such Asset Sale;

(5)any portion of the purchase price from an Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with that Asset Sale provided, however, that upon the termination of that escrow, Net Available Cash shall be increased by any portion of funds in the escrow that are released to the Company or any Subsidiary;

(6)with respect to an Asset Sale of any Property, any continuing or unsatisfied obligations of the Company or any Subsidiary to tenants of such Property; and

(7)any payments made after the Issue Date on any Indebtedness (other than Secured Obligations, Subordinated Obligations or Junior Lien Debt) resulting in the payment in full or retirement of such Indebtedness prior to such Asset Sale or Release Trigger Event.

“New Bank Claim Borrower” means CBL & Associates Holdco I, LLC and its successors and assigns.

“New Bank Term Loan Facility” means the Amended and Restated Credit Agreement, dated as of November 1, 2021 by and among the New Bank Claim Borrower, as borrower, each of the financial institutions signatory thereto, together with their successors and assignees, and Wells Fargo Bank, National Association, as administrative agent, as amended, restated, amended and restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced from time to time in whole or in part from time to time.

“Non-Recourse Mortgage Indebtedness” means, with respect to (i) any Subsidiary that owns solely a Property (or Properties) or (ii) any Capital Stock of such Subsidiary, Indebtedness secured solely by a Permitted Lien on such Property or such Capital Stock (provided that individual financings provided by one lender or group of lenders may be cross collateralized to other financings provided by such lenders or their affiliates) that is (1) non-recourse to such Subsidiary, other than with respect to such Property or, as applicable, the Capital Stock in such Subsidiary, and (2) non-recourse to the Company or any other Subsidiary (other than such Subsidiary that owns such Property or such Capital Stock to the extent of such Property or such Capital Stock); except, in the case of clauses (i) and (ii), for indemnities and limited contingent guarantees arising from “bad act” recourse trigger provisions found in secured real estate financing transactions and other customary “non-recourse carveout” guaranties.

“Note Documents” means this Indenture, the Securities, and the Security Documents.

“Note Guarantee” means the joint and several guarantee pursuant to Article 10 hereof by a Guarantor of the Company’s obligations with respect to the Securities and the other Note Documents.

“Notes Obligations” means the Obligations of the Company and the Guarantors with respect to the Securities and the Note Guarantees and all other obligations of the Company and the Guarantors to the Holders or the Trustee and/or the Collateral Agent under the Note Documents, according to the terms hereunder or thereunder.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officer” means the Chairman, the Chief Executive Officer, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, the REIT, CBL Holdings I, Inc., or the Guarantors, as applicable.

“Officer’s Certificate” means a certificate signed by an Officer of the Company (or of the general partner of the managing member of the Company) or the REIT, as applicable, which certificate shall be deemed to be, and the Trustee may rely on its being, executed and delivered by the Officer signing it on behalf of the Company or the REIT, as applicable, that complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee. Unless otherwise specified here, each reference to an Officer’s Certificate will refer to an Officer’s Certificate of the Company.

“Operating Partnership” means CBL & Associates Limited Partnership, as reorganized pursuant to the Plan of Reorganization, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Operating Partnership” shall mean such successor Person.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or other counsel who shall be reasonably acceptable to the Trustee, that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.

“Other Secured Noteholders” means the holders of notes issued pursuant to the Other Secured Notes Indenture.

“Other Secured Notes” means the Company’s 7.0% Exchangeable Senior Secured Notes due 2028 issued on the Issue Date.

“Other Secured Notes Indenture” means that certain indenture, dated as of the Issue Date, between the Company, the Guarantors party thereto from time to time, the REIT, and Wilmington Savings Fund Society, FSB, as Trustee and Wilmington Savings Fund Society, FSB, as Collateral Agent, relating to the Other Secured Notes.

“Other Secured Notes Obligations” means all Obligations under the Other Secured Notes Indenture and the Security Documents.

“Other Secured Notes Trustee” means Wilmington Savings Fund Society, FSB, as trustee under the Other Secured Notes Indenture.

“Permitted Collateral Liens” means any “Permitted Liens” other than Liens specified in clauses (2), (3), (4), (5), (14) or (18) of the definition of “Permitted Liens.”

“Permitted Holders” means (i) each of the Holders (as defined in the Registration Rights Agreement) that is a party to the Registration Rights Agreement and (ii) any Affiliates and Related Funds of the persons specified in clause (i) (other than the Company, the REIT or any Guarantor).

“Permitted Liens” means, with respect to any Person:

(1)Liens pursuant to the Security Documents to secure Indebtedness and related Obligations permitted under Section 4.02(b)(1);

(2)Liens to secure Non-Recourse Mortgage Indebtedness and related Obligations permitted under Section 4.02(b)(2), (3), (4), (7) or (8) so long as such Liens are limited to, and such Indebtedness and other Obligations are secured to the extent of any assets of the Company or any Subsidiary or Joint Venture solely by, the related Excluded Property referenced in the applicable subsection of Section 4.02(b);

(3)Liens to secure Non-Recourse Mortgage Indebtedness and related Obligations permitted under Section 4.02(b)(9) so long such Liens are limited to, and such

Indebtedness and other Obligations are secured to the extent of any assets of the Company or  any Guarantor solely by, the related Excluded Initial Property;

(4)Liens to secure Non-Recourse Mortgage Indebtedness and related Obligations permitted under Section 4.02(b)(10) so long such Liens are limited to, and such Indebtedness and other Obligations are secured to the extent of any assets of the Company or any Guarantor solely by, the related Excluded After-Acquired Property;

(5)Liens existing on the Issue Date (including Liens on any Excluded Initial Property securing Indebtedness outstanding on the Issue Date and related Obligations permitted under Section 4.02(b)(2)) other than those specified in clauses (1) through (4) above;

(6)Liens securing Junior Lien Debt in an amount which, together with the aggregate outstanding amount of all other Indebtedness secured by Liens Incurred pursuant to this clause (6), does not exceed $75.0 million, but solely so long as such Junior Liens are subject to the Junior Lien Intercreditor Agreement;

(7)Liens securing taxes, assessments and other charges or levies imposed by any governmental authority that are not more than 60 days overdue (or if more than 60 days overdue, are being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established in accordance with GAAP);

(8)statutory Liens of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business for amounts that are not more than 60 days overdue (or if more than 60 days overdue, are being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established in accordance with GAAP);

(9)Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar applicable laws;

(10)Liens consisting of encumbrances in the nature of zoning restrictions, easements, survey exceptions, restrictions, encroachments, and rights or restrictions of record on the use of real property (including minor defects or irregularities in title and similar encumbrances), which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person or the ownership of such property (and for the avoidance of doubt, shall include any encumbrance listed on a title insurance policy that has been issued for the benefit of the Collateral Agent);

(11)the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person;

(12)Licenses of intellectual property granted in the ordinary course of business which do not materially detract from the value of such intellectual property or impair the intended use thereof in the business of such Person;

(13)Liens on property or other assets or shares of Capital Stock of a Person at the time such Person becomes a Subsidiary (or at the time the Company or any Subsidiary acquires such property, other assets or shares of Capital Stock, including any acquisition by means of a merger, consolidation or other business combination transaction); provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Subsidiary (or such acquisition of such property, other assets or Capital Stock); provided, further, that such Liens are limited to all or part of the same property, other assets or Capital Stock (plus improvements, accessions, proceeds or dividends or distributions in connection with the original property, other assets or Capital Stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(14)Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, and permitted to be Incurred and secured under this Indenture; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness or other Obligations being refinanced or is in respect of property that is or could be the security for or subject to a Permitted Lien hereunder;

(15)any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any Joint Venture pursuant to any Joint Venture agreement governing such Joint Venture;

(16)Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(17)Liens securing Hedging Obligations not Incurred in violation of this Indenture; and

(18)Liens on Recourse Property to secure Recourse Indebtedness permitted under Section 4.02(b)(14).

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on, and fees and expenses Incurred in connection with, such Indebtedness.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Security means the principal of the Security.

“Pro Rata Percentage” means, for the Securities or the Other Secured Notes, as applicable, as to any Asset Sale Trigger Event or Release Trigger Event, a fraction the numerator of which is the principal amount of Securities outstanding or the principal amount of Other Secured Notes outstanding, respectively, on the date of the Asset Sale Trigger Event or Release Trigger Event, as applicable, and the denominator of which is the sum of the principal amount of Securities outstanding and the principal amount of Other Secured Notes outstanding, respectively, on such date.

“Pro Rata Percentage Amount” means, for the Securities or the Other Secured Notes, as to any Asset Sale Trigger Event or Release Trigger Event, the product of (i) the Pro Rata Percentage for the Securities or the Other Secured Notes, respectively, and (ii) the Asset Sale Excess Proceeds (in the case of an Asset Sale Trigger Event) or the Collateral Release Excess Proceeds (in the case of a Release Trigger Event).

“Property” means a parcel (or group of related parcels) of real property (whether developed or vacant) that is owned or leased under a ground lease by the Company, any Subsidiary or any Joint Venture.

“Property Collateral” means (i) any Collateral Property and (ii) any Collateral constituting Capital Stock in a Subsidiary Guarantor that directly or indirectly owns Collateral Property.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of Capital Stock of any Person owning such property or assets, or otherwise.

“Real Property Collateral Requirements” means, the requirement that the Collateral Agent shall have received, for each Property included in Category 1 on Annex I hereto and each After-Acquired Property that constitutes Property deemed to be in Category 1 on Annex I hereto (each a “Mortgaged Property” and collectively, the “Mortgaged Properties”), in form and substance satisfactory to Collateral Agent, and at the sole cost and expense of the Company:  (A) evidence that a Mortgage substantially in the form attached as Exhibit C has been duly executed, acknowledged and delivered by the record owner or holder of such Mortgaged Property and is in form suitable for recording in all recording offices necessary or desirable to create a valid and subsisting perfected first priority Lien (subject only to Permitted Collateral Liens) on such Mortgaged Property in favor of the Collateral Agent as security for the Secured Obligations, and that such Mortgage has been duly received for recording in the appropriate recording office; (B) an extended coverage mortgagee title insurance policy, insuring the Lien of each such Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Collateral Liens, together with such customary endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request, in an amount at least equal to the Fair Market Value of such Mortgaged Property, together with all affidavits, indemnities, certificates, and other instruments or financing statements required in connection with the issuance of such policy, together with any endorsements thereto reasonably required by the Collateral Agent; (C) a current American Land Title Association/National Society for Professional Surveyors survey; (D) a Phase I Environmental Site Assessment; (E) evidence that the Company has requested any estoppels, subordination, non-disturbance and attornment agreements from third parties relating to such Mortgage or Mortgaged Property reasonably deemed necessary or advisable by the Collateral Agent (but limited to parties to reciprocal easement agreements, or tenants that lease more than 20,000 square feet of such Mortgaged Property) if such third parties are willing to deliver the same without material costs or burdensome conditions being imposed upon the Company in connection with the same; (F) a customary zoning report; (G) such existing appraisals, property condition reports, and other documents as the Collateral Agent may reasonably request; (H) if such information is not included on the survey, a flood insurance determination certificate, and if any improvements located on such Mortgaged Property are located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of flood insurance covering such Mortgaged Property in appropriate amount (or as may be required under applicable Law, including Regulation H of the Board of Governors); (I) such lien searches, tax certificates, and other documents as the Collateral Agent may reasonably request with respect to each such Mortgaged Property but only to the extent not already conducted or included as part of clauses (A) – (H); and (J) evidence of payment of any and all mortgage taxes, filing or recording fees and other similar charges and the costs and expenses of each of the foregoing requirements.

“Recourse Indebtedness” means, without duplication, that portion of any Indebtedness that is secured solely by a mortgage on any Property (or Properties) of any Subsidiary or Joint Venture or a Lien on the Capital Stock of such Subsidiary or Joint Venture, if required pursuant to the terms of such Indebtedness (such Property (or Properties) or Capital Stock, as applicable, “Recourse Property”), the principal amount of which has been guaranteed by (or is otherwise recourse to)  the Company or any Subsidiary (other than such Subsidiary that owns such Property or such Capital Stock to the extent of such Property or such Capital Stock), but only with respect to such amount that has been guaranteed or is otherwise recourse to such Person, and, for the avoidance of doubt, excluding indemnities and limited contingent guarantees arising from “bad act” recourse trigger provisions found in secured real estate financing transactions and other customary “non-recourse carveout” guaranties.

“Refinance” means, in respect of any Indebtedness, to refinance, replace, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)(A) if the Stated Maturity of the Indebtedness being Refinanced is the same or earlier than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced and (B) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Securities (provided that this clause (1) shall not apply to any Non-Recourse Mortgage Indebtedness or Recourse Indebtedness);

(2)such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(3)the amount of such Indebtedness (other than with respect to Recourse Indebtedness and Non-Recourse Mortgage Indebtedness) that may be deemed Refinancing Indebtedness shall not exceed the aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium (including any premium paid in connection with a tender offer for such Indebtedness) and defeasance costs) under the Indebtedness being Refinanced; provided, however, (A) with respect to Recourse Indebtedness and Non-Recourse Mortgage Indebtedness if the amount of such Refinancing Indebtedness exceeds the aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) then outstanding (plus fees and expenses, including any premium (including any premium paid in connection with a tender offer for such Indebtedness) and defeasance costs) under the Indebtedness being Refinanced, then such excess will be deemed to be Net Available Cash from a Release Trigger Event and shall be applied in accordance with Section 4.04 and (B) with respect to Recourse Indebtedness, the aggregate principal amount of such Refinancing Indebtedness is permitted to be Incurred under Section 4.02(b)(14);

(4)if the Indebtedness being Refinanced is a Subordinated Obligation, such Refinancing Indebtedness is subordinate or junior in right of payment to the Securities at least to the same extent as the Subordinated Obligation being Refinanced;

(5)if the Indebtedness being Refinanced is Junior Lien Debt or any Junior Lien Obligation, such Refinancing Indebtedness is Junior Lien Debt, Junior Lien Obligations, unsecured Indebtedness or Subordinated Obligations;

(6)if the Indebtedness being Refinanced is Non-Recourse Mortgage Indebtedness, such Refinancing Indebtedness is Non-Recourse Mortgage Indebtedness;

(7)if the Indebtedness being Refinanced is Recourse Indebtedness, such Refinancing Indebtedness is either Recourse Indebtedness or Non-Recourse Mortgage Indebtedness; and

(8)if the Indebtedness being Refinanced is Acquired Debt, such Refinancing Indebtedness (A) is Incurred by the same obligors as the obligors of the Acquired Debt being Refinanced (and, if applicable, a newly-formed Subsidiary that does not own any Collateral or any other property or assets other than solely the Capital Stock of the Subsidiary that is the obligor of the Acquired Debt being Refinanced) and (B) shall not exceed the aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium (including any premium paid in connection with a tender offer for such Indebtedness) and defeasance costs) of the Acquired Debt being

Refinanced (including if the Acquired Debt being Refinanced is Recourse Indebtedness or Non-Recourse Mortgage Indebtedness).

provided, further, however, that Refinancing Indebtedness shall not include Indebtedness of a Subsidiary that Refinances Indebtedness of the Company.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, by and among the REIT and the other parties signatory thereto (including by joinder agreement) as such agreement may be amended, modified or supplemented from time to time.

“REIT” means the Person named as the “REIT” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “REIT” shall mean such successor Person.

“Related Business” means any business in which the Company or any of the Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business.

“Related Fund” means, with respect to any Person, any fund, account or investment vehicle that is controlled, advised, sub-advised, managed or co-managed by such Person, by any Affiliate of such Person, or, if applicable, such Person’s investment manager.

“Release Condition” means, in connection with the Incurrence of any Indebtedness pursuant to Sections 4.02(b)(3), (4), (7) or (14), the loan-to-value ratio as determined by an independent mortgage appraisal conducted on behalf of and for the benefit of the lender(s) of such Indebtedness shall be at least 50%.

“Release Trigger Event” means:

(1)with respect to any Subsidiary (A) that directly owns solely a Property (or Properties) set forth in Category 3 or Category 4 on Annex I hereto or (B) that directly owns solely Capital Stock in a Subsidiary that owns solely a Property (or Properties) set forth in Category 3 or Category 4 on Annex I hereto, the incurrence by such Subsidiary of Non-Recourse Mortgage Indebtedness permitted pursuant to Section 4.02(b)(3) or (9) and secured to the extent of any assets of such Subsidiary solely by Permitted Liens, and, in connection therewith such assets becoming Excluded Released Property; provided any Collateral Release Excess Proceeds shall be applied in accordance with Section 4.04;

(2)with respect to any Subsidiary (A) that directly owns solely any Property set forth in Category 1 on Annex I hereto or (B) that directly owns solely Capital Stock in a Subsidiary that owns solely a Property (or Properties) set forth in Category 1 on Annex I hereto constituting Property Collateral that is to become Excluded Released Property as a result of such Release Trigger Event, the Incurrence by such Subsidiary owning such Property of Non-Recourse Mortgage Indebtedness permitted pursuant to Section 4.02(b)(4) and secured solely by assets of such Subsidiary and by such Capital Stock, solely to the extent of a Permitted Lien on such Excluded Released Property pursuant to clause (2) of the definition of Permitted Liens; provided, any Collateral Release Excess Proceeds shall be applied in accordance with Section 4.04;

(3)the incurrence of Recourse Indebtedness pursuant to Section 4.02(b)(14);

(4)[reserved];

(5)with respect to a Subsidiary owning solely an ownership interest in a Joint Venture that owns solely any Property (or Properties) set forth in Category 4 or Category 7 on Annex I hereto, (i) the Incurrence by such Subsidiary of Indebtedness permitted pursuant to Section 4.02(b)(8) that (x) constitutes a Guarantee by such Subsidiary of Indebtedness Incurred by such Joint Venture to the extent constituting Excluded (Non-Pledged) Subsidiary/Joint Venture Capital Stock; and (y) is secured by the Capital Stock held by such Subsidiary in such Joint Venture solely to the extent of a Permitted Lien on such Excluded Property incurred pursuant to clause (2) of the definition of Permitted Liens or (ii) the Incurrence by the Joint Venture of Indebtedness; provided, any Collateral Release Excess Proceeds shall be applied in accordance with Section 4.04;

(6)with respect to any Subsidiary owning solely a Property (or Properties) constituting an Excluded Initial Property, the incurrence by such Subsidiary of Refinancing Indebtedness permitted pursuant to Section 4.02(b)(9) and secured solely by Permitted Liens on such Excluded Initial Property and, in connection therewith, the grant by such Subsidiary of Permitted Liens on such Excluded Initial Property to secure such Indebtedness; or

(7)with respect to any Subsidiary owning solely any Excluded After-Acquired Property, the incurrence by such Subsidiary of Non-Recourse Mortgage Indebtedness permitted pursuant to Section 4.02(b)(10) secured solely by Permitted Liens on such Excluded After-Acquired Property, and in connection therewith, the grant by such Subsidiary of Permitted Liens on such Excluded After-Acquired Property to secure such Non-Recourse Mortgage Indebtedness; provided, any Collateral Release Excess Proceeds shall be applied in accordance with Section 4.04.

No later than five (5) Business Days after a Release Trigger Event, the Company shall deliver to the Trustee an Officer’s Certificate in respect thereof in accordance with Section 4.04.

“Sale and Leaseback Transaction” means any arrangement providing for the leasing by the Company or any of its Subsidiaries of any real or tangible personal property, which property has been sold or transferred by the Company or such Subsidiary to a third Person who is not an Affiliate of the REIT or the Company in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Debt Documents” means, collectively, (a) the Other Secured Notes Indenture and the Security Documents (as defined therein) and (b) this Indenture and the Security Documents.

“Secured Obligations” means, collectively, (a) the Other Secured Notes Obligations and (b) the Notes Obligations, in each case, to the extent such Obligations are required to be secured under the Secured Debt Documents.

“Secured Parties” means (a) the Collateral Agent, (b) the Other Secured Notes Trustee and the Other Secured Noteholders under the Other Secured Notes Indenture and (c) the Trustee and the Holders of the Securities.

“Securities” means 10% Senior Secured Notes due 2029 of the Company issued on the Issue Date.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Documents” means the Collateral Agency and Intercreditor Agreement and one or more security agreements, factoring agreements, pledge agreements, collateral assignments, debentures, mortgages, assignments of leases and rents, deeds of covenants, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security (including any Mortgage) executed and delivered by the Company or any Guarantor creating (or purporting to create) a Lien in favor of the Collateral Agent upon the Collateral for purposes of securing the Secured Obligations including any Notes Obligations or Other Secured Notes Obligations of the Company or any Subsidiary Guarantor under the Secured Debt Documents or the Security Documents, in each case as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms hereof.

“Senior Indebtedness” means with respect to any Person:

(1)Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred, including the Securities; and

(2)all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate in right of payment to the Securities or the Note Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(A)any obligation of such Person to the Company or any Subsidiary;

(B)any liability for Federal, state, local or other taxes owed or owing by such Person;

(C)any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(D)any Indebtedness or other Obligation of such Person which is subordinate or junior in right of payment to any other Indebtedness or other Obligation of such Person; or

(E)that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Specified Holders” means (1) the Permitted Holders, (2) any controlling stockholder, controlling member, general partner, majority owned Subsidiary, or spouse or immediate family member (in the case of an individual) of any Specified Holder, (3) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding a controlling interest of which consist solely of one or more Persons referred to in the immediately preceding clauses (1) and (2), (4) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (3) acting solely in such capacity, (5) any investment fund or other entity controlled by, or under common control with, a Specified Holder or the principals that control a Specified Holder, or (6) upon the liquidation of any entity of the type described in the immediately preceding clause (5), the former partners or beneficial owners thereof.

“Standard & Poor’s” means S&P Global Ratings, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Stated Maturity” means (i) with respect to the Securities, November 15, 2029, or (ii) with respect to any other security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Note Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to the REIT, the Operating Partnership or the Company, (i) any Person (excluding an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interests, as the case may be, of which is owned or controlled, directly or indirectly, by the REIT, the Operating Partnership or the Company, as the case may be, and/or by one or more other Subsidiaries of the REIT, the Operating Partnership or the Company, as the case may be; and (ii) without limitation of clause (i), any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof). For the purposes of this definition, “voting stock, partnership interests, membership interests or other equity interests” means stock or interests having voting power for the election of directors, trustees or managers (or similar members of the governing body of such person), as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. Unless otherwise indicated in this Indenture, all references to Subsidiary or Subsidiaries shall mean a Subsidiary or Subsidiaries of the Company. Notwithstanding the foregoing, a Person that meets and continues to meet the definition of a Joint Venture shall not be a Subsidiary.

“Subsidiary Guarantor” means the Guarantors that are Subsidiaries of the Company.

“Temporary Cash Investments” means any of the following:

(1)any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2)investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to Standard & Poor’s;

(5)investments in securities with maturities of nine months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s or “A” by Moody’s; and

(6)investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Trustee” means Wilmington Savings Fund Society, FSB, in its capacity as trustee under this Indenture, until a successor replaces it in such capacity and, thereafter, means the successor.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date.

“Trust Officer” means, when used with respect to the Trustee:

(1)any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such Person’s knowledge of and familiarity with the particular subject; and

(2)who shall have direct responsibility for the administration of this Indenture;

and when used with respect to the Collateral Agent, the corresponding officers of the Collateral Agent.

“Undeveloped Property” means at any time any vacant or undeveloped Property (or portion thereof that constitutes a separate and conveyable parcel, which may include a vacant building) for which there was no positive Modified Cash NOI for the most recently ended four fiscal quarters.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) under the Securities Act.

“Vice President,” when used with respect to the Company, the REIT or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President.”

“Wholly Owned Subsidiary” means a Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

Section 1.02Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	Section 4.05
“Appendix”	Section 2.01
“Asset Sale Excess Proceeds Offer”	Section 4.03
“Asset Sale Excess Proceeds Offer Amount”	Section 4.03
“Asset Sale Excess Proceeds Offer Period”	Section 4.03
“Asset Sale Excess Proceeds Offer Price”	Section 4.03
“Asset Sale Excess Proceeds Offer Purchase Date”	Section 4.03
“Asset Sale Excess Proceeds Termination Date”	Section 4.03
“Asset Sale Trigger Event”	Section 4.03
“Bankruptcy Law”	Section 6.01
“CapEx Assets”	Section 4.03

“Collateral Release Excess Proceeds”	Section 4.04
“Collateral Release Excess Proceeds Redemption”	Section 4.04
“Collateral Release Excess Proceeds Redemption Date”	Section 4.04
“Collateral Release Excess Proceeds Redemption Price”	Section 4.04
“Company”	Recitals
“covenant defeasance option”	Section 8.01(b)
“Custodian”	Section 6.01
“Event of Default”	Section 6.01
“Excluded Release Trigger Events Proceeds”	Section 4.04
“Guaranteed Obligations”	Section 10.01
“Issue Date Redemption Cash”	Section 3.07(c)
“legal defeasance option”	Section 8.01(b)
“Mortgaged Property”	Section 1.01
“Paying Agent”	Section 2.03
“Pending Redemption Cash”	Section 4.04
“Pending Use Cash”	Section 4.03
“Permitted Excess Cash Use Assets”	Section 4.03
“Plan of Reorganization”	Recitals
“Recourse Property”	Section 1.01
“Registrar”	Section 2.03
“Related Business Assets”	Section 4.03
“Security Register”	Section 2.03
“Specified Property”	Section 4.03
“Successor Guarantor”	Section 5.01(b)(2)
“Trigger Release Replacement Property”	Section 4.04

Certain capitalized terms used herein shall have the meanings assigned to them in the Appendix.

Section 1.03Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities and the Note Guarantees;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities and Note Guarantees means the Company, the Guarantors and the REIT, respectively, and any successor obligor upon the Securities, the Note Guarantees and the Limited Guarantee, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04Rules of Construction. Unless the context otherwise requires:

(1)a term has the meaning assigned to it;

(2)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)“or” is not exclusive;

(4)“including” means including without limitation;

(5)words in the singular include the plural and words in the plural include the singular;

(6)the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(7)the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(8)all references to the date the Securities were originally issued shall refer to the Issue Date;

(9)this Indenture shall not treat (A) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (B) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral or because it is guaranteed by other obligors;

(10)provisions apply to successive events and transactions;

(11)“herein,” “hereof” and other words of similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision of this Indenture;

(12)any reference to “duly provided for” and other words of similar import with respect to any amount of property required to be paid or delivered, as applicable, shall include, without limitation, having made such amount or property available for payment or delivery;

(13)unless otherwise provided in this Indenture or in any Security, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Security or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act, provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee; and

(14)the terms “given”, “mailed”, “notify” or “sent” with respect to any notice to be given to a Holder pursuant to this Indenture, shall mean notice (x) given to the Depository (or its designee) pursuant to the Applicable Procedures (in the case of a Global Security) or (y) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Security Register (in the case of a Definitive Security), in each case, in accordance with Section 11.02. Notice so “given” shall be deemed to include any notice to be “mailed” or “delivered,” as applicable, under this Indenture.

Article 2
The Securities

Section 2.01Form and Dating.

Certain provisions relating to the Securities are set forth in the Appendix attached hereto (the “Appendix”), which is hereby incorporated in, and expressly made a part of, the Indenture. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in, and expressly made a part of, this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities shall be in minimum denominations of $1.00 and integral multiples of $1.00 thereof. The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and each of the Company, the Guarantors, the REIT and the Trustee, by their execution and delivery of this Indenture, expressly agrees to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of the Indenture, the provisions of this Indenture shall govern and be controlling.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is limited to $455,000,000, and the Company may not “re-open” this Indenture to issue additional Securities after the Issue Date, in each case, except for Securities issued upon registration of transfer of, or exchange for, or in lieu of other Securities pursuant to Sections 2.06, 2.07, 2.09, 3.06, 4.03, 4.04 or 9.05 or pursuant to Sections 2.3 or 2.4 of the Appendix.

Section 2.02Execution and Authentication. An Officer of the Company shall sign the Securities for the Company by manual, facsimile or other electronic signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The manual signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall, upon the written direction of the Company, authenticate and make available for delivery Securities, as set forth in Section 2.2 of the Appendix.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.03Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange for other Securities (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register (the “Security Register”) of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar; and the term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities and the Trustee accepts such appointment as the initial Registrar and Paying Agent.

The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee, in which case the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

With respect to any Global Securities, the Corporate Trust Office of the Trustee shall be the office of agency where such Global Securities may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depository shall be deemed to have been effected at such office or agency in accordance with the provisions of this Indenture.

Whenever any Security is held by a Holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, then it is the intention of the Company and such Holder that (x) all interest accrued and paid on such Security will be eligible to qualify for exemption from United States withholding tax (excluding United States withholding tax imposed by Sections 1471 through 1474 of the Code (“FATCA”)) as “portfolio interest” because such Security is an obligation which is in “registered form” within the meaning of Sections 871(h)(2)(B) and 881(c)(2)(B) of the Code (or any successor provision thereto) and the applicable Treasury Regulations promulgated thereunder, and (y) as such, to the extent the requirements relating to the “portfolio interest” exemption are satisfied, all interest accrued and paid on this Security will be exempt from United States information reporting under Sections 6041 and 6049 of the Code and United States backup withholding under Section 3406 of the Code.  The Company (or its agents), on the one hand, and the applicable Holder, on the other, shall reasonably cooperate with one another, and execute and file such forms or other documents, or do or refrain from doing such other acts, as may be required, to secure exemption from United States withholding tax (including FATCA), information reporting, and backup withholding, as applicable.  In furtherance of the foregoing, any Holder, transferee or assignee Holder may from time to time provide (x) any applicable U.S. Internal Revenue Service (“IRS”) Form W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (with any applicable attachments) or applicable successor form, and (y) to the extent such Holder, transferee or assignee Holder, or the beneficial owner of the Security, as applicable, is not a United States person and is claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a certificate reasonably satisfactory to the Company to the effect that such Holder, transferee or assignee Holder, or the beneficial owner of the Security, as applicable, is not (i) a “10-percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, (ii) a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C), or (iii) a “bank” extending credit to the Company in the ordinary course of its trade or business as described in Section 881(c)(3)(A).  The Company shall take into account such documentation in good faith.

Section 2.04Paying Agent to Hold Money in Trust. Prior to each due date of the principal and interest or premium on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest and premium, when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders and the Trustee and the Collateral Agent all money held by the Paying Agent for the payment of principal of or cash interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as

Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee. Upon any Event of Default specified in Section 6.01(6) or (7), the Trustee shall automatically serve as the Paying Agent for the Securities.

Section 2.05Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders and the Company shall otherwise comply with TIA § 312(a).

Section 2.06Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer in compliance with the Appendix. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges for other Securities, the Company shall execute and the Trustee shall authenticate Securities at the Company’s request. The Company may require the Securityholders to make a payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges not involving any transfer pursuant to Sections  2.06, 2.07, 2.09, 3.06, 4.03 and 9.05 of this Indenture or Sections 2.3 or 2.4 of the Appendix). The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an Interest Payment Date.

Prior to the due presentation for registration of transfer of any Security, the Company, the REIT, the Guarantors, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the REIT, the Guarantors, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

Any holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in the Global Security may be effected only through a book-entry system maintained by (a) the holder of such Global Security (or its agent) or (b) any holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

All Securities issued upon any transfer or exchange for other Securities pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

Section 2.07Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, upon the Company’s written instruction, shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder (a) satisfies the Company and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company and the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code and (c) satisfies any other reasonable requirements of the Company, the REIT, the Guarantors and the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company to protect the Company, the REIT, the Guarantors, the Trustee, the Paying Agent, the Registrar and any co-registrar and in the judgment of the Trustee to protect the Trustee, the Paying Agent, the Registrar and any of the Trustee’s agents from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security (including without limitation attorneys’ fees and disbursements  in replacing such Security). Every replacement Security is an additional Obligation of the Company.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

Section 2.08Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 11.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or repurchase date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or repurchased or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.09Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and make them available for delivery in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities.

Section 2.10Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange for other Securities or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange for other Securities, payment or cancellation in accordance with the Trustee’s customary procedures and, upon written request, deliver a certificate of such destruction to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of cancelled Securities other than pursuant to the terms of this Indenture.

Section 2.11Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest at the rate per annum shown on the Security (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date and shall promptly deliver or cause to be delivered to each affected Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.12CUSIP Numbers, ISINs, etc. The Company in issuing the Securities may use “CUSIP” numbers and ISINs (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers and ISINs in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers or ISINs applicable to the Securities.

Section 2.13Calculation of Specified Percentage of Securities. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of the Securities, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with Section 2.08 and Section 11.06 of this Indenture. Any such calculation made pursuant to this Section 2.13 shall be made by the Company and delivered to the Trustee in an Officer’s Certificate.  The Trustee may rely conclusively on the calculations and information provided to them by the Company in such certificates, and will have no responsibility to make calculations under this Indenture.

Section 2.14Withholding. Notwithstanding anything to the contrary herein, at the Maturity Date, upon earlier repurchase of the Securities or at any time a payment is made with respect to the Securities, and as otherwise required by law, the Company, the Trustee, the Paying Agent or the Exchange Agent (as applicable) may deduct and withhold from any amounts otherwise payable to the Holder the amounts required to be deducted and withheld under applicable law, and such deducted or withheld amounts shall be deemed paid to such Holder for all purposes of this Indenture.

Article 3
Redemption

Section 3.01Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 3.08 or is required to redeem Securities pursuant to the mandatory redemption provision of Section 4.04 hereof, the Company shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the Section of this Indenture pursuant to which the redemption will occur.

The Company shall give the notice to the Trustee provided for in this Section at least 15 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate from the Company to the effect that such redemption will comply with the conditions herein. Any such notice to the Trustee may be cancelled by the Company by written request to the Trustee at any time prior to the mailing of notice of redemption to the Holders and shall thereby be void and of no effect.

Section 3.02Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed pursuant to the notice sent pursuant to Section 3.03, the Trustee shall select the Securities to be redeemed pro rata to the extent practicable or otherwise in accordance with the Applicable Procedures of the Depository. The Trustee shall make the selection from outstanding Securities not previously called for redemption. Securities and portions of them the Trustee selects shall be in principal amounts of $1.00 or whole multiples of $1.00. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

Section 3.03Notice of Redemption. The Company shall send a notice of redemption to each Holder whose Securities are to be redeemed  (x) on the Issue Date in the form of the Issue Date Redemption Notice in connection with the Issue Date Redemption of Securities pursuant to Section 3.07(c) hereof or (y) at least (i) 10 days but not more than 60 days before a date for redemption of Securities pursuant to Section 3.08 hereof or (ii) 30 days but not more than 60 days before a date for redemption of Securities pursuant to Section 4.04 hereof. Such notice shall be sent to such Holder’s registered address (with a copy to the Trustee), except that redemption notices may be mailed or otherwise delivered more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture pursuant to Article VIII.

The notice shall identify the Securities to be redeemed and shall state:

(1)the redemption date;

(2)the redemption price;

(3)the name and address of the Paying Agent;

(4)that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption, and that on and after the redemption date, upon surrender of any Security to be redeemed only in part, a new Security in principal amount equal to the unredeemed portion thereof shall be issued;

(6)that unless the Company defaults in making such redemption payment, on the redemption date, the redemption price will become due and payable upon each Security of portion thereof to be redeemed and that interest on the Securities (or portion thereof) called for redemption will cease to accrue on and after the redemption date and the only remaining right of the Holders of such Securities on and after the redemption date is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities redeemed;

(7)the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; and

(8)that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.

In addition, (a) if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the stated redemption date, or by the redemption date as so delayed and (b) if such redemption is a mandatory redemption being made pursuant to Section 4.04 as the result of a Release Trigger Event, (x) the notice of redemption shall state that the principal amount of the Securities to be redeemed will equal the maximum principal amount of Securities for which the Collateral Release Excess Proceeds Redemption Price does not exceed an amount equal to the sum of the Pro Rata Percentage Amount applicable to the Securities (and specifying such amount) plus, depending on the extent to which Other Secured Notes are not tendered in the Collateral Release Excess Proceeds Offer being conducted substantially concurrently with such Collateral Release Excess Proceeds Redemption, an additional amount not to exceed the Pro Rata Percentage Amount applicable to the Other Secured Notes (and specifying such other amount), (y) the redemption date may be delayed at the Company’s discretion until the Company is able to determine the Collateral Release Excess Proceeds Other Secured Notes Unused Amount, if any, that remains after consummation of the Collateral Release Excess Proceeds Offer made by the Company to Other Secured Noteholders pursuant to the Other Secured Notes Indenture; and (z) the Company shall provide at least five (5) Business Days’ notice to the Trustee and the Holders of the principal amount of Securities to be redeemed and the redemption price therefor prior to the redemption date.

At the Company’s request made at least five (5) Business Days prior to the date on which notices of redemption are to be sent (or such shorter period as may be agreed by the Trustee), the Trustee shall deliver the notice of redemption to the Holders in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.

Section 3.04Effect of Notice of Redemption. Once a notice of redemption is sent pursuant to Section 3.03, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice (except to the extent such redemption is conditional as set forth in Section 3.03) and from and after such redemption date (unless the Company defaults in the payment of the redemption price and accrued and unpaid interest), such Securities will cease to bear interest. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to but not including the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date), and such Securities shall be cancelled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05Deposit of Redemption Price. Prior to 11:00 A.M. New York City time on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

Section 3.06Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.07Mandatory Redemption and Repurchases.

(a)Except as set forth under Section 4.04 hereof and Section 3.07(c) hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.  Except as set forth under Section 4.03, the Company shall not be required to repurchase the Securities at the option of the Holders.

(b)Any mandatory redemption pursuant to Section 4.04 or Section 3.07(c) hereof shall be made in compliance with the provisions of Section 3.01 through Section 3.06 hereof.  The redemption price for any mandatory redemption pursuant to Section 4.04 will be the redemption price set forth below (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to but excluding the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during any of the periods set forth below:

Period	Redemption Price
November 1, 2021 to May 14, 2023	100.0%
May 15, 2023 to May 14, 2024	105.0%
May 15, 2024 to May 14, 2025	102.5%
May 15, 2025 and thereafter	100.0%

(c)On November 8, 2021 (or such later date to which such redemption date has been delayed so as to promptly follow the satisfaction of the condition described in the Issue Date Redemption Notice), the Company shall mandatorily redeem $60.0 million aggregate principal amount of the Securities in the Issue Date Redemption at a redemption price equal to (i) 100% of the principal amount of the Securities redeemed, plus (ii) accrued and unpaid interest to but excluding the redemption date of November 8, 2021 (or such later date to which such redemption date has been delayed pursuant to the Issue Date Redemption Notice). In addition, (x) no later than the Issue Date (or such later date on which the proceeds referred to in clause (x)(i) below have been received by the Company), the Company shall cause cash in the amount of $60.0 million (the "Issue Date Redemption Cash”), such amount being equal to the sum of (i) $50.0 million in proceeds of the issuance of the New Money Convertible Notes referred to in the Plan of Reorganization and (ii)  $10.0 million in proceeds from the sale approved by the Bankruptcy Court on September 10, 2021 of the Pearland Town Center -- Residences, in each case, to be deposited directly by the Company in a deposit account subject to a valid and perfected Lien in favor of the Collateral Agent free of any other Lien (other than the Lien of the Secured Debt Documents or any other Permitted Collateral Lien), and (y) the Issue Date Redemption Cash will constitute Collateral pending application to the redemption of Securities in the Issue Date Redemption on November 8, 2021 (or such later date to which such redemption date has been delayed pursuant to the Issue Date Redemption Notice).

Section 3.08Optional Redemption.

(a)Except as set forth in Section 3.08(b) and Section 3.08(c) below, the Company shall not be entitled to redeem or otherwise prepay the Securities at its option.

(b)At any time prior to May 15, 2023, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to (i) 100% of the principal amount of the Securities redeemed, plus (ii) accrued and unpaid interest to but excluding the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(c)On and after May 15, 2023, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 10 nor more than 60 days’ notice, at the redemption prices set forth below (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to but excluding the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during any of the periods set forth below:

Period	Redemption Price
May 15, 2023 to May 14, 2024	105.0%
May 15, 2024 to May 14, 2025	102.5%
May 15, 2025 and thereafter	100.0%

(d)Any optional redemption pursuant to this Section 3.08 shall be made in compliance with the provisions of Section 3.01 through Section 3.06 hereof.

Article 4
Covenants

Section 4.01Payment of Securities. The Company shall pay the principal of, and premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal of, and premium, if any, and interest on any Securities shall be considered paid on the date due if on such date the Trustee or the Paying Agent (if other than the Company, the REIT or a Subsidiary thereof) holds in accordance with this Indenture money in immediately available funds sufficient to pay all principal of, and premium, if any, and interest on the Securities.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02Limitation on Indebtedness. (a) The Company shall not, and shall not permit any of its Subsidiaries to, Incur, directly or indirectly, any Indebtedness.

(b)	Notwithstanding Section 4.02(a), the Company and its Subsidiaries shall be entitled to Incur or cause or permit the Incurrence of any or all of the following Indebtedness:

(1)(a)(i) the Securities issued on the Issue Date and (ii) the Other Secured Notes issued under the Other Secured Notes Indenture on the Issue Date and (b) Guarantees of Indebtedness Incurred under the Securities and the Other Secured Notes Indenture; provided that the principal amounts of Indebtedness permitted to be Incurred under this clause (1) shall be reduced by the principal amount of any Securities and Other Secured Notes that are repurchased or redeemed or exchanged for Capital Stock of the REIT pursuant to the terms of this Indenture and the Other Secured Notes Indenture;

(2)Indebtedness outstanding on the Issue Date that has been Incurred by a Subsidiary that owns (directly or indirectly) any Property set forth in Category 4 on Annex I hereto;

(3)Non-Recourse Mortgage Indebtedness (including any Refinancing Indebtedness Incurred in respect thereto) that is (x) Incurred by a Subsidiary that directly owns solely any Property set forth in Category 3 on Annex I hereto and (y) secured by assets of such Subsidiary, solely to the extent of a Permitted Lien on such Excluded Property and on the Capital Stock of such Subsidiary, if required pursuant to the terms of such Indebtedness, incurred pursuant to clause (2) of the definition of Permitted Liens; provided that any Collateral Release Excess Proceeds shall be applied in accordance with Section 4.04;

(4)Non-Recourse Mortgage Indebtedness (including any Refinancing Indebtedness Incurred in respect thereto) that is (x) Incurred by a Subsidiary that directly owns solely any Property set forth in Category 1 on Annex I hereto and (y) secured by assets of such Subsidiary, solely to the extent of a Permitted Lien on such Excluded Property and on the Capital Stock of such Subsidiary, if required pursuant to the terms of such Indebtedness, incurred pursuant to clause (2) of the definition of Permitted Liens; provided that (i) any Collateral Release Excess Proceeds shall be applied in accordance with Section 4.04, (ii) the aggregate amount of such Non-Recourse Mortgage Indebtedness Incurred after the Issue Date (including any Refinancing Indebtedness Incurred in respect thereto) shall not exceed $100,000,000 at any time outstanding and (iii) the loan-to-value ratio of any such Non-Recourse Mortgage Indebtedness Incurred (including any Refinancing Indebtedness Incurred in respect thereto) on any individual Property as determined by an independent mortgage appraisal conducted on behalf of and for the benefit of the lender(s) of such Non-Recourse Mortgage Indebtedness shall be at least 50%;

(5)[reserved];

(6)[reserved];

(7)Non-Recourse Mortgage Indebtedness (including any Refinancing Indebtedness Incurred in respect thereto) that is (x) Incurred by a Subsidiary that directly owns solely any Property set forth in Category 8 on Annex I hereto or that directly owns solely the Capital Stock in such Subsidiary that ceases to be Collateral Property (and becomes Excluded Released Property pursuant to clause (1) of the definition of Excluded Released Property) and (y) secured by assets of such Subsidiary that directly owns solely any Property set forth in Category 8 on Annex I hereto and on the Capital Stock in such Subsidiary, solely to the extent of a Permitted Lien on such Excluded Released Property incurred pursuant to clause (1) of the definition of Excluded Released Property;

(8)with respect to an Excluded Non-Guarantor Subsidiary owning Capital Stock in a Joint Venture that owns solely any Property set forth in Category 4 or Category 7 on Annex I hereto, Indebtedness (including in connection with any refinancing of the underlying Indebtedness) (x) constituting a Guarantee by such Subsidiary of Indebtedness Incurred by such Joint Venture to the extent the Capital Stock of such Joint Venture is Excluded (Non-

Pledged) Subsidiary/Joint Venture Capital Stock; and (y) secured by the Capital Stock held by such Subsidiary in such Joint Venture solely to the extent of a Permitted Lien on such Excluded Property incurred pursuant to clause (2) of the definition of Permitted Liens; provided, any Collateral Release Excess Proceeds shall be applied in accordance with Section 4.04;

(9)Refinancing Indebtedness that is Non-Recourse Mortgage Indebtedness (x) incurred by a Subsidiary that owns solely any Property set forth in Category 4 on Annex I hereto and is an Excluded Initial Property and (y) secured solely by a Permitted Lien on such Excluded Initial Property incurred pursuant to clause (3) of the definition of Permitted Liens; provided, any Collateral Release Excess Proceeds shall be applied in accordance with Section 4.04;

(10)Non-Recourse Mortgage Indebtedness (including any Refinancing Indebtedness Incurred in respect thereto) that is (x) Incurred by a Subsidiary at the time such Subsidiary acquires solely any Excluded After-Acquired Property and (y) secured solely by a Permitted Lien on such Excluded After-Acquired Property incurred pursuant to clause (4) of the definition of Permitted Liens; provided, any Collateral Release Excess Proceeds shall be applied in accordance with Section 4.04;

(11)Subordinated Obligations of the Company or any of its Subsidiaries if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the  Debt Service Ratio exceeds 1.375 to 1 for the most recently ended four fiscal quarters;

(12)Indebtedness of the Company or of any of its Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Subsidiaries outstanding under this clause (12) on the date of such Incurrence, does not exceed $75 million at any one time outstanding;

(13)[Reserved];

(14)Recourse Indebtedness (including any Refinancing Indebtedness Incurred in respect thereto) in an aggregate principal amount not to exceed $300.0 million at any one time outstanding;

(15)(A) Acquired Debt provided that on the date of such Incurrence after giving effect to such acquisition on a pro forma basis, either (i) the Debt Service Ratio exceeds 1.375 to 1 for the most recently ended four fiscal quarters or (ii) the Debt Service Ratio is no worse than such ratio immediately prior to such acquisition and (B) Refinancing Indebtedness Incurred in respect thereto;

(16)Hedging Obligations not entered into for speculative purposes;

(17)Indebtedness Incurred in connection with any Sale and Leaseback Transaction;

(18)unsecured Indebtedness of the Company to any Subsidiary or Indebtedness of any Subsidiary to the Company or another Subsidiary; provided that if the Company or a Subsidiary Guarantor Incurs Indebtedness to a Subsidiary that is not a Subsidiary Guarantor (except in respect of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Company and its Subsidiaries), such Indebtedness is subordinated in right of payment to the Obligations of the Company or such Subsidiary Guarantor in respect of the Securities;

(19)Indebtedness constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(20)Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the Plan of Reorganization or any other acquisition or disposition of any business, assets or a Subsidiary in accordance with the terms of this Indenture, other than, for the avoidance of doubt, guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(21)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(22)obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Company or any of its Subsidiaries in the ordinary course of business or consistent with past practice or industry practice; and

(23)Indebtedness in respect of any ordinary course cash management activities of the Company and its Subsidiaries.

(c)Notwithstanding Section 4.02(b), neither the Company nor any Subsidiary shall Incur any Indebtedness pursuant to Section 4.02(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary unless such Indebtedness shall (i) not be secured by a Lien on any property or asset and (ii) be subordinated in right of payment to the Securities or the applicable Note Guarantee to at least the same extent as such Subordinated Obligations.

(d)For purposes of determining compliance with this Section 4.02, a Guarantee by the Company or a Subsidiary of Indebtedness Incurred by the Company or a Subsidiary, as applicable, shall not be a separate Incurrence of Indebtedness for purposes of calculating any amount of

Indebtedness. For purposes of determining compliance with this Section 4.02, accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of deferred financing costs or original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or Preferred Stock, in the form of additional shares of Disqualified Stock of Preferred Stock, and the accretion or amortization of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, shall, in each case, not be deemed to be an Incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock.

Section 4.03Limitation on Asset Sales.

The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale (including a Collateral Disposition), unless:

(1)the Company (or the Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Stock issued or sold or otherwise disposed of; provided, that in the case of a Collateral Disposition of any Property set forth in Category 1 on Annex I hereto (or Capital Stock of a Subsidiary that, directly or indirectly, owns any such Property), the Company (or the Subsidiary) receives consideration at the time of the Asset Sale that is at least equal to the greater of (i) the release price of such Property set forth on Annex II hereto and (ii) the Fair Market Value of the Collateral sold or otherwise disposed of;

(2)at least 75% of the consideration received in the Asset Sale (other than an Asset Sale of Properties set forth in Category 4 on Annex I hereto that are owned by a Subsidiary of the Company and Category 8 on Annex I hereto) by the Company or such Subsidiary is in the form of cash or cash equivalents;

(3)funds in an amount equal to the Net Available Cash are deposited directly in a deposit account subject to a valid and perfected Lien in favor of the Collateral Agent free of any other Lien (other than the Lien of the Secured Debt Documents or any other Permitted Collateral Lien); and

(4)in the case of an Asset Sale of Capital Stock of a Subsidiary, such Asset Sale constitutes a disposition of all Capital Stock of such Subsidiary owned by the Company or any Subsidiary;

provided, that any Collateral Disposition constituting any Event of Loss, loss, destruction, damage, condemnation, confiscation, requisition, seizure, forfeiture or taking of title to or use of Collateral shall not be required to satisfy the conditions set forth in clauses (1) or (2) of this paragraph.

For the purposes of this Section 4.03, the following are deemed to be cash or cash equivalents:

(1)solely in the case of an Asset Sale not constituting a Collateral Disposition of Property Collateral, the assumption or discharge of  Indebtedness of the Company or of a Guarantor (other than unsecured Indebtedness, Junior Lien Debt, contingent liabilities and liabilities that are by their terms subordinated in right of payment to the Notes or any Subsidiary Guarantee and obligations in respect of Disqualified Stock of the Company) or any Indebtedness of any Subsidiary that is not a Guarantor (other than obligations in respect of Disqualified Stock of such Subsidiary) and the release of the Company, such Guarantor or such Subsidiary from all liability on such Indebtedness in connection with such Asset Sale;

(2)in the case of an Asset Sale of a Property set forth in Category 3, Category 4 or Category 7 on Annex I hereto by the Subsidiary or Joint Venture owning such Property, the principal amount of any Indebtedness of such Subsidiary or Joint Venture repaid with the proceeds of such Asset Sale solely to the extent such Indebtedness has been incurred pursuant to Section 4.02(b)(3), (8), or (9) and has been secured by a Permitted Lien on such Property and on the Capital Stock in such Subsidiary incurred pursuant to clause (2) of the definition of Permitted Liens; and

(3)any securities, notes or other obligations received by the Company or any Subsidiary from the transferee that are promptly converted by the Company or such Subsidiary into cash within 180 days of the closing of such Asset Sale, to the extent of cash received in that conversion.

The Company will not permit any Subsidiary to issue any Capital Stock of such Subsidiary to, or otherwise permit any such Capital Stock to be owned by, any Person other than the Company or any Subsidiary Guarantor, except upon a Collateral Disposition of all such Capital Stock to such a Person that complies with this Section 4.03.

Pending the final application of any Net Available Cash from an Asset Sale (including a Collateral Disposition but excluding any Asset Sale of a Property, or of the Capital Stock of a Subsidiary solely owning a Property, set forth in Category 8 on Annex I hereto) or a Joint Venture Disposition, upon the receipt by the Company or a Subsidiary of the Net Available Cash attributable to an Asset Sale or a Joint Venture Disposition, the Company shall cause, or shall cause such Subsidiary to cause, such amounts (such amounts, the “Pending Use Cash”) to be deposited directly by the Company or such Subsidiary in a deposit account subject to a valid and perfected Lien in favor of the Collateral Agent free of any other Lien (other than the Lien of the Secured Debt Documents or any other Permitted Collateral Lien), and the Pending Use Cash will constitute Collateral pending application as a Permitted Excess Cash Use or as hereinafter described.

Within 360 days (or 720 days with respect to an Event of Loss) after the actual receipt of any Net Available Cash by the Company or a Subsidiary from an Asset Sale (including an Event of Loss and a Collateral Disposition but excluding any Asset Sale of a Property, or of the Capital Stock of a Subsidiary solely owning a Property, set forth in Category 8 on Annex I hereto) or a Joint Venture Disposition, the Company (or the applicable Subsidiary, as the case may be) may apply such Net Available Cash (each such application a “Permitted Excess Cash Use”):

(A)to acquire all or substantially all of the assets of, or any Capital Stock of, another Related Business, if, after giving effect to any such acquisition of

Capital Stock, the Related Business is or becomes a Subsidiary of the Company (such assets or Capital Stock, “Related Business Assets”);

(B)to make a capital expenditure to construct or improve assets used or useful in a Related Business (such assets, “CapEx Assets”);

(C)to acquire other Additional Assets (such Related Business Assets, CapEx Assets, Additional Assets or Specified Property referenced in clauses (A), (B), (C) and (E), collectively, the “Permitted Excess Cash Use Assets”);

(D)to fund distributions to qualify, or maintain the qualification of the REIT or any other parent of the Company, as a real estate investment trust for U.S. federal income tax purposes as such Permitted Excess Cash Use in this clause (D) is approved in good faith by the Boards of Directors of both the Company and the REIT; provided that (x) the amount required to fund distributions shall take into account the extent to which the REIT may issue stock dividends that qualify for deduction under Code Section 561(a); (y) the aggregate cash amount under this clause (D) does not exceed $10 million in any calendar year; and (z) no Event of Default shall have occurred and be continuing or would occur as a consequence thereof; or

(E)to repay at a discount any Non-Recourse Mortgage Indebtedness or Recourse Indebtedness of any Excluded Non-Guarantor Subsidiary owning any Property that immediately prior to such repayment does not constitute Collateral (such Property, “Specified Property”) to the extent such Permitted Excess Cash Use in this clause (E) is approved in good faith by the Boards of Directors of both the Company and the REIT; provided that (x) as a result of such repayment, such Non-Recourse Mortgage Indebtedness or Recourse Indebtedness is satisfied and discharged in its entirety and, simultaneously with such repayment, all Liens on such Specified Property and any other property or assets of the Company or any Subsidiary securing such Indebtedness are released, (y) such Specified Property shall be deemed listed under Category 1 on Annex I hereto and the Company shall promptly deliver to the Collateral Agent the documents and certificates required by Section 4.14 and Article 12 of this Indenture and (z) no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

provided that (y) in the case of a Collateral Disposition of any Property set forth in Category 1 on Annex I hereto, the amount of Net Available Cash from such Collateral Dispositions after the Issue Date that is applied to any one or more Permitted Excess Cash Use Assets that are not deemed listed under “Category 1” on Annex I hereto pursuant to Section 4.14 shall not exceed $75.0 million in the aggregate, and (z) in the case of clauses (A), (B), (C) or (E), prior to or simultaneously with or within ten (10) Business Days after the acquisition or capital expenditure to construct or improve (or in the case of clause (E), the repayment of Indebtedness previously secured by) such Permitted Excess Cash Use Assets (or 45 days in the case of a mortgage), (i) (x) the Subsidiary owning such Permitted Excess Cash Use Assets (and each other Subsidiary owning (directly or indirectly) Capital Stock in such Subsidiary) shall be a Subsidiary Guarantor or become a Subsidiary Guarantor pursuant to Section 4.07 and (y) the Collateral Agent has been granted a valid, enforceable perfected first-priority security interest (subject only to Permitted Collateral Liens) in such Permitted Excess Cash Use Assets in accordance with Section 4.14 and (ii) in the manner specified in Section 12.02(c) and Section 12.04(e) of this Indenture, the Company or such Subsidiary Guarantor shall have executed and delivered to the Collateral Agent such Security Documents referred to therein or as shall otherwise be reasonably necessary to vest in the Collateral Agent a valid, enforceable perfected security interest or other Liens in or on such Permitted Excess Cash Use Assets and to have such Permitted Excess Cash Use Assets added to the Collateral, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions, if any) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Security Documents and an Officer’s Certificate and Opinion of Counsel as to the satisfaction of the foregoing requirements (such Opinions of Counsel and Officer’s Certificate also to be delivered to the Trustee); and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such Permitted Excess Cash Use Assets to the same extent and with the same force and effect.

Any Net Available Cash from any Asset Sale (including any Collateral Disposition but excluding any Asset Sale of a Property, or of the Capital Stock of a Subsidiary solely owning a Property, set forth in Category 8 on Annex I hereto) or a Joint Venture Disposition that is not applied as provided in, and within the applicable 360 day or 720 day time period set forth in, the preceding paragraph of this Section 4.03 will constitute “Asset Sale Excess Proceeds.” When the aggregate amount of Asset Sale Excess Proceeds exceeds $50.0 million (any aggregate amount of Asset Sale Excess Proceeds first exceeding such threshold amount being referred to as an “Asset Sale Trigger Event”), within ten Business Days thereof, the Company will (x) make an Asset Sale Excess Proceeds Offer to all Holders of Securities to purchase the maximum principal amount of Securities that may be purchased at the Asset Sale Excess Proceeds Offer Price in an amount equal to the portion of such Asset Sale Excess Proceeds equal to the sum of (i) the Pro Rata Percentage Amount with respect to such Asset Sale Excess Proceeds Offer applicable to the Securities plus (ii) the Asset Sale Excess Proceeds Other Secured Notes Unused Amount, if any, with respect to such Asset Sale Excess Proceeds Offer and (y) substantially concurrently therewith effect an Asset Sale Excess Proceeds Other Offer with respect to the Other Secured Notes in accordance with the Other Secured Notes Indenture. “Asset Sale Excess Proceeds Offer Price” means, as to any Securities to be purchased in any Asset Sale Excess Proceeds Offer, (i) an amount equal to 102% for Assets Sales of Collateral (other than any Event of Loss), (ii) an amount equal to 100% for Asset Sales of non-Collateral and (iii) an amount equal to 100% for Asset Sales constituting Events of Loss, in the case of each of clauses (i), (ii) and (iii), of the principal amount of the Securities plus accrued and unpaid interest, if any, to the Asset Sale Excess Proceeds Offer Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Asset Sale Excess Proceeds Offer Purchase Date). Such Asset Sale Excess Proceeds Offer will be payable in cash. For the avoidance of doubt, the Asset Sale Excess Proceeds Offer Price set forth in this paragraph shall override the optional redemption price set forth in Section 3.08 of this Indenture. The Company may, at its option, satisfy the foregoing obligations with respect to an Asset Sale Excess Proceeds Offer prior to the expiration of the applicable 360 day or 720 day period or prior to receiving more than $50.0 million of Asset Sales Excess Proceeds.

On the Asset Sale Excess Proceeds Offer Purchase Date, the Company will deposit with the Paying Agent and the paying agent under the Other Secured Notes Indenture, respectively,

such amount as will enable (i) the Trustee, to the extent of the Securities tendered in such Asset Sale Excess Proceeds Offer, to apply the portion of such Asset Sale Excess Proceeds equal to the sum of (x) the Pro Rata Percentage Amount with respect to such Asset Sale Excess Proceeds Offer applicable to the Securities plus (y) the Asset Sale Excess Proceeds Other Secured Notes Unused Amount, if any, with respect to such Asset Sale Excess Proceeds Offer to the repurchase, at the applicable Asset Sale Excess Proceeds Offer Price, of Securities validly tendered and accepted for purchase in the Asset Sale Excess Proceeds Offer and (ii) the Other Secured Notes Trustee, to the extent of Other Secured Notes validly tendered and accepted for purchase in the Asset Sale Excess Proceeds Other Offer, apply the portion of such Asset Sale Excess Proceeds equal to the sum of (x) the Pro Rata Percentage Amount with respect to such Asset Sale Excess Proceeds Other Offer applicable to the Other Secured Notes plus (y) the Asset Sale Excess Proceeds Securities Unused Amount. For the avoidance of doubt, the Company’s making of any Asset Sale Excess Proceeds Offer shall not constitute a redemption of Securities pursuant to Article 3 or paragraph 5 of the Securities.

If any Asset Sale Excess Proceeds remain after consummation of an Asset Sale Excess Proceeds Offer and the related Asset Sale Excess Proceeds Other Secured Notes Offer, the Company may use those Asset Sale Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate Asset Sale Excess Proceeds Offer Price payable with respect to the aggregate principal amount of Securities tendered into such Asset Sale Excess Proceeds Offer exceeds the sum of (x) the Pro Rata Percentage Amount with respect to such Asset Sale Excess Proceeds Offer applicable to the Securities plus (y) the Asset Sale Excess Proceeds Other Secured Notes Unused Amount, if any, with respect to such Asset Sale Excess Proceeds Offer, the Trustee will select the Securities to be purchased on a pro rata basis on the basis of the aggregate principal amount of validly tendered Securities. Upon surrender of a Security that is repurchased in part, the Company shall issue in the name of the applicable Holder and the Trustee shall authenticate for such Holder at the expense of the Company a new Security equal in principal amount to the non-repurchased portion of the Security surrendered. Upon completion of each Asset Sale Excess Proceeds Offer, the amount of Asset Sale Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Securities pursuant to an Asset Sale Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.03, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such compliance.

In the event that, pursuant to this Section 4.03 hereof, the Company shall be required to commence an offer (an “Asset Sale Excess Proceeds Offer”) to all Holders to purchase the maximum principal amount of Securities that may be purchased at the Asset Sale Excess Proceeds Offer Price with an amount equal to the sum of (x) the Pro Rata Percentage Amount with respect to such Asset Sale Excess Proceeds Offer applicable to the Securities plus (y) the Asset Sale Excess Proceeds Other Secured Notes Unused Amount, if any, with respect to such Asset Sale Excess Proceeds Offer (the “Asset Sale Excess Proceeds Offer Amount”), the Company shall follow the procedures specified below:

(a)The Asset Sale Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Asset Sale Excess Proceeds Offer Period”).  No later than five Business Days after the termination of the Asset Sale Excess Proceeds Offer Period (the “Asset Sale Excess Proceeds Offer Purchase Date”), the Company shall purchase and pay the Asset Sale Excess Proceeds Offer Price with respect to all Securities validly tendered and accepted for purchase, or if the amount of Securities validly tendered at the Asset Sale Excess Proceeds Offer Price with respect to all Securities validly tendered is greater than the Asset Sale Excess Proceeds Offer Amount, the Company shall purchase and pay for Securities validly tendered at the Asset Sale Excess Proceeds Offer Price in an aggregate amount equal to the Asset Sale Excess Proceeds Amount. Payment for any Securities so purchased shall be made in the manner prescribed in the Securities.

(b)Upon the commencement of an Asset Sale Excess Proceeds Offer, the Company shall send a written notice to each of the Holders with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Excess Proceeds Offer. The Asset Sale Excess Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Excess Proceeds Offer, shall state:

(1)that the Asset Sale Excess Proceeds Offer is being made pursuant to this Section 4.03 hereof, and the length of time the Asset Sale Excess Proceeds Offer shall remain open, including the time and date the Asset Sale Excess Proceeds Offer will terminate (the “Asset Sale Excess Proceeds Termination Date”);

(2)the Asset Sale Excess Proceeds Offer Price;

(3)that the aggregate amount to be applied to purchase the Securities in the Asset Sale Excess Proceeds Offer will consist of an amount equal to the Pro Rata Percentage Amount applicable to the Securities (and specifying such amount) plus, depending on the extent to which Other Secured Notes are not tendered in the Asset Sale Excess Proceeds Other Offer being conducted substantially concurrently with such Asset Sale Excess Proceeds Offer, an additional amount not to exceed the Pro Rata Percentage Amount applicable to the Other Secured Notes (and specifying such other amount);

(4)that any Security not tendered or accepted for payment shall continue to accrue interest;

(5)that, unless the Company defaults in making such payment, any Security accepted for payment pursuant to the Asset Sale Excess Proceeds Offer shall cease to accrue interest after the Asset Sale Excess Proceeds Offer Purchase Date;

(6)that Holders electing to have a Security purchased pursuant to any Asset Sale Excess Proceeds Offer shall be required to surrender the Security, properly endorsed for transfer, together with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed and such customary documents as the Company may reasonably request, to the Company or a Paying Agent at the address specified in the notice, before the Asset Sale Excess Proceeds Termination Date;

(7)that Holders shall be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, prior to the Asset Sale Excess Proceeds Termination Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

(8)that, if the aggregate principal amount of Securities surrendered by Holders at the Asset Sale Excess Proceeds Offer Price exceeds the Asset Sale Excess Proceeds Offer Amount, the Trustee shall select the Securities to be purchased on a pro rata basis on the basis of the aggregate principal amount of validly tendered Securities (with such adjustments as may be deemed appropriate by the Trustee so that only Securities in denominations of $1.00, or integral multiples of $1.00 in excess of $1.00, shall be purchased); and

(9)that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1.00 in principal amount or an integral multiple of $1.00 in excess of $1.00.

If any of the Securities subject to an Asset Sale Excess Proceeds Offer is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases.

Promptly after the Asset Sale Excess Proceeds Termination Date, the Company shall, to the extent lawful, accept for payment Securities or portions thereof tendered pursuant to the Asset Sale Excess Proceeds Offer in the aggregate principal amount required by this Section 4.03 hereof, and prior to the Asset Sale Excess Proceeds Offer Purchase Date the Company shall deliver to the Trustee an Officer’s Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.03.  Prior to 11:00 a.m., New York City time, on the Asset Sale Excess Proceeds Offer Purchase Date, the Company or the Paying Agent, as the case may be, shall mail or deliver to each tendering Holder an amount equal to the Asset Sale Excess Proceeds Offer Price with respect to the aggregate principal amount of the Securities validly tendered by such Holder and accepted by the Company for purchase, and the Company shall issue a new Security, and the Trustee shall authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Excess Proceeds Offer on or before the Asset Sale Excess Proceeds Offer Purchase Date.

Section 4.04Redemption Upon Release Trigger Event. No later than the fifth (5th) Business Day after the occurrence of a Release Trigger Event, the Company shall deliver an Officer’s Certificate to the Trustee specifying (i) such Release Trigger Event and the Collateral Release Excess Proceeds in respect thereof; (ii) any Property or Capital Stock that has become Excluded Released Property as a result of such Release Trigger Event; and (iii) any Subsidiary that has become an Excluded Non-Guarantor Subsidiary as a result of such Release Trigger Event. The Company will, within 25 Business Days after the receipt of Net Available Cash (other than (1) proceeds from (x) Recourse Indebtedness permitted to be incurred pursuant to Section 4.02(b)(14) or (y) Non-Recourse Mortgage Indebtedness permitted to be incurred pursuant to Section 4.02, in either case used solely for the construction or development of any Property that has been approved by the Boards of Directors of both the Company and the REIT and used for the purpose of financing a property development project, which shall not be subject to this Section 4.04 and (2) any Excluded Release Trigger Event Proceeds (as defined below) with respect to such Release Trigger Event) from any Release Trigger Event (such Net Available Cash, excluding any such proceeds specified in clause (1)(x) or (y) above and any Excluded Release Trigger Event Proceeds, the “Collateral Release Excess Proceeds”) in an aggregate amount that exceeds $25.0 million, (i) redeem (a “Collateral Release Excess Proceeds Redemption”) all or such portion of Securities at the redemption price set forth in Section 3.07 in effect on the redemption date including accrued and unpaid interest, if any, to the redemption date (the “Collateral Release Excess Proceeds Redemption Price”) (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date) (such redemption date, the “Collateral Release Excess Proceeds Redemption Date”); provided that the Collateral Release Excess Proceeds Redemption Date shall be at least five (5) Business Days after the expiration date of the Collateral Release Excess Proceeds Offer with respect to such Release Trigger Event required to be made by the Company to the Other Secured Noteholders pursuant to the Other Secured Notes Indenture; and (ii) substantially concurrently therewith, effect a Collateral Release Excess Proceeds Offer with respect to the Other Secured Notes in accordance with the Other Secured Notes Indenture in an amount equal to the Pro Rata Percentage Amount applicable to the Other Secured Notes with respect to such Release Trigger Event. The principal amount of Securities to be redeemed on the Collateral Release Excess Proceeds Redemption Date shall be the maximum principal amount of Securities for which the aggregate Collateral Release Excess Proceeds Redemption Price does not exceed the sum of (i) the Pro Rata Percentage Amount applicable to the Securities with respect to such Release Trigger Event plus (ii) the Collateral Release Excess Proceeds Other Secured Notes Unused Amount. For the avoidance of doubt, upon completion of each Collateral Release Excess Proceeds Redemption and the substantially concurrent Collateral Release Excess Proceeds Offer, there will remain no unapplied amount of such Collateral Release Excess Proceeds. The Company may, at its option, satisfy the foregoing obligations with respect to a Collateral Release Excess Proceeds Redemption and concurrent Collateral Release Excess Proceeds Offer prior to having more than $25.0 million of Collateral Release Excess Proceeds.

For purposes of this Section 4.04, “Excluded Release Trigger Event Proceeds” means, with respect to any Release Trigger Event, such portion of the Net Available Cash of any Release Trigger Event (not to exceed 30% of such Net Available Cash) as the Company shall, at its option, with the approval of the Boards of Directors of both the Company and the REIT, use to repay at a discount Non-Recourse Mortgage Indebtedness or Recourse Indebtedness of any Excluded Non-Guarantor Subsidiary owning any Property that immediately prior to such repayment does not constitute Collateral (such Property, “Trigger Release Replacement Property”); provided that (i) as a result of such repayment, such Non-Recourse Mortgage Indebtedness or Recourse Indebtedness is satisfied and discharged in its entirety and, simultaneously with such repayment, all Liens on such Trigger Release Replacement Property and any other property or assets of the Company or any Subsidiary securing such Indebtedness are released; (ii) no Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (iii) such Trigger Release Replacement Property shall be deemed listed under Category 1 on Annex I hereto and the Company shall promptly deliver to the Collateral Agent the documents and certificates required by Section 4.14 and Article 12 of this Indenture; and (iv) prior to or simultaneously with or within ten (10) Business Days after the repayment of the Indebtedness previously secured by such Trigger Release Replacement Property (or 45 days in the case of a mortgage), (i) (x) the Subsidiary owning such Trigger Release Replacement Property (and each other Subsidiary owning (directly or indirectly) Capital Stock in such Subsidiary) shall be a Subsidiary Guarantor or become a Subsidiary Guarantor pursuant to Section 4.07 and (y) the Collateral Agent has been granted a valid, enforceable perfected first-priority security interest (subject only to Permitted Collateral Liens) in such Trigger Release Replacement Property in accordance with Section 4.14 and (ii) in the manner specified in Section 12.02(c) and Section 12.04(e) of this Indenture, the Company or such Subsidiary Guarantor shall have executed and delivered to the Collateral Agent such Security Documents referred to therein or as shall otherwise be reasonably necessary to vest in the Collateral Agent a valid, enforceable perfected security interest or other Liens in or on such Trigger Release Replacement Property and to have such Trigger Release Replacement Property added to the Collateral, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions, if any) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Security Documents and an Officer’s Certificate and Opinion of Counsel as to the satisfaction of the foregoing requirements (such Opinions of Counsel and Officer’s Certificate also to be delivered to the Trustee); and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such Trigger Release Replacement Property in the same extent and with the same force and effect. For the avoidance of doubt, Excluded Release Trigger Event Proceeds shall not be Collateral Release Excess Proceeds subject to this Section 4.04.

Pending the final application of any Net Available Cash from any Collateral Release Excess Proceeds Redemption, upon the actual receipt by the Company or a Subsidiary of the Net Available Cash attributable to Collateral Release Excess Proceeds, (i) the Company will notify the Collateral Agent of such receipt and (ii) the Company shall cause, or cause such Subsidiary to cause, such amounts (such amounts, the “Pending Redemption Cash”) to be deposited directly by the Company or such Subsidiary in a deposit account subject to a valid and perfected Lien in favor of the Collateral Agent free of any other Lien (other than the Lien of the Secured Debt Documents or any other Permitted Collateral Lien), and the Pending Redemption Cash will constitute Collateral pending application in the Collateral Release Excess Proceeds Redemption or Collateral Release Excess Proceeds Offer.

On the Collateral Release Excess Proceeds Redemption Date, the Company will deposit with the Trustee such respective portions of the Collateral Release Excess Proceeds as will enable the Trustee, to the extent of the Securities to be redeemed in such Collateral Release Excess Proceeds Redemption, to apply the portion of such Collateral Release Excess Proceeds equal to the product of (x) the amount of the Securities to be redeemed in the Collateral Release Excess Proceeds Redemption and (ii) the Collateral Release Excess Proceeds Redemption Price plus accrued and unpaid interest to but excluding the Collateral Release Excess Proceeds Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Any Collateral Release Excess Proceeds Redemption shall be made pursuant to the provisions of Article 3.

Section 4.05Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any of its Subsidiaries to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company in an amount greater than $1.0 million in any transaction or series of related transactions (an “Affiliate Transaction”) unless:

(1)the terms of the Affiliate Transaction are not materially less favorable to the Company or such Subsidiary than those that could reasonably be expected to be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;

(2)if such Affiliate Transaction involves an amount in excess of $5.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a Board Resolution; and

(b)The provisions of Section 4.05(a) shall not prohibit:

(1)any employment agreement or other employee compensation plan or arrangement in existence on the Issue Date or entered into thereafter in the ordinary course of business including any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

(2)loans or advances to employees (or cancellations thereof) in the ordinary course of business in accordance with the past practices of the Company or its Subsidiaries, but in any event not to exceed $1.0 million in the aggregate outstanding at any one time;

(3)advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures, in each case in the ordinary course of business of the Company or any of its Subsidiaries;

(4)the payment of reasonable compensation and fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries;

(5)any transaction between the REIT, the Company, the Operating Partnership and/or their respective Subsidiaries;

(6)indemnities of officers, directors and employees of the Company or any Subsidiary consistent with applicable charter, by-law or statutory provisions;

(7)the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company or the receipt by the Company of a cash capital contribution from its stockholders;

(8)transactions with Joint Ventures, customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, provided that in the reasonable determination of the Board of Directors or the senior management of the Company, such transactions are on terms not materially less favorable to the Company or the relevant Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company;

(9)transactions between the Company or any Subsidiary and any Person, a director of which is also a director of the Company or any director or indirect parent company of the Company, and such director is the sole cause for such Person to be deemed an Affiliate of the Company or any Subsidiary; provided, however, that such director shall abstain from voting as a director of the Company or such direct or indirect parent company, as the case may be, on any matter involving such other Person;

(10)any transaction with Affiliates pursuant to arrangements in existence on the Issue Date pursuant to which those Affiliates own, or are entitled to acquire, working, overriding royalty or other similar interests in particular properties operated by the Company or any Subsidiary or in which any of the Company or one or more Subsidiaries also own an interest;

(11)mergers, consolidations or sales of all or substantially all assets permitted by, and complying with, the provisions of Section 5.01, 5.02 and 5.03;

(12)the execution of the restructuring transactions pursuant to the Plan of Reorganization and the payment of all fees and expenses related thereto or required by the Plan of Reorganization; and

(13)transactions undertaken in good faith by the Company for the purpose of improving the consolidated tax efficiency of the Company and its Subsidiaries and not for the purpose, or with the effect, of circumventing any provision set forth in this Indenture.

Section 4.06Liens and Negative Pledge. The Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to:

(a)Incur or suffer to exist any Lien (other than Permitted Collateral Liens) on any Collateral or any Liens (other than Permitted Liens) on any other Properties, or any direct or indirect ownership interest of the Company or any Subsidiary in any Person owning any Collateral or any Property, whether owned at the Issue Date or thereafter acquired, other than Permitted Collateral Liens (in the case of Collateral) or Permitted Liens (in the case of any other Property); or

(b)permit any Collateral or any other properties or assets held by the Company or any Subsidiary, as applicable, to be subject to a Negative Pledge (other than pursuant to the Secured Debt Documents), other than (i) any properties or assets held by any Excluded Non-Guarantor Subsidiary or (ii) any Excluded Property.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (7) of the definition of Indebtedness.

Section 4.07Future Guarantors. The Company and each Subsidiary shall cause each Subsidiary that is not already a Subsidiary Guarantor (other than any Excluded Non-Guarantor Subsidiary) to, within 30 calendar days of the date on which such Person became such a Subsidiary, (i) execute and deliver to the Trustee and the Collateral Agent, if applicable, a Guaranty Supplemental Indenture pursuant to which such Subsidiary shall Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture and a joinder to the Collateral Agency and Intercreditor Agreement and (ii) deliver to the Trustee an Opinion of Counsel satisfactory to the Trustee as to the authorization, execution and delivery by such Subsidiary of such Guaranty Supplemental Indenture and such joinder and the validity and enforceability against such Subsidiary of this Indenture (including the Note Guarantee of such Subsidiary) and the Collateral Agency and Intercreditor Agreement. The Company and each Subsidiary shall cause each Subsidiary that guarantees any Other Secured Notes Obligations to, at the same time, (i) execute and deliver to the Trustee and the Collateral Agent, if applicable, a Guaranty Supplemental Indenture pursuant to which such Subsidiary shall Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture and a joinder to the Collateral Agency and Intercreditor Agreement and (ii) deliver to the Trustee an Opinion of Counsel satisfactory to the Trustee as to the authorization, execution and delivery by such Subsidiary of such Guaranty Supplemental Indenture and such joinder and the validity and enforceability against such Subsidiary of this Indenture (including the Note Guarantee of such Subsidiary) and the Collateral Agency and Intercreditor Agreement.

Section 4.08Compliance Certificate. The Company shall deliver to the Trustee within the later of (a) 120 days after the end of each fiscal year of the Company or (b) five (5) days after the filing with the SEC of the applicable Form 10-K (or any successor or comparable form) pursuant to Section 4.12 by the Reporting Entity, an Officer’s Certificate of the Company stating that in the course of the performance by the signer of his or her duties as an Officer of the Company they would normally have knowledge of any Default and whether the signer knows of any Default that occurred during such fiscal year. If the signer is aware of a Default, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company shall comply with TIA § 314(a)(4) and deliver the certificate referred to in such section of the TIA, which certificate shall be delivered to the Trustee within the later of (a) 120 days after the end of each fiscal year of the Company or (b) five (5) days after the filing with the SEC of the applicable Form 10-K (or any successor or comparable form) pursuant to Section 4.12 by the Reporting Entity. For purposes of this Section 4.08, the “fiscal year” of the Company means a calendar year ending December 31.

Section 4.09Further Instruments and Acts.

(a)Upon reasonable request of the Trustee, the Company will, and will cause each of its Subsidiaries to, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

(b)Promptly upon reasonable request by the Collateral Agent, the Company shall, and the Company shall cause each of its Subsidiaries to, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, deeds of covenants, collateral agency agreements, deeds of trust, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Collateral Agent may require from time to time in order to (i) carry out more effectively the purposes of any Security Document, (ii) subject to the Liens created by any of the Security Documents any of the properties, rights or interests intended to be covered by any of the Security Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens intended to be created thereby, and (iv) better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Collateral Agent the rights granted or now or hereafter intended to be granted to the Collateral Agent under the Security Documents.

(c)Upon reasonable request of the Collateral Agent at any time after an Event of Default has occurred and is continuing, the Company shall, and shall cause each of its Subsidiaries to, (i) permit the Collateral Agent or any advisor, auditor, consultant, attorney or representative acting for the Collateral Agent, upon reasonable notice to the Company or such Subsidiary, as applicable, and during normal business hours, to visit and inspect any Collateral to the Company or such Guarantor, as applicable, to review, make extracts from and copy the books and records of to the Company or such Subsidiary, as applicable, relating to any such property, and to discuss any matter pertaining to any such property with the officers and employees of the Company or such Subsidiary, as applicable, and (ii) deliver to the Collateral Agent such reports, including valuations to the extent previously available, relating to any such property or any Lien thereon as the Collateral Agent may request. The Company will promptly reimburse the Trustee and Collateral Agent for all costs and expenses incurred by the Trustee or Collateral Agent in connection therewith, including all reasonable fees and charges of any advisors, auditors, consultants, attorneys or representatives acting for the Trustee or for the Collateral Agent.

Section 4.10Insurance. The Company will, and will cause each of the Company’s Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance (including property insurance, liability insurance, business interruption insurance, and workers' compensation insurance) in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Subject to the Security Documents and the Collateral Agency and Intercreditor Agreement, the loss payable clauses or provisions in said insurance policy or policies insuring any of the Collateral shall be endorsed in favor of the Collateral Agent as its interests in the Collateral may appear and any such liability policies shall name the Collateral Agent as “additional insureds” (except no endorsements shall be required with respect to worker’s compensation policies) and any casualty insurance policies shall name the Collateral Agent as a “loss payee”, and also provide that the insurer will endeavour to give at least thirty (30) days prior notice of any cancellation (or at least ten (10) days’ notice of any cancellation due to non-payment) to the Collateral Agent, it being understood that the Company shall be afforded a period of sixty (60) days following the Issue Date to comply with this Section 4.10 (or such longer period approved by the Collateral Agent). Upon reasonable request of the Collateral Agent, the Company shall, and shall cause each of its Subsidiaries to, furnish to the Collateral Agent such information relating to its property and liability insurance carriers as may be requested by the Collateral Agent from time to time. Notwithstanding the foregoing, the Company and its Subsidiaries may self-insure with respect to such risks with respect to which companies of established reputation in the same general line of business in the same general area usually self-insure.

Section 4.11Impairment of Security Interest.

Each of the Guarantors will not and the Company will not, and Company will not permit any of its Subsidiaries to, directly or indirectly:

(1)take or omit to take, any action which action or omission could be reasonably expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Collateral Agent and the holders of the Secured Obligations; or

(2)grant to any Person other than the Collateral Agent, for the benefit of the Trustee, the Other Secured Notes Trustee and the other holders of the Secured Obligations, any interest whatsoever in any of the Collateral;

in each case, other than in connection with the creation of Permitted Collateral Liens.

Section 4.12Reports and Other Information.

(a)For so long as any Securities are outstanding, the Company shall deliver to the Trustee a copy of all of the information and reports referred to below (within the time periods specified in the SEC’s rules and regulations that would apply if the Company were required to file with the SEC as a “non-accelerated filer”; provided that if the Reporting Entity (as defined below) is filing such information and reports with the SEC, within the time periods specified in the SEC rules and regulations for such  Reporting Entity):

(1)annual reports of the Reporting Entity (as defined below) for such fiscal year containing the information that would have been required to be contained in an annual report on Form 10-K (or any successor or comparable form) if the Reporting Entity had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the SEC;

(2)quarterly reports of the Reporting Entity for each of the first three fiscal quarters of each fiscal year thereafter containing the information that would have been required to be contained in a quarterly report on Form 10-Q (or any successor or comparable form) if the Reporting Entity had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the SEC; and

(3)current reports of the Reporting Entity containing substantially all of the information that would be required to be filed in a current report on Form 8-K under the Exchange Act on the Issue Date pursuant to Sections 1, 2 and 4, Items 5.01, 5.02(a), (b) and (c) and Item 9.01(a) and (b) (only to the extent relating to any of the foregoing) of Form 8-K if the Reporting Entity had been a reporting company under the Exchange Act.

In addition to providing such information to the Trustee, the Company shall make available to the Holders, prospective investors, bona fide market makers and securities analysts the information required to be provided pursuant to the foregoing clauses (1), (2) and (3), by posting such information to its website (or the website of any of the Company’s parent companies, including the Reporting Entity) or on IntraLinks or any comparable online data system or website.

Notwithstanding the foregoing, (A) neither the Company nor any Reporting Entity that is not subject to Section 13 or 15(d) of the Exchange Act will be required to deliver any information, certificates or reports that would otherwise be required by (i) Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K or (ii) Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-generally accepted accounting principles financial measures contained therein and (B) such reports will not be required to contain audited or unaudited condensed consolidating financial information in the notes to the audited or unaudited financial statements required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X or include any exhibits or certifications required by Form 10-K, Form 10-Q or Form 8-K (or any successor or comparable forms) or related rules under Regulation S-K; provided that for the avoidance of doubt if the Reporting Entity is not the Company, such Reporting Entity will continue to be required to deliver the information described in clause (2) of Section 4.12(b) in either the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section or other such non-financial statement section of such report or as otherwise permitted pursuant to clause (b) below.

(b)The financial statements, information and other documents required to be provided as described in this Section 4.12 may be those of (i) the Company or (ii) any direct or indirect parent of the Company (any such entity described in clause (i) or (ii), a “Reporting Entity”), so long as in the case of clause (ii) either (1) such direct or indirect parent of the Company shall not conduct, transact or otherwise engage, or commit to conduct, transact or otherwise engage, in any business or operations other than its direct or indirect ownership of all of its equity interests in, and its management of, the Company or (2) if otherwise, the financial information so delivered shall be accompanied by (which may be included in a separate supplement that is not filed with the SEC so long as such supplement is made publicly available on the Company or the REIT’s website) a reasonably detailed description of the quantitative differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand, with such reasonably detailed description including: (x) condensed consolidating financial information for the REIT, on an unconsolidated basis, the Operating Partnership, on an unconsolidated basis, the New Bank Claim Borrower and its Subsidiaries on a consolidated basis, the Company and its Subsidiaries on a consolidated basis,  intercompany eliminations and consolidation entries and the REIT and its subsidiaries on a consolidated basis, (y) the portfolio level financial information by property category (including by malls, other and total) as contained on slide 31 of Exhibit 99.2 (Presentation to the Ad Hoc Group dated July 2020) to the Current Report on Form 8-K filed by the REIT and the Operating Partnership with the SEC on August 19, 2020 and (z) the occupancy rate and sales per square foot operating statistics by the same property categories used in the preceding clause (y); provided, that in case of clause (x), no such information shall be required to be provided for any periods ending prior to the Issue Date and in the case of clauses (y) and (z), such information shall be provided initially for the years ended January 1, 2019, 2020 and 2021 (in each case, to the extent available) and thereafter for the same interim financial statement periods and annual financial statement periods included in the applicable quarterly or annual report required to be provided pursuant to Section 4.12(a).

(c)The Company will make such information available electronically to prospective investors upon request. The Company shall, for so long as any Securities remain outstanding during any period when it is not or any Reporting Entity is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)Notwithstanding the foregoing, the Company will be deemed to have delivered such reports and information referred to in this Section 4.12 to the Holders, prospective investors, market makers, securities analysts and the Trustee for all purposes of this Indenture if the Company or another Reporting Entity has filed such reports with the SEC via the EDGAR filing system (or any successor system) and such reports are publicly available. In addition, the requirements of this Section 4.12 shall be deemed satisfied and the Company will be deemed to have delivered such reports and information referred to in this Section 4.12 to the Trustee, Holders, prospective investors, market makers and securities analysts for all purposes of this Indenture by the posting of reports and information that would be required to be provided on the Company’s website (or that of any of the Company’s parent companies, including the Reporting Entity).  Notwithstanding the foregoing, the Trustee shall have no obligation to monitor or confirm, on a continuing basis or otherwise, whether the Company posts such reports, information and documents on the Company’s website (or that of any of the Company’s parent companies, including the Reporting Entity) or the SEC’s EDGAR service, or collect any such information from the Company’s (or any of the Company’s parent companies’) website or the SEC’s EDGAR service. The Trustee shall have no liability or responsibility for the content, filing or timeliness of any report delivered or filed under or in connection with this Indenture or the transactions contemplated thereunder.

(e)Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.12 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s, any Subsidiary Guarantors’ or any other Person’s compliance with any of its covenants under this Indenture or the Securities (as to which the Trustee is entitled to rely exclusively on the Officer’s Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provision of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.

Section 4.13[Reserved.]

Section 4.14After-Acquired Property. If at any time the Company or any of its Subsidiaries acquires or otherwise owns any asset or property (other than Collateral or Excluded Property) constituting Property or Capital Stock or material other After-Acquired Property (except as otherwise provided under Section 4.03 or any Property acquired solely with proceeds from an issuance of Capital Stock of the REIT contributed by the REIT to the Company or the applicable Guarantor), both:

(x)(i) if the Capital Stock so acquired or otherwise owned is Capital Stock of a Joint Venture, the Subsidiary that acquires such Capital Stock shall be a Subsidiary Guarantor or become a Subsidiary Guarantor to the extent (A) required pursuant to Section 4.07 and (B) such guarantee is permitted by the agreements governing such Joint Venture and any agreement governing Indebtedness of such Joint Venture provided that the Company shall use its commercially reasonable efforts in good faith to cause such guarantee to be permitted, and any Property owned by such Joint Venture shall be deemed listed under “Category 4” on Annex I hereto, (ii) if any Property so acquired or otherwise owned (directly or through the acquisition of Capital Stock) is Excluded After-Acquired Property owned by a Subsidiary of a Subsidiary, then such applicable Property shall be deemed listed under “Category 4” on Annex I hereto and the Subsidiary that owns the Capital Stock of the Subsidiary that directly owns such Property shall be a Subsidiary Guarantor to the extent required or become a Subsidiary Guarantor pursuant to Section 4.07 and (iii) if any Property so acquired or otherwise owned (directly or through the acquisition of Capital Stock) is owned by a Subsidiary and is not subject to a Lien securing Non-Recourse Mortgage Indebtedness at the time of acquisition, (A) such Subsidiary (and each other Subsidiary owning (directly or indirectly) Capital Stock in such Subsidiary) shall be a Subsidiary Guarantor or become a Subsidiary Guarantor pursuant to Section 4.07 and (B) such Property shall be deemed listed under “Category 1” on Annex I hereto, and

(y) the Company or such Subsidiary shall cause a valid, enforceable, perfected (except, in the case of personal property, to the extent not required by this Indenture or the Security Documents) first priority Lien in or on such After-Acquired Property (subject only to Permitted Collateral Liens) to vest in the Collateral Agent, as security for the Secured Obligations, and execute and deliver to the Collateral Agent the following documents and certificates and any other documents and certificates required by this Section 4.14, Article 12 or any other provision of this Indenture:

(1)to the extent such After-Acquired Property constitutes Property deemed listed under “Category 1” on Annex I hereto, (x) a Mortgage with respect to such After-Acquired Property, dated a recent date and substantially in the respective form attached as Exhibit C (such Mortgage having been duly received for recording in the appropriate recording office),  (y) Security Documents with respect to all personal property of the Company or such Subsidiary, as applicable, dated such date and, based on the type and location of the property subject thereto, substantially in the form and with substantially the terms of the applicable Security Documents entered into on the Issue Date (such Security Documents (or financing statements in respect thereof) having been duly received for recording in the appropriate recording office), in each case, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Mortgage, and other Security Documents (such Opinions of Counsel also to be delivered to the Trustee) and (z) the remaining Real Property Collateral Requirements;

(2)to the extent such After-Acquired Property constitutes Capital Stock, a stock pledge or other Security Documents granting a security interest in the Capital Stock and all other personal property of the Company or such Subsidiary, as applicable, dated such date and, based on the type and location of the property subject thereto, substantially in the form and with substantially the terms of, and perfection steps required by, the applicable Security Documents entered into on the Issue Date (such Security Documents (or financing statements in respect thereof) having been duly received for recording in the appropriate recording office), in each case, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Security Documents; provided that to the extent that the pledge of Capital Stock in a Joint Venture is not permitted by the agreements governing such Joint Venture or any agreement governing Indebtedness of such Joint Venture, the Company shall only be required to use commercially reasonable efforts in good faith to provide a pledge of such Capital Stock in such Joint Venture;

(3)to the extent of any material After-Acquired Property other than Property or Capital Stock, Security Documents with respect thereto, dated such date and, based on the type and location of the property subject thereto, substantially in the form and with substantially the terms of, and perfection steps required by, the applicable Security Documents entered into on the Issue Date (such Security Documents (or financing statements in respect thereof) having been duly received for recording in the appropriate recording office), in each case, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Security Documents;

(4)to the extent such After-Acquired Property is deemed listed under Category 1 on Annex I hereto, title and extended coverage mortgagee title insurance covering such Property, in an amount equal to no less than the Fair Market Value of such Property and such other Real Property Collateral Requirements as the Collateral Agent may reasonably require; and

(5)an Officer’s Certificate and Opinion of Counsel as to satisfaction of the foregoing requirements (such Officer’s Certificate and Opinion of Counsel also to be delivered to the Trustee);

and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.

Section 4.15No Restrictive Agreements.

(a)The Company will exercise commercially reasonable efforts in good faith so that it will not, and will not permit any of its Subsidiaries to, enter into any Joint Venture after the Issue Date governed by any agreement, or after the Issue Date amend any agreement governing any Joint Venture, to the extent such agreement prohibits (or, in the case of an amendment, prohibits to a greater extent than the existing agreement) (i) the pledge to secure the Secured Obligations of the Capital Stock in any Subsidiary directly or indirectly owning Capital Stock in, such Joint Venture or (ii) such Subsidiary or any Subsidiary owning Capital Stock (directly or indirectly) in such Subsidiary from being or becoming a Subsidiary Guarantor (it being understood that no such Subsidiary Guarantee shall be required if, notwithstanding the use of commercially reasonable efforts in good faith, the joint venture partner(s) do not permit such Subsidiary Guarantee).

(b)The Company will exercise commercially reasonable efforts in good faith so that it will not, and will not permit any Subsidiary to, incur any Indebtedness after the Issue Date governed by any agreement, or after the Issue Date amend any agreement governing Indebtedness, to the extent such agreement prohibits (or, in the case of an amendment, prohibits to a greater extent than the existing agreement) (i) the pledge to secure the Secured Obligations of the Capital Stock in any Person directly or indirectly owning Capital Stock in, such Subsidiary or (ii) such Subsidiary or any Subsidiary owning such Capital Stock (directly or indirectly) in such Subsidiary from being or becoming a Subsidiary Guarantor (it being understood that no such Subsidiary Guarantee shall be required if, notwithstanding the use of commercially reasonable efforts, the applicable lenders do not permit such Subsidiary Guarantee).

Section 4.16Existence.

Except as otherwise permitted pursuant to the terms hereof (including consolidation and merger permitted by Section 5.01), the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, partnership, limited liability company or other existence, and shall do or cause to be done all things necessary to keep in full force and effect the existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of any such Subsidiary; provided, however, that shall not be required to preserve the existence of any of its Subsidiaries if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

Article 5
Successor Company

Section 5.01Company and Guarantors May Consolidate, Etc., Only on Certain Terms.

(a)Other than in connection with and pursuant to the express written terms of the Plan of Reorganization, the Company shall not, in any transaction or series of related transactions, consolidate or amalgamate with or merge into any Person or sell, lease, assign, transfer or otherwise convey all or substantially all its assets to any Person, in each case, unless:

(1)either (A) the Company shall be the continuing Person (in the case of a merger), or (B) the successor Person (if other than the Company) formed by or resulting from such consolidation, amalgamation or merger, or to which such sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company is made, (i) shall be a corporation, limited liability company or partnership organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; and (ii) shall, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed by such successor Person and delivered to the Trustee, in form satisfactory to the Trustee, expressly assume the due and punctual performance and observance of the payment and other obligations in this Indenture and the outstanding Securities and the Security Documents, on the part of the Company to be performed or observed;

(2)immediately after giving effect to such transaction, no Default or Event of Default, shall have occurred and be continuing;

(3)the successor Person shall take such action (or agree to take such action) as may be reasonably necessary to cause any property or assets that constitute Collateral owned by or transferred to the successor Person to be subject to the Liens securing the Secured Obligations in the manner and to the extent required under the Secured Debt Documents and shall deliver an Opinion of Counsel as to the enforceability of any amendments, supplements or other instruments with respect to the Secured Debt Documents to be executed, delivered, filed and recorded, as applicable, and such other matters as the Trustee or Collateral Agent, as applicable, may request; and

(4)the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction complies with, and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.

For purposes of the foregoing, any sale, lease, assignment, transfer or other conveyance of all or any of the assets of one or more Subsidiaries of the Company (other than to the Company or another Subsidiary), which, if such assets were owned by the Company would constitute all or substantially all of the Company’s assets, shall be deemed to be the conveyance of all or substantially all of the assets of the Company to any Person.

(b)Other than in connection with and pursuant to the express written terms of the Plan of Reorganization or as otherwise permitted under this Indenture, the Operating Partnership shall not, and the Company shall not permit any Subsidiary Guarantor to, sell or otherwise dispose of all or substantially all of the assets of any Subsidiary Guarantor, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Company or another Guarantor) unless either:

(1)immediately after giving effect to such transaction or transactions, on a pro forma basis (and treating any Indebtedness which becomes an Obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction) no Default shall have occurred and be continuing;

(2)the Person acquiring the assets in such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) (the “Successor Guarantor”) (A) shall be a Person organized and existing under the laws of the jurisdiction under which the Guarantor was organized or under the laws of the United States of America, or any state thereof or the District of Columbia and (B) assumes all obligations of the Guarantor under its Note Guarantee in this Indenture and all Security Documents to which it is a party pursuant to agreements or instruments satisfactory in form to the Trustee;

(3)in the case of the Subsidiary Guarantor, the Successor Guarantor, if applicable, shall take such action (or agree to take such action) as may be reasonably necessary to cause any property or assets that constitute Collateral owned by or transferred to the Successor Guarantor to be subject to the Liens securing the Secured Obligations in the manner and to the extent required under the Secured Debt Documents and shall deliver an Opinion of Counsel as to the enforceability of any amendments, supplements or other instruments with respect to the Secured Debt Documents to be executed, delivered, filed and recorded, as applicable, and such other matters as the Trustee or Collateral Agent, as applicable, may request; and

(4)the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction complies with and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.

(5)solely in the case of a Subsidiary Guarantor (and not in the case of the Operating Partnership), the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all of the assets of the Guarantor (in each case other than to the Company or a Subsidiary Guarantor) otherwise permitted by Section 4.03 and the other provisions of this Indenture and the Net Available Cash of such sale or other disposition are applied in accordance with Section 4.03 and the other provisions of this Indenture.

Section 5.02REIT May Consolidate, Etc., Only on Certain Terms.

The REIT shall not, in any transaction or series of related transactions, consolidate or amalgamate with or merge into any Person or sell, lease, assign, transfer or otherwise convey all or substantially all its assets to any Person, in each case, unless:

(1)either (A) the REIT shall be the continuing Person (in the case of a merger), or (B) the successor Person (if other than the REIT) formed by or resulting from such consolidation, amalgamation or merger, or to which such sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the REIT is made, (i) shall be a corporation, limited liability company or partnership organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; and (ii) shall, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed by such successor Person and delivered to the Trustee, in form satisfactory to the Trustee, expressly assume the due and punctual performance and observance of the payment and other obligations in this Indenture and the Limited Guarantee on the part of the REIT to be performed or observed;

(2)immediately after giving effect to such transaction, no Default or Event of Default, shall have occurred and be continuing; and

(3)the REIT shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, sale, lease, assignment, transfer or other conveyance and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

For purposes of the foregoing, any sale, lease, assignment, transfer or other conveyance of all or any of the assets of one or more Subsidiaries of the REIT (other than to the REIT or another Subsidiary), which, if such assets were owned by the REIT would constitute all or substantially all of the REIT’s assets, shall be deemed to be the conveyance of all or substantially all of the assets of the REIT to any Person.

Section 5.03Successor Person Substituted for Company or REIT.

If the Company or the REIT shall, in any transaction or series of related transactions, consolidate or amalgamate with or merge into any Person or sell, lease, assign, transfer or otherwise convey all or substantially all its assets to any Person, in each case in accordance with Section 5.01(a) or Section 5.02, as applicable, the successor Person formed by or resulting from such consolidation, amalgamation or merger or to which such sale, lease, assignment, transfer or other conveyance of all or substantially all of the properties and assets of the Company or the REIT, as applicable, is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the REIT, as applicable, under this Indenture, with the same effect as if such successor Person had been named as the Company or the REIT, as applicable, herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and all outstanding Securities and the Security Documents. The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such Person and such release of the Company or the REIT, as applicable.

Article 6
Defaults and Remedies

Section 6.01Events of Default. An “Event of Default” occurs if one of the following shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be involuntary or be effected by operation of law):

(1)the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

(2)the Company (A) defaults in the payment of the principal of, or premium on, if any, any Security when the same becomes due and payable at its Stated Maturity, upon optional or mandatory redemption, upon declaration of acceleration or otherwise, or (B) fails to purchase Securities when required pursuant to this Indenture;

(3)[reserved];

(4)the Company, the REIT (solely with respect to the Limited Guarantee) or any Guarantor fails to comply with any of its agreements contained in the Securities, this Indenture (other than those referred to in clause (1) or (2) above) or any Security Document and such failure continues for 30 days after the notice specified below; provided, that in the case of a failure to comply with Section 4.12 of this Indenture, such period of continuance of such default shall be 90 days after the notice specified below;

(5)Any Indebtedness (other than the Other Secured Notes) of the Company, the REIT, any Guarantor or any Significant Subsidiary that is or becomes recourse to the Company, the REIT, any Guarantor or any Significant Subsidiary is not paid within any applicable grace or cure period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $150.0 million, or its foreign currency equivalent at the time, and such acceleration continues for 30 days after the notice specified below;

(6)the Company, any Guarantor, the REIT or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)commences a voluntary case;

(B)consents to the entry of an order for relief against it in an involuntary case;

(C)consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D)makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

(7)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)is for relief against the Company, the REIT, any Guarantor or any Significant Subsidiary in an involuntary case;

(B)appoints a Custodian of the Company, the REIT, any Guarantor or any Significant Subsidiary or for any substantial part of its property; or

(C)orders the winding up or liquidation of the Company, the REIT, any Guarantor or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(8)(i) any judgment or decree for the payment of money in excess of $25.0 million or its foreign currency equivalent at the time such judgment or decree is entered against the Company or any Significant Subsidiary (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers or by third party indemnities), remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed, (ii) any judgment or decree for the payment of money in excess of $150.0 million or its foreign currency equivalent at the time such judgment or decree is entered against the REIT or the Operating Partnership (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers or by third party indemnities), remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived, the execution thereof stayed or otherwise bonded, or (iii) any warrant, writ of attachment, execution or similar process shall be issued against any property of the REIT or the Operating Partnership which exceeds, individually or together with all other such warrants, writs, executions and processes, $150.0 million and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of 60 consecutive days;

(9)any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee) or any Guarantor denies or disaffirms its obligations under its Note Guarantee (other than in accordance with the terms of such Note Guarantee);

(10)the occurrence of either of the following:

(A)except as permitted by the Security Documents, any Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $50.0 million, ceases to be an enforceable and perfected first priority Lien, subject to the Collateral Agency and Intercreditor Agreement and Permitted Collateral Liens and such default is not remedied within 60 days after the notice specified below; or

(B)the Company or any other Grantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any other Grantor set forth in or arising under any Security Document establishing Liens securing the Secured Obligations;

(11)the occurrence and continuance of an “Event of Default” under (and as defined in) the Other Secured Notes Indenture;

(12)default under any Indebtedness of or Guarantee by the Operating Partnership, the REIT, the New Bank Claim Borrower or Subsidiary of the Operating Partnership (other than the Company or a Subsidiary of the Company) with an aggregate principal amount in excess of $150.0 million, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, unless the New Bank Claim Borrower or the Operating Partnership has agreed to a foreclosure or similar arrangement for any property that does not secure or constitute collateral under the New Bank Term Loan Facility; or

(13)the Limited Guarantee is not (or is claimed by the REIT not to be) in full force and effect with respect to the Securities.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clauses (4) or (5) or (10)(A) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any Event of Default under clauses (1), (2), (4), (5), (8), (9), (10), (11), (12) and (13), its status and what action the Company is taking or proposes to take with respect thereto.

Section 6.02Acceleration. (a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing, upon receipt by the Trustee of written direction from the Holders of a majority in principal amount of the Securities, the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of the Securities by written notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest and relevant or applicable premium, Acceleration Premium or redemption price on all the Securities to be due and payable. Upon such a declaration, such principal, interest and applicable premium, Acceleration Premium or redemption price shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) with respect to the Company occurs, the principal of and interest and applicable premium, Acceleration Premium or redemption price on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by written notice to the Trustee and the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

(b)Notwithstanding the foregoing, if an Event of Default under Section 6.01(5) has occurred and is continuing, such Event of Default and any consequential acceleration (to the extent not in violation of any applicable law or in conflict with any judgment or decree of a court of competent jurisdiction) shall be automatically rescinded if (i) the Indebtedness that is the subject of such Event of Default under Section 6.01(5) has been repaid or (ii) if the default relating to such Indebtedness is waived by the holders of such Indebtedness or cured, and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration with respect thereto, and (iii) any other existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured and waived.

(c)(i)  If the Securities are accelerated or otherwise become due prior to their Stated Maturity, in each case, in respect of any Event of Default specified in Section 6.01(6) or (7) with respect to the Company (including the acceleration of claims by operation of law) occurring on or after May 15, 2023, the amount of the principal and premium due on the Securities shall equal the redemption price applicable to an optional redemption of the Securities as set forth in Section 3.08 in effect on the date of such acceleration as if such acceleration were an optional redemption of the Securities accelerated (the “Redemption Price Premium”), and the Redemption Price Premium (including principal) and all accrued and unpaid interest will be immediately due and payable as though the Securities were optionally redeemed.

(ii) If the Securities are accelerated or otherwise become due prior to their Stated Maturity, in each case, in respect of any Event of Default specified in Section 6.01(6) or (7) with respect to the Company (including the acceleration of claims by operation of law) in the case of an Event of Default occurring prior to May 15, 2023, the amount of principal of, accrued and unpaid interest and premium on the Securities that becomes due and payable shall equal 100% of the principal amount of the Securities plus the Acceleration Premium plus accrued and unpaid interest, if any.

(iii) In any such case of clauses (i) or (ii) above, the Redemption Price Premium or the Acceleration Premium, as applicable, shall constitute part of the Notes Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement the Company and the Guarantors on the one hand and the Holders on the other hand as to a reasonable calculation of each Holder’s lost profits as a result thereof.  Any Redemption Price Premium or Acceleration Premium, as applicable, payable pursuant to the above shall be presumed to be the liquidated damages sustained by each Holder as the result of the acceleration, and each of the Company and the Guarantors agrees that it is reasonable under the circumstances. The Redemption Price Premium or the Acceleration Premium, as applicable, shall also be payable in the event the Securities (and/or this Indenture) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. EACH OF THE COMPANY AND THE GUARANTORS EXPRESSLY WAIVES (TO THE FULLEST EXTENT

IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUMS IN CONNECTION WITH ANY SUCH ACCELERATION, ANY RESCISSION OF SUCH ACCELERATION OR THE COMMENCEMENT OF ANY BANKRUPTCY OR INSOLVENCY EVENT. Each of the Company and the Guarantors expressly agrees (to the fullest extent it may lawfully do so) that: (A) each of the Redemption Price Premium and the Acceleration Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Redemption Price Premium or the Acceleration Premium, as applicable shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Holders, the Company and the Guarantors giving specific consideration in this transaction for such agreement to pay the Redemption Price Premium or the Acceleration Premium, as applicable; and (D) the Company and the Guarantors shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each of the Company and the Guarantors expressly acknowledges that its agreement to pay the Redemption Price Premium or the Acceleration Premium, as applicable, to the Holders as herein described is a material inducement to Holders to purchase the Securities.

Section 6.03Other Remedies. Subject to the Collateral Agency and Intercreditor Agreement, if an Event of Default occurs and is continuing and subject to the Trustee’s receipt of written direction from the Holders of a majority in principal amount of the Securities, the Trustee may pursue any available remedy to collect the payment of principal of or interest and premium on the Securities or to enforce the performance of any provision of the Securities, this Indenture and the Security Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

Section 6.04Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by written notice to the Trustee (including, without limitation, in connection with a purchase of, or tender offer or exchange offer for, Securities) may waive an existing Default and its consequences except a Default (a) in the payment of the principal of or interest and premium on a Security, (b) arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (c) in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured and the Company, the Trustee and the Securityholders shall be restored to their former position and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

Section 6.06Limitation on Suits. Except to enforce the right to receive payment of principal, premium or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

(1)the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2)the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

(3)such Holder or Holders offer to the Trustee security or indemnity acceptable to the Trustee in its sole discretion against any loss, liability or expense;

(4)the Trustee does not comply with the written request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)the Holders of a majority in principal amount of the Securities do not give the Trustee a written direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security (as defined in the Appendix) to issue such Definitive Securities to such beneficial owner of its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.

Section 6.07Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest and premium on the Securities held by such Holder, on the respective due dates expressed in the Securities (or, in the case of a redemption, on the redemption date or, in the case of a purchase, on the Asset Sale Excess Proceeds Offer Purchase Date), or to bring suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such Holder.

Section 6.08Collection Suit by Trustee. Subject to the Collateral Agency and Intercreditor Agreement, if an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07, and against the REIT for any amounts owed by it under the terms of the Limited Guarantee.

Section 6.09Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, the Collateral Agent and the Securityholders allowed in any judicial proceedings relative to the Company, the REIT, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and each of their agents and counsel, and any other amounts due to the Trustee or Collateral Agent, as applicable, under Section 7.07.

No provision of this Indenture shall be deemed to authorize the Trustee or Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, compromise, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee or Collateral Agent to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10Priorities. Subject to the Collateral Agency and Intercreditor Agreement, if the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee, the Collateral Agent and their agents for amounts due under Section 7.07;

SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company as provided in a written direction from the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a written notice that states the record date, the payment date and amount to be paid.

Section 6.11Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

Section 6.12Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article 7
Trustee

Section 7.01Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)Except during the continuance of an Event of Default:

(1)the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)in the absence of negligence or wilful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct as determined by a final non-appealable order of a court of competent jurisdiction, except that:

(1)this paragraph does not limit the effect of paragraph (b) of this Section;

(2)the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

(e)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

Section 7.02Rights of Trustee.

(a)The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)Before the Trustee acts or refrains from acting in any respect, it may require an Officer’s Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any such agent appointed with due care.

(d)The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)The Trustee shall not be deemed to have notice of any Default or Event of Default, except a Default under Sections 6.01(1) or 6.01(2) (but only if the Trustee is also the Paying Agent), unless written notice of any event which is in fact such a Default or Event of Default is received by a Trust Officer at its office described in Section 11.02 herein from the Company or the Holders of 25% in aggregate principal amount of the outstanding Securities, and such notice references the specific Default or Event of Default, the Securities and this Indenture and states that it is a “Notice of Default”. In the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

(g)In no event shall the Trustee be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)The Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document (whether in its original, electronic or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(i)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder, including as Collateral Agent.

(j)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the other Note Documents at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered, and if requested, provided, to the Trustee security or indemnity satisfactory to the Trustee against the losses, liabilities and expenses which may be incurred therein or thereby.

(k)The Trustee shall not be deemed to have knowledge of any fact or matter unless such fact or matter is actually known to a Trust Officer of the Trustee or unless written notice of such fact or matter is received by the Trustee at the corporate trust office of the Trustee specified in Section 11.02.

(l)Whenever in the administration of this Indenture or the other Note Documents the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or thereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of negligence or wilful misconduct on its part, conclusively rely upon an Officer’s Certificate.

(m)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgement, bond, debenture, note, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and the Trustee will incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(n)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(o)The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or the other Note Documents.

(p)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(q)The permissive rights of the Trustee enumerated hereunder shall not be construed as duties.

Notwithstanding anything to the contrary in this Indenture, other than this Indenture and the Securities, the Trustee will have no duty to know or inquire as to the performance or non-

performance of any provision of any other agreement, instrument, or contract, nor will the Trustee be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or contract, whether or not a copy of such agreement has been provided to the Trustee

Section 7.03Individual Rights of Trustee. The Trustee in its individual or any other capacity (including in its capacity as the Collateral Agent) may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee or Collateral Agent. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04Trustee’s Disclaimer. The Trustee shall not be (A) responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities or any other Note Documents, (B) accountable for the Company’s use of its proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision of this Indenture,(C) responsible for the use or application of any money received by any Paying Agent other than the Trustee and (D) responsible for any statement or recital in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.05Notice of Defaults. If a Default occurs and is continuing of which the Trustee has received written notice, the Trustee shall send to each Securityholder notice of the Default within 90 days after it occurs. Notwithstanding the immediately preceding sentence, except in the case of a Default involving the payment of principal of or interest or premium on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is not opposed to the interests of the Securityholders.

Section 7.06TIA and Listings. As promptly as practicable after each August 15 beginning with August 15, 2022, the Trustee shall mail to each Securityholder a brief report dated as of August 15 that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). During the same time period specified above, the Trustee also shall comply with TIA § 313(b), which section relates to the release or substitution of certain property from the Lien of this Indenture and advances made by the Trustee. The Trustee will also transmit by mail all reports as required by TIA § 313(c).

If this Indenture has been qualified under the TIA, a copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed in accordance with TIA § 313(d). The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

Section 7.07Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services under this Indenture and the Securities as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall promptly reimburse the Trustee upon request for all reasonable disbursements, advances and expenses Incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee and its respective officers, directors, employees and agents against any and all loss, liability or expense (including attorneys’ fees) Incurred by any of them in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense Incurred by the Trustee through the Trustee’s own wilful misconduct or negligence.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture and the resignation and removal of the Trustee hereunder. When the Trustee Incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee in writing with 30 days’ prior written notice and may appoint a successor Trustee. The Company shall remove the Trustee if:

(1)the Trustee fails to comply with Section 7.10;

(2)the Trustee is adjudged bankrupt or insolvent;

(3)a receiver or other public officer takes charge of the Trustee or its property; or

(4)the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the REIT. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee will, upon payment of all amounts due to it under this Indenture, promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by a Securityholder of at least six months, fails to comply with Section 7.10, such Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee and shall have all of the rights, powers and duties of the Trustee under this Indenture.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture and any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Article 8
Discharge of Indenture; Defeasance

Section 8.01Discharge of Liability on Securities; Defeasance. (a) This Indenture and the other Note Documents (insofar as related to this Indenture and the Securities) shall, subject to Section 8.01(c), cease to be of further effect and all Collateral shall be released from the Liens securing the Notes Obligations as to all outstanding Securities when both (x) either (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii)  all outstanding Securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof or (2) will become due and payable within one year at the Stated Maturity or within 60 days as the result of the giving of any irrevocable and unconditional notice of redemption pursuant to Article 3 hereof, and, in the case of clause (ii), the Company irrevocably deposits with the Trustee cash in U.S. dollars or non-callable U.S. Government Obligations or a combination thereof, in amounts sufficient to pay at maturity or upon redemption all outstanding Securities, including interest and premium, if any, thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and (y) the Company pays all other sums payable hereunder by the Company. The Trustee and Collateral Agent shall acknowledge satisfaction and discharge of this Indenture (subject to Section 8.01(c)) and the other Note Documents (insofar as related to this Indenture and the Securities) on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b)Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture (“legal defeasance option”) or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.15 and the operation of Sections 6.01(5), 6.01(6), 6.01(7), 6.01(8), 6.01(9), 6.01(10), 6.01(11), 6.01(12), and 6.01(13) (but, in the case of Sections 6.01(6) and 6.01(7), with respect only to Significant Subsidiaries and Guarantors) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(5), 6.01(6), 6.01(7), 6.01(8), 6.01(9), 6.01(10), 6.01(11), 6.01(12), and 6.01(13) (but, in the case of Sections 6.01(6) and 6.01(7), with respect only to Significant Subsidiaries and Guarantors). If the Company exercises its legal defeasance option or its covenant defeasance option, (i) each Guarantor, if any, shall be released from all its obligations with respect to its Note Guarantee and (ii) the REIT shall be released from all its obligations with respect to its Limited Guarantee, in each case except to the extent necessary to guarantee any of the Company’s continuing obligations pursuant to Section 8.01(c); and (iii) all Collateral shall be released from the Liens securing the Notes Obligations.

Upon satisfaction of the conditions set forth herein, and satisfaction of the other covenants or obligations under the other Note Documents (insofar as related to the Securities and this Indenture), and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates and the Collateral shall be released as to the Notes Obligations.

(c)Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive.

Section 8.02Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1)the Company irrevocably deposits with the Trustee cash in U.S. dollars or U.S. Government Obligations or a combination thereof for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

(2)the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest and premium when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest and premium when due on all the Securities to maturity or redemption, as the case may be;

(3)123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(6) or (7) with respect to the Company occurs which is continuing at the end of the period;

(4)the deposit does not constitute a default under any other agreement binding on the Company;

(5)the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(6)in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that since the Issue Date (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; provided that, notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Securities not theretofore delivered to the

Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

(7)in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(8)the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

Section 8.03Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

Section 8.04Repayment to the Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

Section 8.05Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s, the REIT’s and each Guarantor’s obligations under this Indenture, the Securities and other Note Documents (insofar as related to this Indenture and the Securities) shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any

Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Article 9
Amendments

Section 9.01Without Consent of Holders. The Company, the REIT, the Guarantors, the Trustee and, in the case of any Security Document, the Collateral Agent may amend any of this Indenture, the Securities or the other Note Documents without notice to or consent of any Securityholder:

(1)to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)to comply with or effect (including, without limitation, by execution of new Security Documents with respect to any transferee or surviving person and releases of any transferor from any applicable Security Documents) the provisions of Article 5;

(3)to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code;

(4)to provide for any Guarantee of the Securities (including a Limited Guarantee if required pursuant to Section 5.02 of this Indenture), to further secure the Securities (including by any amendment or supplement to any Security Document (or schedule thereto)) or to confirm and evidence the release, termination or discharge of any Note Guarantee of the Securities, the REIT’s Limited Guarantee of the Securities or any Lien securing the Securities or any Note Guarantee when such release, termination or discharge is permitted by Section 10.05, Section 12.05 or Section 13.02 or otherwise by this Indenture;

(5)to add to the covenants of the Company, the REIT or any Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company, the REIT or any Guarantor;

(6)to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

(7)to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities;

(8)to make, complete or confirm any grant of Collateral permitted or required by any of the Note Documents;

(9)to release or subordinate Liens on Collateral in accordance with the Security Documents;

(10)to comply with the requirements of any securities depository with respect to the Securities;

(11)with respect to the Security Documents, as provided in the Collateral Agency and Intercreditor Agreement;

(12)to evidence and provide for the acceptance and appointment (x) under this Indenture of a successor Trustee or Collateral Agent hereunder pursuant to the requirements hereof or (y) under the Security Documents of a successor Collateral Agent thereunder pursuant to the requirements thereof;

(13)to make any change that does not adversely affect the rights of any Holder;

(14)to evidence the succession of another Person to the REIT and the assumption by any such successor of the covenants of the REIT contained herein and in the Limited Guarantee;

(15)to effect amendments, supplements or modifications to the Security Documents (a) to add or remove other parties to the Other Secured Notes Indenture or the Security Documents in respect of any Other Secured Notes Obligations permitted to be incurred under this Indenture and the Collateral Agency and Intercreditor Agreement or (b) at the direction of the Other Secured Notes Trustee, that (i) only affect the rights of the Other Secured Noteholders, (ii) are administrative or ministerial in nature or correct typographical errors or omissions, (iii) have only the effect of preserving, perfecting or establishing the priority of the Liens on the Collateral as contemplated by the Security Documents or the rights of the Collateral Agent therein or (iv) do not otherwise materially adversely affect the rights of Holders of the Securities; or

(16)to implement the express written terms of the Plan of Reorganization.

Upon the written request of the Company accompanied by a Board Resolution of the Company authorizing the execution of any such amended or supplemental indenture or any amendment or supplement to any Security Document, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company, the REIT and the Guarantors in the execution of (and (in the case of any Security Document) shall direct the Collateral Agent to execute (and deliver to the Collateral Agent its written consent to the execution by the Collateral Agent of)) such amended or supplemental indenture or such Security Document amendment or supplement authorized or permitted by the terms of this Indenture, unless such amended or supplemented indenture or such Security Document amendment or supplement affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into (or, in the case of any Security Document, so direct and deliver its consent to the Collateral Agent with respect to) such amended or supplemental indenture or such Security Document amendment or supplement.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.02With Consent of Holders. The Company, the REIT, the Guarantors, the Trustee and the Collateral Agent (in the case of any Security Document), if applicable, may amend this Indenture, the Securities or the other Note Documents with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities), and any past default or compliance with any provisions of this Indenture, the Securities or the other Note Documents may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding. However, without the consent of each Securityholder affected thereby, an amendment or waiver may not:

(1)reduce the amount of Securities whose Holders must consent to an amendment or waiver;

(2)reduce the rate of or extend the time for payment of interest on any Security;

(3)reduce the principal of or extend the Stated Maturity of any Security;

(4)reduce the amount payable upon the redemption of the Securities or change the time at which any Security is required to be redeemed pursuant to Section 4.04 or Section 3.07(c) or may be redeemed as described in Article 3 hereto;

(5)after the obligation of the Company to make an Asset Sale Excess Proceeds Offer with respect to an Asset Sale has arisen in accordance with Section 4.03, reduce the Asset Sale Excess Proceeds Offer Price or amend or modify in any manner adverse to the rights of the Holders of the Securities the Company’s obligation to pay the Asset Sale Excess Proceeds Offer Price;

(6)make any Security payable in money other than that stated in the Security;

(7)impair the right of any Holder to receive payment of principal of and interest and relevant or applicable premium, Acceleration Premium or redemption price on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(8)expressly subordinate the Securities or any Note Guarantee in right of payment or otherwise modify the ranking in right of payment thereof to any other Indebtedness of the Company, the REIT or the Guarantors;

(9)make any change in the provisions of the Collateral Agency and Intercreditor Agreement or this Indenture dealing with the application of proceeds of the Collateral that would adversely affect the Securityholders;

(10)make any change in Section 6.04 or 6.07 or the second sentence of this Section;

(11)make any change in, or release other than in accordance with the provisions of this Indenture, any Note Guarantee that would adversely affect the Securityholders; or

(12)waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities and a waiver of the payment default that resulted from such acceleration).

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under this Indenture by any Holder of Securities given in connection with a tender of such Holder’s Securities shall not be rendered invalid by such tender.

In addition, any amendment to, or waiver of, the provisions of the Note Documents that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Securities or subordinating Liens securing the Securities (except as permitted by the terms of the Note Documents) will require the consent of the Holders of at least 66-2/3% in principal amount of the Securities then outstanding.

Upon the written request of the Company and the REIT accompanied by a resolution of the Board of Directors of the Company and a resolution of the Board of Directors of the REIT authorizing the execution of any supplemental indenture entered into to effect any such amendment, supplement or waiver permitted under the terms of this Section, and upon receipt by the Trustee (and the Collateral Agent to the extent applicable) of the documents described in Section 9.06, the Trustee (and the Collateral Agent to the extent applicable) shall join with the Company and the REIT in the execution of such supplemental indenture or supplement or amendment to the Note Documents. After an amendment under this Section becomes effective, the Company shall send to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.03Compliance with Trust Indenture Act. Subject to Section 11.06, every amendment or supplement to this Indenture or the Securities shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

A consent to any amendment, supplement or waiver under this Indenture or any amendment or supplement to any Note Document by any Holder given in connection with a purchase, tender or exchange of such Holder’s Securities shall not be rendered invalid by such purchase, tender or exchange.

Section 9.04Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall be a continuing consent and shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation in writing before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless consent from the Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective also shall have been given and not revoked within such 120-day period. After an amendment or waiver becomes effective, it will bind every Holder, unless it makes a change described in any of clauses (1) through (12) of Section 9.02, in which case, the amendment or waiver will bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same Indebtedness as the consenting Holder's Security.

Section 9.05Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Securityholder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

Section 9.06Trustee To Sign Amendments. The Trustee shall sign (or, in the case of any Security Document, the Trustee shall direct the Collateral Agent to sign) any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent as applicable. If an amendment, supplement or waiver adversely affects the rights, duties, liabilities or immunities of the Trustee or Collateral Agent, the Trustee or the Collateral Agent, as applicable, may but need not sign (or, in the case of any Security Document, the Trustee, may, but need not, direct the Collateral Agent to sign) such amendment, supplement or waiver. In signing (or so directing the Collateral Agent to sign) any amendment, supplement or waiver, each of the Trustee and the Collateral Agent shall be entitled to receive indemnity satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and the other Note Documents.

Section 9.07Acts of Holders.

(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 9.07.

Without limiting the generality of this Section, unless otherwise provided in or pursuant to this Indenture, (i) a Holder, including a Depository or its nominee that is a Holder of a Global Security, may give, make or take, by an agent or agents duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be given, made or taken by Holders, and a Depository or its nominee that is a Holder of a Global Security may duly appoint in writing as its agent or agents members of, or participants in, such Depository holding interests in such Global Security in the records of such Depository; and (ii) with respect to any Global Security the Depository for which is The Depository Trust Company (“DTC”), any consent or other action given, made or taken by an “agent member” of DTC by electronic means in accordance with the Automated Tender Offer Procedures system or other customary procedures of, and pursuant to authorization by, DTC shall be deemed to constitute the “Act” of the Holder of such Global Security, and such Act shall be deemed to have been delivered to the Company and the Trustee upon the delivery by DTC of an “agent’s message” or other notice of such consent or other action having been so given, made or taken in accordance with the customary procedures of DTC.

(b)The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a Person acting in a capacity other than such Person's individual capacity, such certificate or affidavit shall also constitute sufficient proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)The ownership of Securities shall be proved by the Register.

Section 9.08Amendment Affecting Collateral Agent. No amendment or supplement to this Indenture or any Security Document shall adversely affect the rights, duties, liabilities or immunities of the Collateral Agent without the written consent of the Collateral Agent.

Article 10
Note Guarantees

Section 10.01Guarantees. Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder, the Trustee and the Collateral Agent and its successors and assigns (a) the full and punctual payment of principal of and interest and premium on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture, the Securities and the other Note Documents and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture, the Securities and the other Note Documents (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee or the Collateral Agent to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Guarantor) under any of the Note Documents or any other agreement or otherwise; (2) any extension or renewal of any Note Document; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of the Note Documents or any other agreement; (4) the release of any security held by any Holder, the Trustee or the Collateral Agent for the Guaranteed Obligations or any of them; (5) the failure of any Holder, or the Trustee and Collateral Agent to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except, as set forth in Section 10.05, any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 8.01, 10.02 or 10.05, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest and premium on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest and premium on any Notes Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Notes Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders, the Trustee or the Collateral Agent, as applicable, an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders, the Trustee or the Collateral Agent.

Each Guarantor further agrees that, as between it, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) Incurred by the Trustee, the Collateral Agent or any Holder in enforcing any rights under this Section.

Section 10.02Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 10.03No Waiver. Neither a failure nor a delay on the part of either the Trustee, the Collateral Agent or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Collateral Agent and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.04Note Guarantee Evidenced by Indenture; No Notation of Note Guarantee. The Note Guarantee of any Guarantor shall be evidenced solely by its execution and delivery of this Indenture (or, in the case of any Guarantor that is not party to this Indenture on the

Issue Date, a Guaranty Supplemental Indenture thereto) and not by an endorsement on, or attachment to, any Security of any Note Guarantee or notation thereof. To effect any Note Guarantee of any Guarantor not a party to this Indenture on the Issue Date, such future Guarantor shall execute and deliver a Guaranty Supplemental Indenture substantially in the form of Annex A hereto, which Guaranty Supplemental Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof shall be and remain in full force and effect notwithstanding any failure to endorse on any Security a notation of such Note Guarantee.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantees set forth in this Indenture on behalf of each of the Guarantors.

Section 10.05Release of Guarantor.  A Guarantor will be automatically and unconditionally released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.06):

(1)solely in the case of a Subsidiary Guarantor (and not in the case of the Operating Partnership), in connection with any sale or other disposition of the Capital Stock of such Subsidiary Guarantor or such Subsidiary Guarantor’s direct or indirect parent  (including by way of merger or consolidation) other than to the Company or a Subsidiary of the Company, if such transaction at the time of such disposition complies with Section 4.03 hereof and the Subsidiary Guarantor ceases to be a Subsidiary of the Company as a result of such transaction;

(2)if the Company effects either its legal defeasance option or its covenant defeasance option in accordance with Section 8.01(b) hereof or if it satisfies and discharges this Indenture in accordance with Section 8.01(a) hereof;

(3)any Subsidiary Guarantor becoming an Excluded Non-Guarantor Subsidiary; or

(4)upon the merger, amalgamation or consolidation or liquidation of any Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor, in each case in compliance with the applicable provisions of this Indenture or upon the liquidation of such Guarantor following the transfer of all of its assets to the Company or another Subsidiary Guarantor; provided that the Company or Subsidiary Guarantor acquiring any assets of such Subsidiary Guarantor upon such merger, amalgamation or consolidation or liquidation shall comply with Section 4.14 with respect to such assets and such merger, amalgamation or consolidation or liquidation shall comply with Section 5.01.

At the request of the Company, upon delivery by the Company to the Trustee of an Officer’s Certificate to the effect that any of the conditions described in the foregoing clauses (1) — (4) has occurred, the Trustee and the Collateral Agent, as applicable shall execute and deliver such instrument reasonably requested by the Company or such Guarantor evidencing such release.

Section 10.06Contribution. Each Guarantor agrees that, until the indefeasible payment and satisfaction in full in cash of all applicable obligations under the Securities, the Note Guarantees, this Indenture and the Security Documents, such Guarantor waives any claim, and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by such guarantor of its Note Guarantee, whether by subrogation or otherwise, against either the Company or any other Guarantor. Each Guarantor agrees that all Indebtedness and other monetary obligations so arising owed to such Guarantor by the Company or any other Guarantor shall be fully subordinated to the indefeasible payment in full in cash of the obligations of the Company or such other Guarantor, as applicable, with respect to the Securities, the Note Guarantees, this Indenture and the Security Documents. Subject to the two preceding sentences, each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Article 11
Miscellaneous

Section 11.01Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), such TIA-imposed duties shall control. If any provision hereof limits, qualifies or conflicts with a provision of the TIA which is required to be a part of and govern this Indenture, such required provision of the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to this Indenture as so modified or shall be excluded, as the case may be.

Section 11.02Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company or any Guarantor:

CBL & Associates HoldCo II, LLC

2030 Hamilton Place Blvd., Suite 500,

Chattanooga, Tennessee 37421-6000

Attention: Chief Financial Officer

if to the REIT:

CBL & Associates HoldCo II, LLC

2030 Hamilton Place Blvd., Suite 500,

Chattanooga, Tennessee 37421-6000

Attention: Chief Financial Officer

if to the Trustee or Collateral Agent:

Wilmington Savings Fund Society, FSB

500 Delaware Avenue, 11th Floor

Wilmington, DE 19801

Email: phealy@wsfsbank.com

Attention: Patrick Healy

With a copy to (which shall not constitute notice):

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

Email: Mark.Somerstein@ropesgray.com

Attention: Mark Somerstein, Esq.

The Company, the REIT, any Guarantor, the Trustee or the Collateral Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be delivered pursuant to the Applicable Procedures of the depository (in the case of a Global Security) or mailed, to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar (if a Definitive Security) and shall be sufficiently given if so delivered or mailed within the time prescribed. Any notice or communication will also be so mailed or delivered electronically to any Person described in TIA § 313(c), to the extent required by the TIA. Notwithstanding any provision of this Indenture to the contrary, so long as the Securities are evidenced by Global Securities, any notice to the Securityholders shall be sufficient if given in accordance with the Applicable Procedures of the Depository within the time prescribed.

Failure to deliver a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Any notice or communication to the Company, the REIT or any Guarantor shall be deemed given or made as of the date so delivered if personally delivered or if delivered electronically, in PDF format; when receipt is acknowledged, if telecopied; and seven calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Any notice or communication to the Trustee or Collateral Agent shall only be deemed delivered upon receipt.

If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee or Collateral Agent shall be effective only upon receipt.

Notwithstanding any other provision of this Indenture or the Securities, where this Indenture or any Security provides for notice of any event (including any notice of redemption or purchase) to a Securityholder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 11.03Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the REIT, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.04Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or the REIT to the Trustee to take or refrain from taking any action under this Indenture, the Company or the REIT shall furnish to the Trustee:

(1)an Officer’s Certificate in form satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)an Opinion of Counsel in form satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.05Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and shall include:

(1)a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of any Person may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or any Guarantor stating that the information with respect to such factual matters is in the possession of the Company or such Guarantor unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 11.06When Securities Disregarded. Notwithstanding anything to the contrary in this Indenture or any other Note Document, Section 316(a) of the TIA (including the last sentence thereof) is hereby expressly excluded from this Indenture and the other Note Documents for all purposes. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver, consent or approval or other action of Holders, Securities owned by the Company, the REIT, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, the REIT or any Guarantor shall be disregarded and deemed not to be outstanding, except that (i) Securities owned by Specified Holders shall not be so disregarded and (ii) for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver, consent approval or other action of Holders, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned that have been pledged in good faith shall not be so disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver, consent, approval or other action of Holders with respect to the Securities and that the pledgee is not the Company, the REIT, any Guarantor or any other Subsidiary of the Company. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 11.07Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 11.08Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 11.09Governing Law. The Laws of the State of New York (including Section 5-1401 of the New York General Obligations Law) shall govern and be used to construe this Indenture, the Limited Guarantee and the Securities without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 11.10Force Majeure. Neither the Trustee nor the Collateral Agent shall Incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God, epidemic, pandemic or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility); it being understood that the Trustee and the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.11Waiver of Jury Trial. EACH OF THE COMPANY, THE REIT, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, THE GUARANTEES, THE GUARANTY AGREEMENTS, THE OTHER NOTE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.12No Recourse Against Others. A director, officer, employee, incorporator or stockholder, as such, of the Company, the REIT or any Guarantor shall not have any liability for any obligations of the Company or the REIT under the Securities or this Indenture or of such Guarantor under its Note Guarantee, this Indenture or any other Note Document or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such claims and liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 11.13Successors. All agreements of the Company and the REIT in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of the Subsidiary Guarantors in this Indenture shall bind their respective successors.

Section 11.14Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.

Section 11.15Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 11.16Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.17No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any Guarantor or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.18Benefits of Indenture.

Nothing in this Indenture or in the Securities or the Security Documents, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Holders of Securities and the Collateral Agent (and, solely in the case of the Security Documents, the holders of Secured Obligations), any benefit or any legal or equitable right, remedy or claim under this Indenture or the Security Documents.

Article 12
Collateral and Security

Section 12.01Security Documents.

The payment of principal of, and premium, if any, and interest, if any, on the Securities and all other Notes Obligations, when due, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Company pursuant to the Securities or by any Subsidiary Guarantor pursuant to the Note Guarantees, and the performance of all other obligations of the Company and the Subsidiary Guarantors under the Securities, the Note Guarantees and the Security Documents are secured as provided in the Security Documents.

The Collateral will secure, on an equal and ratable basis as specified in the Collateral Agency and Intercreditor Agreement, the Notes Obligations and the Other Secured Notes Obligations and will be pledged by the Company and the Subsidiary Guarantors to the Collateral Agent for the benefit of the Secured Parties. The Collateral pledged by the Company will secure, on an equal and ratable basis as so specified, the Securities and the other Secured Notes issued under the Other Secured Notes Indenture and the Company’s Obligations under the Security Documents; and the Collateral pledged by any Subsidiary Guarantor will secure, on an equal and ratable basis as so specified, the Note Guarantee of such Subsidiary Guarantor and the guarantee by such Subsidiary Guarantor of the Other Secured Notes issued under the Other Secured Notes Indenture and such Subsidiary Guarantor’s Obligations under the Security Documents. Only the Collateral Agent will be entitled to enforce the Liens granted under the Security Documents.

Section 12.02Further Assurances; Opinions; Real Property Collateral Requirements.

(a)The Subsidiary Guarantors will, and the Company will cause each of its Subsidiaries to, do or cause to be done all acts and things which may be required, or which the Collateral Agent from time to time may request, to assure and confirm that the Collateral Agent at all times holds, for the benefit of the holders of Secured Obligations, duly created, enforceable and perfected first priority Liens (subject only to Permitted Collateral Liens) upon the Collateral as contemplated by this Indenture and the Security Documents and to comply with the applicable provisions of the TIA.

(b)The Company shall furnish or cause to be addressed and furnished to the Trustee and (in the case of clauses (1) and (3)) the Collateral Agent:

(1)on the Issue Date, Opinions of Counsel substantially in the form of the Opinions of Counsel delivered on the Issue Date to the Other Secured Notes Trustee relating to (i) any of the Collateral or the Security Documents and (ii) the due authorization, execution and delivery of the Securities, this Indenture, the Note Guarantees and the Security Documents, and the validity and enforceability of such documents; provided that in the case of the preceding clause (ii) no such Opinions of Counsel shall be required on the Issue Date to the extent such matters have been addressed to the reasonable satisfaction of the Trustee and Collateral Agent in the Bankruptcy Order;

(2)at the time of delivery thereof after the Issue Date, Opinions of Counsel substantially in the form of any Opinions of Counsel delivered after the Issue Date to the Collateral Agent relating to any of the Collateral or the Security Documents; and

(3)on or before the Issue Date, the Real Property Collateral Requirements.

(c)At any time and from time to time, the Company will, and will cause each of its Subsidiaries (other than any Excluded Non-Guarantor Subsidiaries) to, promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents and take such other actions as shall be required or which the Collateral Agent may request to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred as contemplated by this Indenture for the benefit of the holders of the Secured Obligations.

(d)The Company and the Subsidiary Guarantors will at all times comply with the provisions of TIA §314(b).

(e)To the extent required, the Company will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefore of any property or securities to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an Officer of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of

TIA §314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of released Collateral.

(f)To the extent required, the Company will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Security Documents:

(1)all documents required by TIA §314(d); and

(2)an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA §314(d).

(g)If any Collateral is released in accordance with this Indenture or any Security Document and if the Company has delivered the certificates and documents required by the Security Documents and this Section 12.02, the Trustee will determine whether it has received all documentation required by TIA §314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to this Indenture, will deliver a certificate to the Collateral Agent setting forth such determination.

Section 12.03Collateral Agent.

(a)Wilmington Savings Fund Society, FSB will serve as the Collateral Agent for the benefit of the Holders of the Securities and other Secured Obligations from time to time.

(b)The Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents or sub-agents or bailees to hold Collateral or to take such other action as it deems necessary or appropriate.

(c)Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Collateral Agent’s Lien, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Collateral Agent’s Liens or Security Documents or any delay in doing so.

(d)The Collateral Agent will be subject to such directions as may be given it by the Trustee and by the Other Secured Notes Trustee from time to time as required or permitted by this Indenture and the Collateral Agency and Intercreditor Agreement. The relative rights with respect to control of the Collateral Agent will be specified in the Collateral Agency and Intercreditor Agreement. Except as provided in the Collateral Agency and Intercreditor Agreement and otherwise, except as directed in writing by the Holders of a majority in principal amount of (x) the Securities and (y) the Other Secured Notes then outstanding, voting together as a single class, the Collateral Agent will not be obligated or permitted:

(1)to act upon directions purported to be delivered to it by any other Person; or

(2)to foreclose upon or otherwise enforce any Lien or other remedy at law or pursuant to any Security Document.

(e)The Collateral Agent is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents, as the case may be.

(f)The Collateral Agent will be accountable only for amounts that it actually receives as a result of the Collateral Agent’s Lien or Security Documents.

(g)In acting as Collateral Agent or co-Collateral Agent, the Collateral Agent and each co-Collateral Agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits as set forth in the Collateral Agency and Intercreditor Agreement.

(h)The Company will deliver to the Trustee copies of all Security Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Security Documents.

(i)The Collateral Agent shall have all the rights and protections provided in the Security Documents.

(j)The Collateral Agent shall have all of the rights, duties, liabilities and immunities specified as those of the Collateral Agent in this Indenture.

Section 12.04Security Documents and Note Guarantees.

(a)Each Holder, by its acceptance of any Securities and Note Guarantees, hereby (i) authorizes the Trustee and the Collateral Agent, as applicable, on behalf of and for the benefit such Holder of Securities, to be the agent for and representative of such Holder with respect to the Note Guarantees, the Collateral and the Security Documents and (ii) irrevocably appoints the Collateral Agent to act as such Holder’s agent and Collateral Agent under the Collateral Agency and Intercreditor Agreement.

(b)Each Holder, by its acceptance of any Securities and the Note Guarantees, (i) consents and agrees to the terms of the Security Documents, as the same may be in effect or may be amended from time to time in accordance with their terms; (ii) authorizes and directs each of the Collateral Agent and Trustee to enter into the Security Documents to which it is a party, authorizes and empowers the Trustee and the Collateral Agent to execute and deliver the Collateral Agency and Intercreditor Agreement and authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Securities and other holders of the Secured Obligations as set forth in the Security Documents to which they are a party to perform its respective obligations and exercise its respective rights under the Security Documents in accordance therewith; and (iii) irrevocably authorizes the Collateral Agent to perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Collateral Agency and Intercreditor Agreement, together with any other incidental rights, power and discretions.

(c)Anything contained in any of this Indenture or the Security Documents to the contrary notwithstanding, each Holder hereby agrees that no Holder shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies of the Trustee hereunder may be exercised solely by the Trustee in accordance with the terms hereof and all powers, rights and remedies in respect of the Collateral under the Security Documents may be exercised solely by the Collateral Agent.

(d)Subject to the provisions of the Security Documents, the Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to (i) enforce any of its rights or any of the rights of the Holders under the Security Documents and (ii) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Company and the Guarantors hereunder and thereunder. Subject to the provisions of the Security Documents, the Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

(e)Where Section 4.14 or any other provision of this Indenture or any Security Document requires that additional property or assets be added to the Collateral, the Company shall (x) cause a valid, enforceable, and perfected (except, in the case of personal property, to the extent not required by this Indenture or the Security Documents) first priority Lien on or in such property or assets (subject only to Permitted Collateral Liens) to vest in the Collateral Agent, as security for the Secured Obligations, and (y) deliver to the Trustee and the Collateral Agent the documents required by Section 4.14 and the following:

(1)a request from the Company that such Collateral be added;

(2)[reserved];

(3)an Officer’s Certificate to the effect that the Collateral being added is in the form, consists of the assets and is in the amount or otherwise has the Fair Market Value required by this Indenture;

(4)an Officer’s Certificate and Opinion of Counsel to the effect that all conditions precedent provided for in this Indenture to the addition of such Collateral have been complied with, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of the Collateral Agent’s Lien on such Collateral and as to the due authorization, execution, delivery, validity and enforceability of the Security Document being entered into; and

(5)such financing statements or other filings or recording instruments, if any, as the Company shall deem necessary to perfect the Collateral Agent’s Lien in such Collateral, except, solely in the case of personal property, to the extent such actions are not required pursuant to the applicable Security Document.

(f)Each of the Collateral Agent and the Trustee is authorized and empowered to receive for the benefit of the Holders of Securities any funds collected or distributed to the Collateral Agent or the Trustee under the Security Documents and, subject to the terms of the Security Documents, the Trustee is authorized and empowered to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.

(g)Each Holder of Securities, by its acceptance thereof, authorizes and directs the Trustee and the Collateral Agent to enter into one or more amendments to the Collateral Agency and Intercreditor Agreement or enter into any additional intercreditor agreement or any amendments or supplements to the Security Documents in accordance with the provisions of this Indenture, the Collateral Agency and Intercreditor Agreement and the Security Documents.

Section 12.05Release of Collateral Agent’s Lien.

Subject to the conditions and provisions of the Security Documents, the Collateral Agent shall cause the Collateral to be released from the Collateral Agent’s Lien with respect to the Secured Obligations:

(1)in whole, upon payment in full of the Securities, the Other Secured Notes and all other Secured Obligations that are outstanding, due and payable at the time the Securities and the Other Secured Notes are paid in full;

(2)with respect to the Notes Obligations only, upon satisfaction and discharge of this Indenture as set forth in Section 8.01(a);

(3)with respect to the Notes Obligations only, upon a legal defeasance or covenant defeasance as set forth in Section 8.01(b);

(4)with respect to the Notes Obligations only, upon payment in full of the Securities and all other Notes Obligations that are outstanding, due and payable at the time the Securities are paid in full;

(5)with respect to the Other Secured Notes Obligations only, upon (i) payment in full of the Other Secured Notes and all other Other Secured Notes Obligations that are outstanding, due and payable at the time the Other Secured Notes are paid in full, and in connection therewith, the related indenture is satisfied and discharged or (ii) satisfaction and discharge of, or a legal defeasance or covenant defeasance under, the Other Secured Notes Indenture, in accordance with the terms thereof;

(6)as to any Collateral that constitutes all or substantially all of the Collateral, (i) with respect to the Notes Obligations only, with the consent of the Holders of at least 66-2/3% in principal amount of the Securities then outstanding or (ii) with respect to the Other Secured Notes Obligations only, with the consent of the Other Secured Noteholders of at least 66-2/3% in principal amount of the Other Secured Notes then outstanding under the Other Secured Notes Indenture (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities or the Other Secured Notes);

(7)subject to the provisions of the Collateral Agency and Intercreditor Agreement as to any Collateral which constitutes less than all or substantially all of the Collateral, with the consent of the holders of a majority in principal amount of (x) the Securities and (y) all Other Secured Notes issued under the Other Secured Notes Indenture then outstanding, voting together as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities); or

(8)as to any Collateral:

(i)that is (or is deemed to be) (A) sold or otherwise disposed of by the Company or any Subsidiary (to a Person other than the Company or any Subsidiary) in a Collateral Disposition permitted by the Other Secured Notes Indenture and this Indenture, at the time of such sale or disposition, to the extent of the interest sold or disposed of in accordance with the terms of this Indenture and so long as all Net Available Cash is deposited directly in a deposit account subject to a valid and perfected Lien in favor of the Collateral Agent free of any other Lien (other than the Lien of the Secured Debt Documents or any other Permitted Collateral Lien) and applied as required by this Indenture or (B) sold or otherwise disposed of by the Company or any Subsidiary (to a Person other than the Company or any Subsidiary) in a transaction that is deemed not to be an Asset Sale pursuant to, and that satisfies all terms and conditions specified in, clauses (B), (C), (D), (E), (G), (I), (M), (N), (O), or (P) of the definition of “Asset Sale” and that is otherwise permitted by the Other Secured Notes Indenture and this Indenture, at the time of such sale or disposition, to the extent of the interest sold or disposed of in accordance with the terms of this Indenture,

(ii)constituting Excluded Released Property of the type described in clause (1)(a), (2) or (3) of the definition of Excluded Released Property,

(iii)constituting Capital Stock in any Subsidiary that directly owns solely any Property set forth in Category 8 on Annex I hereto, which Capital Stock constitutes Property Collateral released upon the delivery of an Officers’ Certificate to the Trustee attaching a Board Resolution,

(iv)that becomes Excluded Released Property of the type described in clause (4) of the definition of Excluded Released Property,

(v)that constitutes (A) Asset Sale Excess Proceeds that are not required to be applied to the repurchase of Securities or Other Secured Notes in accordance with Section 4.03 of this Indenture and the Other Secured Notes Indenture, (B) Pending Use Cash, upon the application of such Pending Use Cash for a Permitted Excess Cash Use in accordance with Section 4.03 of this Indenture and the Other Secured Notes Indenture, (C) Pending Use Cash, upon the application of such Pending Use Cash for the repurchase of Securities and Other Secured Notes in accordance with Section 4.03 of this Indenture and the Other Secured Notes Indenture, (D) Pending Redemption Cash, upon the application of such Pending Redemption Cash for the redemption or repurchase, as applicable, of Securities and Other Secured Notes in accordance with Section 4.04 of this Indenture and the Other Secured Notes Indenture, or (E) Issue Date Redemption Cash, upon application of such Issue Date Redemption Cash for redemption of Securities in accordance with Section 3.07(c) of this Indenture, or

(vi)that is owned or at any time acquired by a Guarantor that has been released from its Note Guarantee and its guarantee of the Other Secured Notes pursuant to Section 10.05 (other than clause (4) thereof), concurrently with the release thereof.

Subject to the terms of the Security Documents, the Company and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral securing the Secured Obligations (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral that may be deposited with the Collateral Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate or otherwise use the Collateral and to collect, invest and dispose of any income therefrom unless an Actionable Event of Default (as defined in the Collateral Agency and Intercreditor Agreement) has occurred. Upon such an Actionable Event of Default, the Collateral Agent will be entitled to foreclose upon and sell the Collateral or any part thereof as provided in the Security Documents.

The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the Lien on the Collateral in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms of this Article 12. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Security Documents and of this Article 12 will not be deemed for any purpose to be an impairment of the Lien and the Collateral in contravention of the terms of this Indenture.

Section 12.06Collateral Agent to Sign Releases.

The Collateral Agent shall execute any release, quitclaim, termination, supplement or waiver authorized pursuant to and adopted in accordance with this Article 12 and the provisions of any applicable Security Document. The Collateral Agent shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate, copies of which shall also be provided to the Trustee and the Other Secured Notes Trustee, each stating that the execution of any release, quitclaim, termination, supplement or waiver authorized pursuant to this Article 12 is authorized or permitted by this Indenture and such Security Documents. For the avoidance of doubt, such Opinion of Counsel shall not be an expense of the Trustee or the Collateral Agent.

Section 12.07Relative Rights.

The Security Documents define the relative rights, as lienholders, of holders of Secured Obligations. Nothing in this Indenture or the Security Documents shall:

(a)impair, as between the Company and any Guarantor, on the one hand, and Holders of Securities, on the other hand, the obligation of the Company, which is absolute and unconditional, to pay principal of, and premium and interest on any Security in accordance with its terms or the obligation of any Guarantor under its Note Guarantee or the obligation of the Company or any Guarantor to perform any other obligation of the Company or any Guarantor under this Indenture, the Securities, the Note Guarantees or the Security Documents;

(b)restrict the right of any Holder to sue for payments that are then due and owing, in a matter not inconsistent with the provisions of the Security Documents; or

(c)prevent the Trustee or any Holder from exercising against the Company or any Guarantor any of its other available remedies upon a Default or Event of Default (other than its rights as a secured party, which are subject to the Security Documents).

Section 12.08Junior Lien Intercreditor Agreement.

If a Junior Lien Intercreditor Agreement is entered into, this Article 12 and the provisions of each other Security Document will be subject to the terms, conditions and benefits set forth in the Junior Lien Intercreditor Agreement. The Company and each Guarantor consents to, and agrees to be bound by, the terms of the Junior Lien Intercreditor Agreement, if any, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms thereof.  Each Holder, by its acceptance of the Notes (a) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Junior Lien Intercreditor Agreement and (b) authorizes and instructs the Collateral Agent on behalf of each Holder to enter into the Junior Lien Intercreditor Agreement as “Priority Lien Representative” (as such term is defined in the Junior Lien Intercreditor Agreement) on behalf of such Holders as “Priority Lien Secured Parties” (as such term is defined in the Junior Lien Intercreditor Agreement). In addition, each Holder authorizes and instructs the Collateral Agent to enter into any amendments or joinders to the Junior Lien Intercreditor Agreement in accordance with its terms with the consent of the parties thereto or otherwise in accordance with its terms, without the consent of any Holder or the Trustee, to add additional Indebtedness as Junior Lien Debt and add other parties (or any authorized agent or trustee therefor) holding such Indebtedness thereto and to establish that the Lien on any Collateral securing such additional Indebtedness shall rank junior to the Liens on such Collateral securing the Secured Obligations and rank equally with the Liens on such Collateral securing the Junior Lien Debt then outstanding to the extent permitted by this Indenture and the Security Documents. The Trustee and the Collateral Agent shall be entitled to rely upon an Officer’s Certificate or an

Opinion of Counsel certifying that any such amendment is authorized or permitted under the Note Documents.

Article 13
LIMITED GUARANTEE

Section 13.01Limited Guarantee Agreement.

(a)The REIT by its execution of this Indenture hereby agrees with each Holder of a Security authenticated and delivered by the Trustee, and with the Trustee on behalf of such Holder as set forth in this Article 13:

(b)The REIT, in accordance with the terms hereof, as primary obligor and not merely as a surety, irrespective of the validity and the legal effects of the Securities, irrespective of restrictions of any kind on the performance by each of (i) the New Bank Claim Borrower, (ii) the Company, (iii) the Operating Partnership and (iv) the Subsidiary Guarantors of their respective obligations under the Securities, and waiving all rights of objection and defense arising from the Securities, but subject to the limitations set forth below, hereby guarantees to the Holders (a) the aggregate principal balance of, and all accrued and unpaid interest on, the Securities and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Company owing to the Holders of every kind, nature and description, under or in respect of the Indenture or the Securities or the other Note Documents, for losses solely suffered by reason of fraud or willful misrepresentation by the New Bank Claim Borrower, the Company, the Operating Partnership, the Subsidiary Guarantors and each of their respective affiliates or the REIT (and for no other reason). Any diligence, presentment, demand, protest or notice, whether in relation to the REIT, the Company, or any other person, from a Holder, in respect of any of the REIT’s obligations under the Limited Guarantee is hereby waived.

(c)The obligations of the REIT under this Article 13 constitute unsecured and unsubordinated obligations of the REIT and the REIT undertakes that its obligations hereunder will rank equally in right of payment with all other unsecured and unsubordinated obligations of the REIT.

(d)Subject to the limitations set forth above, the Limited Guarantee is a guarantee of payment and not merely of collection and it shall continue in full force and effect by way of continuing security until all principal, premium and interest (including any additional amounts required to be paid in accordance with the terms and conditions of the Securities) have been paid in full and all other actual or contingent obligations of the Company in relation to the Securities or under the Indenture have been satisfied in full. Notwithstanding the foregoing, if any payment received by any Holder is, on the subsequent bankruptcy or insolvency of the Company or the Subsidiary Guarantors, avoided under any applicable laws, including, among others, laws relating to bankruptcy or insolvency, such payment will not be considered as having discharged or diminished the liability of the REIT and the Limited Guarantee will continue to apply as if such payment had at all times remained owing by the Company.

(e)Until all principal, premium (if any) and interest and all other monies payable by the Company in respect of any Securities shall be paid in full, (i) no right of the REIT,

by reason of the performance of any of its obligations under this Article 13, to be indemnified by the Company or to take the benefit of or enforce any security or other guarantee or indemnity against the Company in connection with the Securities shall be exercised or enforced and (ii) the REIT shall not (a) by virtue of this Article 13 or any other reason be subrogated to any rights of any Holder or (b) claim in competition with the Holders against the Company. If the REIT receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Holders by the Company under or in connection with the Securities to be paid in full on behalf and for the benefit of the Holders and shall promptly pay or transfer the same to the Holders as they may direct to the extent such amount shall be due and unpaid by the Company to the Holders.

Section 13.02Release of Limited Guarantee.

The REIT’s Limited Guarantee shall be released if the Company exercises its legal defeasance option under Section 8.01(b)(1) hereof or its covenant defeasance option under Section 8.01(b)(2) or if the Company’s obligations under the Indenture are discharged pursuant to 8.01(a) hereof. At the written instruction of the Company, the Trustee shall execute and deliver any documents, instructions or instruments evidencing any such release.

Section 13.03Limitation of Limited Guarantee.

Notwithstanding any provision of the Limited Guarantee, any such guarantee by the REIT is hereby limited to the extent, if any, required so that its obligations under such guarantee shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

Section 13.04Limited Guarantee Evidenced by Indenture; No Notation of Limited Guarantee. The Limited Guarantee of the REIT shall be evidenced solely by its execution and delivery of this Indenture and not by an endorsement on, or attachment to, any Security of the Limited Guarantee or notation thereof.

The REIT hereby agrees that the Limited Guarantee set forth in Article 13 hereof shall be and remain in full force and effect notwithstanding any failure to endorse on any Security a notation of the Limited Guarantee.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Limited Guarantee set forth in this Indenture on behalf of the REIT.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CBL & ASSOCIATES HOLDCO II, LLC, as the Company

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

CBL & ASSOCIATES PROPERTIES, INC., as the REIT

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

CBL/GP V, INC. DEVELOPMENT OPTIONS, INC. HARFORD MALL BUSINESS TRUST

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

CBL & ASSOCIATES LIMITED PARTNERSHIP

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

CBL & ASSOCIATES MANAGEMENT, INC.

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

[Signature Page to Senior Secured Notes Indenture]

CBL BI DEVELOPMENTS II MEMBER, LLC
CBL BI DEVELOPMENTS MEMBER, LLC
CBL CENTER HOLDCO, LLC
CBL EL PASO OUTPARCEL MEMBER, LLC
CBL MANAGEMENT HOLDCO, LLC
CBL WOODSTOCK OUTPARCEL MEMBER, LLC
CBL/MSC II, LLC
PORT ORANGE HOLDINGS II, LLC
By:	CBL & Associates Management, Inc., as the sole member of each of the above listed limited liability companies

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer
CBL/GULF COAST, LLC
CBL COOLSPRINGS CROSSING HOLDCO GP, LLC
CROSS CREEK ANCHOR S GP, LLC
MADISON OP OUTPARCEL GROUND, LLC

By:	CBL Outparcel HoldCo, LLC,
its sole member

By:	CBL & Associates HoldCo II, LLC,
its sole member

By:	CBL & Associates Limited Partnership,
its sole member and chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

[Signature Page to Senior Secured Notes Indenture]

2030 INSURANCE, LLC
ALAMANCE CROSSING, LLC
ASHEVILLE, LLC
CBL BROOKFIELD SEARS & STREET SHOPS HOLDCO, LLC
CBL EL PASO MEMBER, LLC
CBL HP HOTEL MEMBER, LLC
CBL JARNIGAN HOLDCO, LLC
CBL LAREDO MEMBER, LLC
CBL LEBCON HOLDCO, LLC
CBL LEBCON I HOLDCO, LLC
CBL LEBCON HOLDCO LP, LLC
CBL LEBCON I HOLDCO LP, LLC
CBL LOUISVILLE MEMBER, LLC
CBL OUTPARCEL HOLDCO, LLC
CBL TERRACE HOLDCO, LLC
CBL WOODSTOCK MEMBER, LLC
CBL/PENN INVESTMENTS, LLC
JEFFERSON MALL COMPANY II, LLC
NORTH CHARLESTON JOINT VENTURE II, LLC

By:	CBL & Associates HoldCo II, LLC,
as the sole member of each of the above listed limited liability companies

By:	CBL & Associates Limited Partnership,
its sole member

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

[Signature Page to Senior Secured Notes Indenture]

CBL AMBASSADOR MEMBER, LLC
CBL EAGLE POINT MEMBER, LLC
CBL FREMAUX MEMBER, LLC
CBL GETTYSBURG MEMBER, LLC
CBL STATESBORO MEMBER, LLC
CBL/J I, LLC
CBL/J II, LLC
CBL/KENTUCKY OAKS, LLC
CBL/MONROEVILLE EXPANSION I, LLC
CBL/MONROEVILLE EXPANSION II, LLC
CBL/MONROEVILLE EXPANSION III, LLC
CBL MONROEVILLE II, LLC
CBL/MONROEVILLE III, LLC
CBL/MSC, LLC
CBL/PARK PLAZA GP, LLC
CBL/PARKDALE CROSSING GP, LLC
CBL/PARKDALE MALL GP, LLC
CBL/PARKDALE, LLC
CBL/REGENCY I, LLC
CBL/YORK TOWN CENTER GP, LLC
CBL/YORK TOWN CENTER, LLC
CBL-D’IBERVILLE MEMBER, LLC
CBL-TRS MEMBER I, LLC
DAKOTA SQUARE MALL CMBS, LLC
EASTLAND HOLDINGS I, LLC
EASTLAND HOLDINGS II, LLC
EASTLAND MALL, LLC
EASTLAND MEMBER, LLC
HAMMOCK LANDING/WEST MELBOURNE, LLC
IV COMMONS, LLC
LAUREL PARK RETAIL PROPERTIES LLC
LAUREL PARK RETAIL HOLDING LLC
MID RIVERS LAND LLC
MID RIVERS MALL CMBS, LLC
MORTGAGE HOLDINGS, LLC
MULTI-GP HOLDINGS, LLC
NORTHPARK MALL/JOPLIN, LLC
OAK PARK HOLDINGS I, LLC
SOUTH COUNTY SHOPPINGTOWN LLC
ST. CLAIR SQUARE SPE, LLC
TENN-GP HOLDINGS, LLC
THE PAVILION AT PORT ORANGE, LLC

By:	CBL & Associates Limited Partnership
as the chief manager of the above listed limited liability companies

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

[Signature Page to Senior Secured Notes Indenture]

BROOKFIELD SQUARE JOINT VENTURE
an Ohio general partnership

By:	CBL/Brookfield I, LLC, its Managing Partner

By:	CBL/J I, LLC, its chief manager

By:	CBL & Associates Limited Partnership, its chief manager

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

THE GALLERIA ASSOCIATES, L.P.

By:	CBL CoolSprings Crossing HoldCo GP, LLC, its general partner

By:	CBL Outparcel HoldCo, LLC, its sole member

By:	CBL & Associates HoldCo II, LLC, its sole member

By:	CBL & Associates Limited Partnership, its sole member and chief manager

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

[Signature Page to Senior Secured Notes Indenture]

CROSS CREEK MALL, LLC

By:	Henderson Square Limited Partnership, its sole member and chief manager

By:	CBL/GP, Inc., its sole general partner

By:	CBL & Associates Management, Inc., its sole shareholder

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

HENDERSON SQUARE LIMITED PARTNERSHIP

By:	CBL/GP, Inc., its sole general partner

By:	CBL & Associates Management, Inc., its sole shareholder

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

CW JOINT VENTURE, LLC

By:	CBL & Associates Limited Partnership, its Manager

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

[Signature Page to Senior Secured Notes Indenture]

LEXINGTON JOINT VENTURE

By:	CBL Fayette I, LLC, its managing partner

By:	CBL/J I, LLC, its chief manager

By:	CBL & Associates Limited Partnership, its chief manager

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

MONTGOMERY PARTNERS, L.P.

By:	CBL/GP VI, Inc., its general partner

By:	CBL & Associates Management, Inc., its sole shareholder

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

PARKDALE MALL, LLC

By:	CBL/Parkdale Mall GP, LLC, its chief manager

By:	CBL & Associates Limited Partnership, its chief manager

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

[Signature Page to Senior Secured Notes Indenture]

SOUTHPARK MALL, LLC

By:	Seacoast Shopping Center Limited Partnership, its sole member and chief manager

By:	CBL & Associates HoldCo II, LLC, its sole general partner

By:	CBL & Associates Limited Partnership, its sole member

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

VOLUSIA MALL MEMBER SPE, LLC

By:	Volusia Mall Limited Partnership, its sole member and chief manager

By:	Volusia Mall GP, Inc., its general partner

By:	CBL & Associates Management, Inc., its sole shareholder

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

[Signature Page to Senior Secured Notes Indenture]

WESTGATE MALL II, LLC

By:	Westgate Mall Limited Partnership, its sole member and chief manager

By:	CBL/GP II, Inc., its general partner

By:	CBL & Associates Management, Inc., its sole shareholder

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

ARBOR PLACE LIMITED PARTNERSHIP

By:	Multi-GP Holdings, LLC,
its sole general partner

By:	CBL & Associates Limited Partnership,
its Chief Manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

[Signature Page to Senior Secured Notes Indenture]

CBL/BROOKFIELD I, LLC
CBL/BROOKFIELD II, LLC
CBL/FAYETTE I, LLC
CBL/FAYETTE II, LLC

By:	CBL/J I, LLC, its chief manager

By:	CBL & Associates Limited Partnership, its chief manager

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

CBL/EASTGATE I, LLC
CBL/EASTGATE II, LLC
CBL/OLD HICKORY I, LLC
CBL/OLD HICKORY II, LLC

By:	CBL/J II, LLC, its chief manager

By:	CBL & Associates Limited Partnership,
its chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

[Signature Page to Senior Secured Notes Indenture]

CBL/EASTGATE MALL, LLC

By:	Eastgate Company, its sole member
and chief manager

By:	CBL/Eastgate I, LLC, its managing partner

By:	CBL/J II, LLC, its chief manager

By:	CBL & Associates Limited Partnership,
its chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

CBL/MONROEVILLE PARTNER, L.P.
MONROEVILLE ANCHOR LIMTED PARTNERSHIP

By:	CBL/Monroeville II, LLC
its sole general partner

By:	CBL & Associates Limited Partnership,
its chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

[Signature Page to Senior Secured Notes Indenture]

CBL/MONROEVILLE EXPANSION, L.P.,

By:	CBL/Monroeville Expansion I, LLC, its sole general partner

By:	CBL & Associates Limited Partnership,
its chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

CBL/MONROEVILLE EXPANSION PARTNER, L.P.,
a Pennsylvania limited partnership

By:	CBL/Monroeville Expansion II, LLC,
its sole general partner

By:	CBL & Associates Limited Partnership,
its chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

[Signature Page to Senior Secured Notes Indenture]

CBL/NASHUA LIMITED PARTNERSHIP
PARKWAY PLACE LIMITED PARTNERSHIP
SEACOAST SHOPPING CENTER LIMITED PARTNERSHIP

By:	CBL & Associates HoldCo II, LLC,
its sole general partner

By:	CBL & Associates Limited Partnership,
its sole member

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

CBL/PARK PLAZA MALL, LLC

By:	CBL/Park Plaza, Limited Partnership,
its sole member and Chief Manager

By:	CBL/Park Plaza GP, LLC,
its general partner

By:	CW Joint Venture, LLC,
its sole member and chief manager

By:	CBL & Associates Limited Partnership,
its manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

[Signature Page to Senior Secured Notes Indenture]

CBL/PARK PLAZA, LIMITED PARTNERSHIP

By:	CBL/Park Plaza GP, LLC,
its general partner

By:	CW Joint Venture, LLC,
its sole member and chief manager

By:	CBL & Associates Limited Partnership,
its manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

CBL/PARKDALE CROSSING, L.P.
PARKDALE CROSSING LIMITED PARTNERSHIP

By:	CBL/Parkdale Crossing GP, LLC,
its sole general partner

By:	CBL & Associates Limited Partnership
its chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

[Signature Page to Senior Secured Notes Indenture]

CBL/GP CARY, INC.
CBL/GP II, INC.
CBL/GP VI, INC.
CBL/GP, INC.
CBL/STROUD, INC.
CBL/YORK, INC.
VOLUSIA MALL GP, INC.

By:	CBL & Associates Management, Inc.,
as the sole shareholder of the above listed corporations

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

DUNITE ACQUISITIONS, LLC

By:	CBL & Associates HoldCo II, LLC,
its sole and managing member

By:	CBL & Associates Limited Partnership,
as its sole member

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

[Signature Page to Senior Secured Notes Indenture]

EASTGATE COMPANY

By:	CBL/Eastgate I, LLC,
its managing partner

By:	CBL/J II, LLC,
its chief manager

By:	CBL & Associates Limited Partnership,
its chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

ACADIANA OUTPARCEL, LLC
CBL-840 GC, LLC
IV OUTPARCELS, LLC
STROUD MALL, LLC

By:	CBL & Associates Management, Inc., its chief manager

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

[Signature Page to Senior Secured Notes Indenture]

JG GULF COAST TOWN CENTER LLC

By:	CBL/Gulf Coast, LLC, its sole and managing member

By:	CBL Outparcel HoldCo, LLC,
its sole member

By:	CBL & Associates HoldCo II, LLC,
its sole memebr

By:	CBL & Associates Limited Partnership,
its sole memebr

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

MERIDIAN MALL LIMITED PARTNERSHIP

By:	CBL Outparcel HoldCo, LLC,
its sole general partner

By:	CBL & Associates HoldCo II, LLC
its sole member

By:	CBL & Associates Limited Partnership,
its sole member

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

[Signature Page to Senior Secured Notes Indenture]

OLD HICKORY MALL VENTURE

By:	CBL/Old Hickory I, LLC,
its managing partner

By:	CBL/J II, LLC
its chief manager

By:	CBL & Associates Limited Partnership
its chief manager

By:	CBL Holdings I, Inc.,

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

OLD HICKORY MALL VENTURE II, LLC

By:	Old Hickory Mall Venture,
its chief manager

By:	CBL/Old Hickory I, LLC,
its managing partner

By:	CBL/J II, LLC
its chief manager

By:	CBL & Associates Limited Partnership,
its chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

[Signature Page to Senior Secured Notes Indenture]

PARKDALE MALL ASSOCIATES, L.P.

By:	CBL/Parkdale, LLC,
its sole general partner

By:	CBL & Associates Limited Partnership,
its chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

PARKWAY PLACE SPE, LLC

By:	Parkway Place Limited Partnership,
its chief manager

By:	CBL & Associates HoldCo II, LLC
its sole general partner

By:	CBL & Associates Limited Partnership,
its sole member

By:	CBL Holdings I, Inc.,
its general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

[Signature Page to Senior Secured Notes Indenture]

VOLUSIA MALL LIMITED PARTNERSHIP

By:	Volusia Mall GP, Inc.,
its sole general partner

By:	CBL & Associates Management, Inc.,
its sole shareholder

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

WESTGATE MALL LIMITED PARTNERSHIP

By:	CBL/GP II, Inc.,
its general partner

By:	CBL & Associates Management, Inc.,
its sole shareholder

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

YORK GALLERIA LIMITED PARTNERSHIP

By:	CBL/York, Inc.,
its general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

[Signature Page to Senior Secured Notes Indenture]

TRUSTEE AND COLLATERAL AGENT:

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as the Trustee and Collateral Agent

By:	/s/ Raye Goldsborough
Name: Raye Goldsborough
Title: Vice President

[Signature Page to Senior Secured Notes Indenture]

Annex I

Collateral and Credit Support for Securities

Category 1–

Certain Mall Assets

•	Brookfield Square
•	Dakota Square
•	Eastland Mall (including (Parcel(s) in Main Project))
•	Harford Mall
•	Laurel Park Place
•	Meridian Mall (leasehold)
•	Mid Rivers Mall
•	Monroeville Mall and Annex
•	Monroeville Mall - Anchor
•	Monroeville Mall - District
•	Northpark Mall
•	Old Hickory Mall
•	Parkway Place
•	South County Center
•	St. Clair Square (fee)
•	St. Clair Square (leasehold)
•	Stroud Mall (leasehold)
•	Stroud Mall (fee)
•	York Galleria

Certain Associated Centers & Other Properties

•	840 Greenbrier Circle

Category 2

None.

Category 3 –

•	Alamance Crossing – West
•	Brookfield Square – Bluemound Road parcel (fee)/Lifestyle Center
•	Brookfield Square – Bluemound Road parcels (leasehold)/Lifestyle Center
•	Brookfield Square – Moreland Road Outparcels[1]

[1]

Brookfield Square – Mooreland Road Outparcels. These parcels are not currently subdivided from the mall tract. Upon completion of the subdivision, these outparcels will be released from Brookfield Square in Category 1 (including a release from any mortgage or pledge related thereto) and placed in Category 3.

Annex I

•	CoolSprings Crossing
•	CoolSprings Crossing – Parcel(s) in the Main Project
•	Cross Creek – Sears - Parcel(s) in the Main Project
•	Courtyard at Hickory Hollow
•	Cross Creek Mall – Sears
•	Dakota Square - Parcel(s) in the Main Project
•	Dakota Square – Mgmt GL Parcels
•	Dakota Square – Lot 8 (Scheels Ground Lease)
•	East Towne Mall – Outparcel
•	East Towne Mall – Parcel
•	Eastgate Mall – Shops at Eastgate
•	Eastland Mall – Macy’s
•	Fayette Mall – Parcel(s) in the Main Project[2]
•	Frontier Square
•	Gunbarrel Pointe
•	Hamilton Place – Sears
•	Hamilton Place – Sears – Parcel(s) in the Main Project
•	Hanes Mall – Restaurants
•	Harford Mall – Annex
•	Jefferson Mall – Macy’s / Round 1
•	Jefferson Mall – Sears
•	Jefferson Mall – Self Development
•	Kirkwood Mall – Mgmt GL Parcels
•	Laurel Park Mall – Parcel(s) in the Main Project
•	Layton Hills Mall – Mgmt GL Parcels
•	Layton Hills Mall – Outparcel II
•	Mall del Norte TX Outparcel
•	Mayfaire Town Center – Mgmt GL Parcels
•	Meridian Mall – Parcel(s) in the Main Project (leasehold)
•	Meridian Mall – Parcel(s) in the Main Project (fee)
•	Mid Rivers Mall – Parcel(s) in the Main Project
•	Monroeville Mall - Parcel(s) in the Main Project
•	Northgate Mall – Outparcel
•	Northgate Mall Sears TBA – Outparcels
•	Northpark Mall – Parcel(s) in the Main Project
•	Northpark Mall – Mgmt GL Parcels
•	Parkdale Mall – Corner (Self Dev. Tract 4/Pad B)
•	Parkdale Mall - Macy's
•	Parkdale Mall – Mgmt GL Parcels
•	Pearland Town Center – Mgmt GL Parcels

[2]

Fayette Mall – Parcel(s) in the Main Project is currently encumbered, but the parties hereto agree that upon such property’s release (which is expected to occur in connection with the extension and modification of the existing loan secured by Fayette Mall), such property shall be included in Category 3.

Annex I

•	Pearland Town Center – Self Development (Parcel 8)
•	Post Oak Mall – Mgmt GL Parcels
•	Shoppes @ St. Clair
•	South County Center – Parcel(s) in the Main Project
•	South County Center – Mgmt GL Parcels
•	Southaven Towne Center – Parcel(s) in the Main Project
•	Southpark Mall – Dick’s Sporting Goods
•	St. Clair Square – Parcel(s) in the Main Project
•	Sunrise Commons
•	The Landing at Arbor Place
•	The Landing at Arbor Place – Parcel(s) in the Main Project
•	The Plaza at Fayette (including Parcel(s) in Main Project and Johnny Carino’s Redevelopment)
•	Valley View Mall – Parcel(s) in the Main Project
•	Volusia Mall – Restaurant Village
•	Volusia Mall – Sears TBA
•	WestGate Crossing
•	West Towne Crossing
•	West Towne Crossing – Parcel(s) in the Main Project
•	West Towne Mall – Restaurant District
•	York Galleria – Parcel(s) in the Main Project

Category 4 –

Joint Venture Properties

Malls

•	Coastal Grand Mall and District
•	Coastal Grand Mall – Dick’s Sporting Goods
•	Coastal Grand OP (fee)
•	Coastal Grand OP (leasehold)
•	CoolSprings Galleria
•	CoolSprings Macy’s Outparcel (leasehold)
•	Friendly Shopping Center
•	Friendly Center – Belk Homestore
•	Governor’s Square
•	Kentucky Oaks
•	Northgate Mall – JCP
•	Northgate Mall – Sears
•	Oak Park Mall
•	Outlet Shoppes at Atlanta – Tract 1A
•	Outlet Shoppes at Atlanta – Tract 1A1
•	Outlet Shoppes at Atlanta – Outparcel

Annex I

•	Outlet Shoppes at Atlanta – Tract 1B and others
•	Outlet Shoppes at El Paso – OP
•	Outlet Shoppes at El Paso – OP II
•	Outlet Shoppes at El Paso – Phase I and Phase II
•	Outlet Shoppes at El Paso – .2763 Acre Tract
•	Outlet Shoppes at Gettysburg – Phase I
•	Outlet Shoppes at Gettysburg – Phase II
•	Outlet Shoppes at Laredo
•	Outlet Shoppes of the Bluegrass
•	Outlet Shoppes of the Bluegrass – Phase II
•	Outlet Shoppes of the Bluegrass – OP Tract 11
•	Outlet Shoppes of the Bluegrass – OP Tract 8
•	Shops at Friendly Center – Phase I and II
•	West County Center

Associated Centers

•	Coastal Grand Outparcel – Fee Outparcels
•	Governor’s Square Plaza
•	York Town Center
•	York Town Center – Former Pier 1

Community Centers

•	Ambassador Town Center
•	Fremaux Town Center Phase I and II
•	Fremaux Town Center – Slidell Development Company, L.L.C. Land
•	Hammock Landing – Phase I
•	Hammock Landing – Phase II
•	Pavilion at Port Orange – Phase I
•	Promenade at D’Iberville
•	Shoppes at Eagle Point

Storage

•	Eastgate Mall – Self Storage
•	Hamilton Place – Self Storage
•	Mid Rivers – Self Storage
•	Parkdale Mall – Self Storage

Other

•	Hamilton Corner – AAA Parcel
•	Hamilton Place – ALOFT Hotel
•	Statesboro – Land
•	Pavilion at Port Orange West JV – Apts

Annex I

Other Encumbered Properties

•	Alamance Crossing – East
•	Arbor Place Main Mall (Arbor Place II, LLC)
•	Asheville Mall[3]
•	Brookfield Square – Sears and Street Shops
•	Cross Creek Mall
•	Eastgate Mall[4]
•	Fayette Mall and Fayette Mall – Sears Renovation[5]
•	Greenbriar Mall[6]
•	Jefferson Mall
•	Northwoods Mall
•	Park Plaza Mall[7]
•	Parkdale Mall
•	Parkdale Crossing (including Lifeway Christian Redevelopment)
•	Southpark Mall
•	Volusia Mall
•	Westgate Mall

Category 5

None.

Category 6

None.

Category 7 –

•	CBL Center – Phase I and II
•	Hamilton Corner
•	Hamilton Crossing and Expansion

[3]	The parties hereto agree that any interest in Asheville Mall will be released upon foreclosure or conveyance of the property in satisfaction of the loan.
[4]	The parties hereto agree that any interest in Eastgate Mall will be released upon foreclosure or conveyance of the property in satisfaction of the loan.
[5]

Fayette Mall – Sears Renovation is not encumbered as of the Effective Date, but the parties hereto agree that such property shall be added as collateral to the existing encumbrance as part of the upcoming extension and modification of the existing loan.

[6]	The parties hereto agree that any interest in Greenbier Mall will be released upon foreclosure or conveyance of the property in satisfaction of the loan.
[7]	The parties hereto agree that any interest in Park Plaza Mall will be released upon foreclosure or conveyance of the property in satisfaction of the loan.

Annex I

•	Hamilton Place – Regal Cinema
•	Hamilton Place – Lebcon (Land)
•	Hamilton Place Mall and OP
•	The Shoppes at Hamilton Place
•	The Terrace

Category 8 –

•	Akron Water Tower and Land
•	Alamance Crossing, LLC
•	Alamance Crossing - OP
•	Arbor Place - APWM, LLC
•	Arbor Place - OP
•	CBL/Cherryvale I, LLC - vacant property
•	Cross Creek – Sears - Parcel(s) in the Main Project (vacant lot 2)
•	Dakota Square OP
•	Eastgate Mall – Self-Development
•	Hanes Mall – Lot 2A
•	Gulf Coast Galleria (D'Iberville CBL Land, LLC)
•	Gulf Coast Town Center - Peripheral IV - Land
•	Gulf Coast Town Center - Phase III - Land
•	Hickory Point Mall - OP
•	Imperial Valley Commons - Kohl's and Land
•	Imperial Valley Mall - OP
•	Jacksonville Regal Cinema Mgmt
•	Mayfaire Town Center - Wetlands
•	Meridian Mall - Land E. Lansing (leasehold interest)
•	Meridian Mall - Township Property (leasehold interest)
•	Meridian Mall – Management Fee Parcel
•	Mid Rivers Land LLC (vacant parcels)
•	Northpark Mall/Joplin, LLC Hollywood Parcels
•	Pavilion at Port Orange – Phase II
•	Pearland Town Center – Outparcel TX Land LLC
•	Southaven Towne Center vacant parcels

Annex II

Release Prices Schedule

Property	Release Price ($ in millions)
Brookfield Square	19.0
Dakota Square	26.0
Eastland Mall (incl. Parcel(s) in Main Project)	5.0
Harford Mall	18.0
Laurel Park Place	9.0
Meridian Mall (leasehold)	13.0
Mid Rivers Mall	22.1
Monroeville Mall and Annex	18.7
Monroeville Mall – Anchor	4.7
Monroeville Mall – District	3.3
Northpark Mall	24.6
Old Hickory Mall	6.0
Parkway Place	42.0
South County Center	32.2
St. Clair Square (fee and leasehold)	60.0
Stroud Mall (fee and leasehold)	6.0
York Galleria	10.0
840 Greenbrier Circle	4.5

APPENDIX

PROVISIONS RELATING TO SECURITIES

1.	Definitions
1.1	Definitions

Capitalized terms used in this Appendix and not otherwise defined shall have the meanings provided in the Indenture. For the purposes of this Appendix and the Indenture as a whole, the following terms shall have the meanings indicated below:

“Definitive Security” means a certificated Security that does not include the Global Securities Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Global Securities” has the meaning set forth in Section 2.1 hereof.

“Global Securities Legend” means the legend set forth under that caption in Exhibit A to the Indenture.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor Person thereto and shall initially be the Trustee.

1.2	Other Definitions
Term:	Defined in Section:
“Agent Members”	2.1(c)
“Global Security”	2.1(b)

2.	The Securities
2.1	Form and Dating

The Securities shall be issued in the form of one or more global notes (a “Global Security” and are collectively referred to herein as “Global Securities”). The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee and on the schedules thereto as hereinafter provided.

The Company shall execute and the Trustee shall, pursuant to an order of the Company signed by two Officers, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (ii) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as Securities Custodian.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository or

APPENDIX

by the Trustee as Securities Custodian or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Securities.

2.2

Authentication. The Trustee shall authenticate and deliver on the Issue Date, an aggregate principal amount of $455,000,000 of 10% Senior Secured Notes due 2029. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

2.3	Transfer and Exchange.
(a)	Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(A)to register the transfer of such Definitive Securities; or

(B)to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing.

(b)

Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be

APPENDIX

exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so cancelled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated Securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Security in the appropriate principal amount.

(c)

Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in such Global Security. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the applicable Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(ii)

If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii)

Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(d)

Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or cancelled, such Global Security shall be returned to the Depository for cancellation or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, purchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security,

APPENDIX

by the Trustee or the Securities Custodian, to reflect such reduction, and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security will be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(e)	Obligations with Respect to Transfers and Exchanges of Securities
(i)	To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.
(ii)

No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges not involving any transfer pursuant to Sections 2.06, 2.07, 2.09, 3.06, 4.03 and 9.05 of the Indenture or pursuant to Section 2.3 or 2.4 of this Appendix).

(iii)

Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)

All Securities issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange.

(f)	No Obligation of the Trustee
(i)

The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and

APPENDIX

communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4

Definitive Securities. (a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, and, in either case, a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under the Indenture.

(b)

Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $1.00 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct.

APPENDIX

(c)

Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.

(d)

In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 or Section 6.07 of the Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

Exhibit A

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.	$
CUSIP No. 12511C AA8
ISIN US12511CAA80

10% Senior Secured Notes due 2029

CBL & Associates HoldCo II, LLC, a Delaware limited liability company, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Dollars [as may be increased or decreased as set forth on the attached Schedule of Increases or Decreases in Global Security] on November 15, 2029.

Interest Payment Dates: May 15 and November 15.

Record Dates: May 1 and November 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

CBL & ASSOCIATES HOLDCO II, LLC

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON SAVINGS FUND SOCIETY, FSB
as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signature

[FORM OF REVERSE SIDE OF SECURITY]

10% Senior Secured Notes due 2029

1.	Interest

CBL & Associates HoldCo II, LLC, a Delaware limited liability company (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”) promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually in arrears on May 15 and November 15 of each year, commencing May 15, 2022. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 1, 2021. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by this Security, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

Interest on the Securities will accrue at the annual rate set forth above and will be payable solely in cash. Interest payable at Stated Maturity, upon redemption or repurchase of the Securities shall be payable in cash.

2.	Method of Payment

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 1 or November 1 next preceding the Interest Payment Date even if Securities are cancelled after the record date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, Wilmington Savings Fund Society, FSB, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

The Company originally issued the Securities under the Indenture dated as of November 1, 2021 (the “Indenture”), among the Company, the REIT, the Guarantors named therein and the Trustee and Collateral Agent. The terms of the Securities include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. To the extent any provision of any Security conflicts with the express provisions of the Indenture, the provisions of this Indenture shall govern and be controlling. The Securities are subject to all such terms, and Securityholders are referred to the Indenture. The Securities are entitled to the benefits of the Security Documents, subject to the terms of the Note Documents, including the Collateral Agency and Intercreditor Agreement.

The Indenture contains covenants that, among other things, limit the ability of the Company and its subsidiaries to Incur additional indebtedness; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

5.	Redemption

The Company shall be required to mandatorily redeem the Securities (a) on November 8, 2021 as provided in Section 3.07(c) of the Indenture and subject to the terms of Article 3 of the Indenture and (b) upon a Release Trigger Event as provided in, and subject to the terms of, the Indenture. Except as set forth under Section 4.03 of the Indenture, the Company shall not be required to repurchase the Securities at the option of the Holders.

Except as set forth below, the Company shall not be entitled to redeem or otherwise prepay the Securities at the Company’s option at any time.

At any time prior to May 15, 2023, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to (i) 100% of the principal amount of the Securities redeemed, plus (ii) accrued and unpaid interest to but excluding the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

On and after May 15, 2023, the Company shall be entitled at its option to redeem all or a portion of the Securities upon required notice provided in accordance with paragraph 6 below, at the redemption prices set forth below (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to but excluding the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during any of the periods set forth below:

Period	Redemption Price
May 15, 2023 to May 14, 2024	105.0%
May 15, 2024 to May 14, 2025	102.5%
May 15, 2025 and thereafter	100.0%

6.	Notice of Redemption

The Company shall send a notice of optional redemption pursuant to paragraph 5 to each Holder whose Securities are to be redeemed at such Holder’s registered address (x) on the Issue Date in the form of the Issue Date Redemption Notice in the case of the Issue Date Redemption pursuant to Section 3.07(c) hereof or (y) at least (i) 10 days but not more than 60 days before a date for redemption of Securities pursuant to Section 3.08 of the Indenture or (ii) 30 days but not more than 60 days before a date for redemption of Securities pursuant to Section 4.04 of the Indenture. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.	Asset Sale Offer

Upon certain Asset Sales, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price payable in cash as provided in, and subject to the terms of, the Indenture.

8.	Guarantees; Security

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture. The Securities and Note Guarantees will be secured on a first-priority basis (subject only to Permitted Collateral Liens), on an equal and ratable basis with the holders of the Other Secured Notes Obligations, by the Collateral as provided in the Indenture and the Security Documents.

9.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in minimum denominations of $1.00 principal amount and integral multiples of $1.00. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an Interest Payment Date.

10.	Security Documents; Junior Lien Intercreditor Agreement

Each Securityholder, by accepting a Security, shall be deemed to have agreed to and accepted the terms and conditions of the Security Documents (including the Collateral Agency and Intercreditor Agreement) and the Junior Lien Intercreditor Agreement, if any, and the performance by the Trustee and the Collateral Agent of their respective obligations and the exercise of their respective rights thereunder and in connection therewith.

11.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal or interest, if any, remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.	Discharge and Defeasance

Subject to certain conditions provided in the Indenture, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture and to the release of liens on the Collateral if the Company deposits with the Trustee cash in U.S. dollars, U.S. Government Obligations or a combination thereof for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.	Amendment; Waiver

The Indenture, the Security Documents or the Securities may be amended or supplemented, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Security Documents or the Securities may be waived as provided in the Indenture.

Subject to certain exceptions set forth in the Indenture, the Company, the Guarantors, the Trustee and the Collateral Agent, if applicable, may amend any of the Indenture, the Securities or the other Note Documents without notice to or consent of any Securityholder to, among other things, (a) cure any ambiguity, omission, mistake, defect or inconsistency, (b) to add or release Guarantees with respect to the Securities, including any Note Guarantees, in each case in compliance with the Note Documents, (c) comply with any requirements of the SEC in connection with qualifying the Indenture under the TIA, (d) make, complete or confirm any grant of Collateral permitted or required by any of the Note Documents, and (e) to release or subordinate Liens on Collateral in accordance with the Note Documents.

Section 316(a) of the Trust Indenture Act is expressly excluded from the Indenture and the other Note Documents for all purposes. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver, consent, approval or other action of Holders, Securities owned by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor shall be disregarded and deemed not to be outstanding, except that Securities owned by Specified Holders (as defined in the Indenture) shall not be so disregarded.

15.	Defaults and Remedies

The Events of Default relating to the Securities are set forth in the Indenture. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.	Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, each of the Trustee and the Collateral Agent under the Indenture, in its individual or any other capacity (including its capacity as Collateral Agent under the Indenture), may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee or Collateral Agent, as the case may be.

17.	No Recourse Against Others

A director, officer, employee, incorporator or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Securities, the Note Guarantees, the Indenture or any other Note Document or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such claims and liability. The waiver and release are part of the consideration for the issue of the Securities.

18.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.	Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	CUSIP Numbers

The Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use such numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.	Governing Law

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE DOCUMENTS WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

CBL & Associates HoldCo II, LLC
2030 Hamilton Place Blvd., Suite 500,

Chattanooga, Tennessee 37421-6000
Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.03 of the Indenture, check the box: ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.03 of the Indenture, state the amount in principal amount (integral multiples of $1.00): $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FORM OF GUARANTY SUPPLEMENTAL INDENTURE

[       ] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [•], 2021, among [Name of Future Guarantor(s)] (together with its successors and assigns under the Indenture, the “New Guarantor”), a subsidiary of CBL & Associates HoldCo II, LLC, a Delaware limited liability company (together with its successors and assigns under the Indenture, the “Company”), CBL & Associates Properties, Inc., a Delaware corporation (together with its successors and assigns under the Indenture, the “REIT”), the existing Guarantors (as defined in the Indenture referred to herein), the Company and Wilmington Savings Fund Society, FSB, as trustee under the Indenture referred to herein (in such capacity, together with its successors and assigns under the Indenture, the “Trustee”) and the collateral agent under the Indenture referred to herein (in such capacity, together with its successors and assigns under the Indenture, the “Collateral Agent”). The New Guarantor and the existing Guarantors are sometimes referred to collectively herein as the “Guarantors,” or individually as a “Guarantor.”

W I T N E S E T H

WHEREAS, the Company, the REIT and the existing Guarantors have heretofore executed and delivered to the Trustee and the Collateral Agent an indenture (the “Indenture”), dated as of November 1, 2021, relating to the 10% Senior Secured Notes due 2029 (the “Securities”) of the Company;

WHEREAS, Section 4.07 of the Indenture in certain circumstances requires the Company to cause a Subsidiary that is not then a Guarantor (i) to become a Guarantor by executing a supplemental indenture and (ii) to deliver an Opinion of Counsel to the Trustee as provided in such Section; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Company, the REIT, the Guarantors, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder;

NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the other Guarantors, the Company, the REIT and the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally, with all other Guarantors, to unconditionally Guarantee to each Holder and to the Trustee and the Collateral Agent the Notes Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Guarantors to the Holders of Securities and to the Trustee and the Collateral Agent pursuant to the Note Guarantees and the

Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantees.

3.EXECUTION AND DELIVERY. The New Guarantor agrees that its Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Note Guarantee.

4.NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

5.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.

6.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.THE TRUSTEE AND THE COLLATERAL AGENT. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or Collateral Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and the Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Collateral Agent with respect hereto. Neither the Trustee nor the Collateral Agent make any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

8.RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: , 20 .

[NEW GUARANTOR]

By:
Name:
Title:

[OTHER GUARANTORS]

By:
Name:
Title:

CBL & ASSOCIATES HOLDCO II, LLC, as the Company

By:
Name:
Title:

CBL & ASSOCIATES PROPERTIES, INC., as the REIT

By:
Name:
Title:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee and Collateral Agent

By:
Name:
Title:

Signature Page

EXHIBIT C

FORM OF MORTGAGE

8This document was prepared
by9 and after recording
should be returned to:

MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING,
FINANCING STATEMENT AND
ASSIGNMENT OF RENTS AND LEASES

THIS MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING, FINANCING STATEMENT AND ASSIGNMENT OF RENTS AND LEASES (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Mortgage”) is being made and granted, dated and effective as of the [1st] day of [November], 2021, by [NAME OF ENTITY], a [____] (“Mortgagor”), having an address at CBL Center – Suite 500, 2030 Hamilton Place Boulevard, Chattanooga, TN  37421, Attention:  Chief Financial Officer, to  WILMINGTON SAVINGS FUND SOCIETY, FSB, a federal savings bank, in its capacity as Collateral Agent, having an office at 500 Delaware Avenue, 11th Floor, Wilmington, DE 19801, Attention: Patrick Healy (together with its successors and assigns in such capacity, “Mortgagee”), for its benefit and the benefit of the other Secured Parties.  Except as otherwise provided herein, all capitalized terms used but not defined herein that are defined in each of the Indentures (as such term is hereafter defined) shall have the respective meanings given to them in each of the Indentures; and the term “Act of the Applicable Authorized Representative” shall have meaning given to it in the Collateral Agency and Intercreditor Agreement.

WITNESSETH:

WHEREAS, pursuant to the terms and conditions of the Third Amended Joint Chapter 11 Plan, dated May 26, 2021, as the same may be amended, modified or restated from time to time (the “Plan of Reorganization”) relating to the reorganization under Chapter 11 of Title 11 of the United States Code of the REIT, the Operating Partnership and certain of the direct and indirect Subsidiaries of the REIT, which Plan of Reorganization was confirmed by order, dated August 11, 2021, of the Bankruptcy Court, CBL & Associates Holdco II, LLC, a Delaware limited liability company (the “Company”) intends to issue (i) to the Senior Note Holders $455,000,000 aggregate principal amount of the Company’s 10.0% Senior Secured Notes due 2029 (the “Senior Notes”), upon the terms and subject to the conditions set forth in the Indenture, dated as of the date hereof (as such agreement may be amended, modified or restated from time to time, the “Senior Note Indenture”), among the Company, as issuer, the Guarantors, including Mortgagor, REIT and

[8]	Note to Draft: Local counsel to confirm notices (e.g., fixture filing, indemnification) and other information (e.g., specific cover page requirements) to be included
[9]	Note to Draft: Local counsel to confirm if “prepared by” needs to include local counsel

Wilmington Savings Fund Society, FSB, as trustee (in such capacity, together with any successor trustee, the “Senior Note Trustee”) and the Mortgagee and (ii) to the Exchangeable Note Holders $150,000,000 aggregate principal amount of the Company’s 7.0% Exchangeable Senior Secured Notes due 2028 (the “Exchangeable Notes” and, together with the Senior Notes, the “Secured Notes”), upon the terms and subject to the conditions set forth in the Indenture, dated as of the date hereof (as such agreement may be amended, modified or restated from time to time, the “Exchangeable Note Indenture” and, together with the Senior Note Indenture, the “Indentures” and each, an “Indenture”), among the Company, as issuer, the Guarantors, including Mortgagor, REIT, Wilmington Savings Fund Society, FSB, as trustee (in such capacity, together with any successor trustee, the “Exchangeable Note Trustee”) and the Mortgagee;

WHEREAS, pursuant to the Collateral Agency and Intercreditor Agreement dated as of the date hereof (as such agreement may be amended, modified or restated from time to time, the “Collateral Agency and Intercreditor Agreement”) among the Company, the Guarantors, including Mortgagor, the Senior Note Trustee, the Exchangeable Note Trustee, and the Collateral Agent, the Collateral Agent has agreed to act as the agent on behalf of the Secured Parties;

WHEREAS, it is a condition precedent under the [Plan of Reorganization and the] Indentures that Mortgagor enter into this Mortgage and grant to Mortgagee for the ratable benefit of the Secured Parties the liens and security interests referred to herein to secure the punctual and complete payment and performance of the Secured Obligations (as defined in the Collateral Agency and Intercreditor Agreement); and

WHEREAS, Mortgagor is a subsidiary of the Company and will derive direct and indirect economic benefit from the financial accommodations being made to the Company in accordance with the Plan of Reorganization, each of the Indentures and the “Note Documents” (as defined in the Senior Note Indenture) and the “Note Documents” (as defined in the Exchangeable Note Indenture) (collectively, the “Secured Note Documents”).

NOW, THEREFORE, in consideration of the premises herein and in consideration of One Dollar ($1.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, Mortgagor hereby agrees:

Article I – GRANTS OF SECURITY

1.1In order to secure the punctual and complete payment and performance of the Secured Obligations, Mortgagor does hereby irrevocably GRANT, BARGAIN, SELL, PLEDGE, MORTGAGE, ASSIGN, WARRANT, TRANSFER, REMISE, HYPOTHECATE, GRANT A SECURITY INTEREST and CONVEY to Mortgagee and its successors and assigns, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, for the benefit of the Secured Parties and their respective successors and assigns, and does hereby grant a security interest in and assign to Mortgagee, for the benefit of the Secured Parties and their respective successors and assigns, all of Mortgagor’s right, title and interest (including any after‑acquired right, title and interest, and including any right of use or occupancy, which Mortgagor may now have or hereafter

3

acquire) in and to the following property, rights, interests and estates now owned, or hereafter acquired by Mortgagor (collectively, the “Mortgaged Property”):

(a)The [fee interest in the] real property in [______, County,][State] (such State referred to herein as the “State”) described [in Parcel __] on Exhibit “A” attached hereto and made a part hereof [, and the leasehold interest in the real property described as [Parcel __] on Exhibit “A” attached hereto and made a part hereof as created by the Subject Lease (as defined on Exhibit “B” attached hereto and made a part hereof), together with all rights and interest of Mortgagor in and to the Subject Lease][and the easement interest described in Parcel __ of Exhibit “A” attached hereto and made a part hereof ([each of the foregoing under this subsection (a),] together with any greater estate therein acquired by Mortgagor, collectively, the “Land”), and all additional lands, estates and rights now owned, held or hereafter acquired by Mortgagor in connection with the Land; and all right, title and interest which Mortgagor may now have or hereafter acquire in and to all improvements, buildings and structures now or hereafter located on the Land, or on any such additional lands, of every nature whatsoever (collectively, the “Improvements”); each of the foregoing together with all of the other real property portions of the Mortgaged Property, collectively, the “Premises”;

(b)All (i) easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, air rights, and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Premises, and public places adjoining said Land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (ii) hereditaments, gas, oil, minerals (together (in each case, whether or not extracted from the Premises) with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Premises and all other rights and privileges thereunto belonging or appertaining, (iii) water, ditch, well and reservoir rights which are appurtenant to or which have been used in connection with the Land, (iv) development rights associated with the Land, whether previously or subsequently transferred to the Land from other real property or now or hereafter susceptible of transfer from such Land to other real property, (v) land lying between the boundaries of the Land and the center line of any adjacent street, road, avenue or alley, whether opened or proposed, (vi) other or greater rights and interests of every nature in the Premises and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Mortgagor, and (vii) extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in subparagraphs (i) through (vi) above (hereinafter the “Property Rights”);

(c)All fixtures and appurtenances of every nature whatsoever now owned or hereafter acquired by Mortgagor now or hereafter located in, on or attached to, installed in, and used or intended to be used in connection with, or with the operation of, the Premises, including, but not limited to:  (a) all apparatus, machinery and equipment owned or leased by Mortgagor; and (b) all extensions, additions, improvements, betterments, renewals, substitutions, repairs and replacements to or of any of the foregoing (the items described in the foregoing clauses (a) and (b) being hereinafter collectively referred to as the “Fixtures”);

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(d)All (i) judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Real Property (as hereinafter defined), or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real Property, or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other dispositions of the Real Property or any part thereof, and all interest thereon; (ii) contract rights, accounts, licenses, certificates, permits, accounts receivable, general intangibles (but excluding therefrom any right to the use of the tradename “CBL” or any mark including the name “CBL”); (iii) actions and rights in action relating to the Real Property, insurance proceeds in respect of the Mortgaged Property under any insurance policies covering the Mortgaged Property, including rights thereto and unearned premiums arising from or relating to the Real Property; (iv) refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Mortgaged Property as a result of tax certiorari or any applications or proceedings for reduction; and (v) and proceeds, products, replacements, additions, substitutions, renewals, repairs and accessions of and to the rights and interests described in (i), (ii), (iii) and (iv) above;

(e)All reserves, escrows and deposit accounts maintained by Mortgagor with respect to the Mortgaged Property; together with all deposits or wire transfers made to such accounts and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof;

(f)All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any improvements or any business or activity conducted on the Land and any part thereof and all right, title and interest of Mortgagor therein and thereunder;

(g)All furniture, furnishings, goods, chattels, appliances, apparatus, inventory, supplies, machinery and equipment of any nature whatsoever owned by Mortgagor and all of Mortgagor’s tangible personal property, and the proceeds therefrom, now or at any time hereafter owned by Mortgagor;

(h)All leases, subleases, contracts, lettings, licenses, rental agreements, concessions or other agreements (whether written or oral) pursuant to which any Person is granted a possessory interest in, or right to use and/or occupy the Mortgaged Property (or any portion thereof), and every modification, amendment or other agreement relating to such leases, subleases, contracts or other agreements, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into, whether before or after the filing by or against Mortgagor of any petition for relief under any Federal or State bankruptcy, insolvency or similar law (collectively, the “Leases”) and all right, title and interest of Mortgagor, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, issues and profits of the Real Property and all rents, additional rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, issues, profits, revenues, royalties, bonuses, rights

5

and benefits due, payable or accruing (including any letters of credit, letter-of-credit rights supporting obligations, or other credit support for any rents or leases and all deposits of money as advance rent, for security or as earnest money or as down payment for the purchase of all or any part of the Real Property), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Mortgagor or its agents or employees from any and all sources arising from or attributable to the Mortgaged Property (or any portion thereof), including, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of use and/or occupancy of the Mortgaged Property (or any portion thereof) and/or rendering of services by Mortgagor and proceeds, if any, from business interruption or other loss of income insurance whether paid or accruing before or after the filing by or against Mortgagor of any petition for relief under any Federal or State bankruptcy, insolvency or similar law (collectively, the “Rents”), and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Secured Obligations;

(i)All profits, proceeds and replacements of any of the foregoing, including, without limitation, proceeds of insurance and condemnation awards, whether cash, liquidation or other claims or otherwise; and

(j)Any and all other rights of Mortgagor in and to the items set forth in Subsections (a) through (i) above; provided, however, that the Mortgaged Property shall exclude any Excluded Property otherwise included in such definition for so long as such property shall so remain Excluded Property.  “Excluded Property” shall have the meaning ascribed to such term in the Pledge and Security Agreement, dated as of the date hereof, made by the Company and certain of its subsidiaries (including the Mortgagor) in favor of the Mortgagee, as such agreement may be amended, modified or restated from time to time.

AND without limiting any of the other provisions of this Mortgage, to the extent permitted by applicable law, Mortgagor expressly grants to Mortgagee, as secured party, a security interest in the portion of the Mortgaged Property (collectively, the “UCC Collateral”) in which a security interest may be granted (and the Secured Obligations thereby secured) pursuant to the provisions of the Uniform Commercial Code in effect in the State (the “UCC”; terms defined in the UCC that are not otherwise defined in this Mortgage or in any other Secured Note Document are used herein as defined in the UCC) which are applicable to secured transactions; it being understood and agreed that the Improvements, Fixtures, Property Rights and Premises are part and parcel of the Land (referred to collectively herein as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall, so far as permitted by applicable law, be deemed to form a part and parcel of the Land and for the purposes of this Mortgage be deemed conclusively to be real estate that is covered by the lien of this Mortgage and mortgaged hereby, and the liens and rights of Mortgagee under this Mortgage with respect to the Real Property shall not be impaired by the security interests granted hereunder.

TO HAVE AND TO HOLD the Mortgaged Property, properties, rights and privileges hereby conveyed or assigned, or intended so to be, unto Mortgagee, for the benefit of the Secured Parties and their respective successors and assigns, forever for the uses and purposes herein set

6

forth.  Mortgagor (on behalf of itself and all Persons now or hereafter claiming by, through or under Mortgagor) hereby releases and waives all rights under and by virtue of the homestead exemption laws, if any, of the State and Mortgagor hereby covenants, represents and warrants that, at the time of the delivery of these presents, Mortgagor has full legal and equitable [fee simple][and][leasehold] title to the Premises, and good title or valid rights and interests in and to the balance of the Mortgaged Property, with full power and lawful authority to assign, bargain, sell, pledge, grant, remise, release, alien, convey, hypothecate, mortgage and warrant to Mortgagee for itself and for the benefit of the Secured Parties and their respective successors and assigns, the Mortgaged Property as set forth herein, and that the title to the Mortgaged Property is free and clear of all Liens and other encumbrances, except for the Liens set forth on Exhibit [“B”][“C”] hereto to the extent the same constitute Permitted Collateral Liens (the “Permitted Liens”).  Mortgagor shall forever warrant, defend and preserve such title and the validity and first lien priority of the lien of this Mortgage and shall forever warrant and defend the same, subject only to the Permitted Liens, to Mortgagee for itself and for the Secured Parties and their respective successors and assigns against the claims of all Persons whatsoever.

The foregoing granting language is intended to grant in favor of Mortgagee a first priority continuing lien and security interest in all of the Mortgaged Property.  Mortgagor authorizes Mortgagee and its counsel to file UCC financing statements (and continuations thereof) in form and substance satisfactory to Mortgagee, describing the collateral as all assets of Mortgagor, all Mortgaged Property of Mortgagor or using words with similar effect.

Nothing herein contained shall be construed as constituting Mortgagee a mortgagee-in-possession in the absence of the taking of actual possession and control of the Mortgaged Property by the Mortgagee.  Nothing contained in this Mortgage shall be construed as imposing on Mortgagee any of the obligations of the lessor under any Lease in the absence of an explicit written assumption thereof (on a case-by-case basis) by Mortgagee.  In the exercise of the powers herein granted to Mortgagee, no liability shall be asserted or enforced against Mortgagee, all such liability being hereby expressly waived and released by Mortgagor (on behalf of itself and all Persons now or hereafter claiming by or through Mortgagor, except to the extent any such liability is determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of Mortgagee).

1.2Assignment of Leases and Rents.

(a)As additional security for the Secured Obligations secured hereby, Mortgagor (i) does hereby unconditionally and absolutely pledge and assign to Mortgagee, for the benefit of the Secured Parties, from and after the date hereof (including any period of redemption), primarily and on a parity with the Real Property, and not secondarily, all of Mortgagor’s right, title and interest in and to all current and future Leases and Rents; it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only; and (ii) does hereby transfer and assign to Mortgagee, for the benefit of the Secured Parties, all such Leases (including all of Mortgagor’s rights under any contracts for the sale of any portion of the Mortgaged Property).  Nevertheless, subject to the terms of Section 4.2 (j) of this Mortgage, Mortgagee hereby grants to Mortgagor, until an Actionable Event of Default shall have occurred, a revocable license to (i) collect and use the Rents as they become due and payable under the Leases, but not more than one month in advance thereof (unless otherwise required by the

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terms of any such related agreement), and (ii) enforce the terms of the Leases; provided, however, that the existence of such license or any revocation thereof shall not operate to subordinate this assignment in any respect.

(b)Mortgagor further agrees to execute and deliver such assignments of Leases (including land sale contracts or other agreements) as Mortgagee may from time to time reasonably request (which contracts or other agreements shall be in form and substance reasonably acceptable to Mortgagee).

(c)Without limiting any other rights or remedies herein or in the other Secured Note Documents, upon the occurrence of an Actionable Event of Default:  (1) the license granted herein shall be automatically revoked (and notice of the same shall be delivered to Mortgagor); (2) upon demand from Mortgagee, Mortgagor shall deliver to Mortgagee all of the Leases with such additional assignments thereof as the Mortgagee may request in its sole discretion; and (3) Mortgagor hereby authorizes and directs all tenants, purchasers or other Persons occupying or otherwise acquiring any interest in any part of the Real Property to pay the Rents due under the Leases to the Mortgagee upon written request of the Mortgagee and such tenants, purchasers and parties may rely on such notice by Mortgagee.

(d)Mortgagor hereby appoints Mortgagee as its true and lawful attorney in fact to, upon the occurrence of an Actionable Event of Default, manage (or cause a receiver to be appointed to manage) said Mortgaged Property and collect the Rents, with full power to bring suit for collection of the Rents and possession of the Real Property, giving and granting unto said Mortgagee and unto its agents and attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in the protection of the security hereby conveyed, including the taking of such actions set forth in this Section and elsewhere in this Mortgage; provided, however, that neither this power of attorney nor this assignment of rents shall be construed as an obligation upon Mortgagee to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever, with respect to the Mortgaged Property, the Leases, the Rents, or otherwise; and provided further, that at such time as, in Mortgagee’s sole determination, no Actionable Event of Default exists or is continuing, Mortgagor’s right to manage the Mortgaged Property shall be immediately reinstated.  Any entering upon and taking possession and control of the Mortgaged Property by Mortgagee or the receiver and any application of Rents as provided herein shall not cure or waive any Event of Default or invalidate any other right or remedy of Mortgagee.  This power of attorney and assignment of rents is and shall remain irrevocable until the Secured Obligations secured by this Mortgage are indefeasibly satisfied and paid in full and this Mortgage is released of record by Mortgagee, and such release of this Mortgage of record by Mortgagee shall act as a revocation of this power of attorney and assignment of rents.

1.3Security Agreement.  This Mortgage is both a real property mortgage and a “security agreement” within the meaning of the UCC.  The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property.  By executing and delivering this Mortgage, Mortgagor has granted to Mortgagee, as security for the Secured Obligations, a security interest in the UCC Collateral to the full extent that the UCC Collateral may be subject to the UCC. Mortgagor agrees to execute, deliver and file or refile, and hereby authorizes Mortgagee to prepare and file or refile,

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without any additional consent or authorization by Mortgagor, and as Mortgagor’s attorney-in-fact, any financing statement, continuation statement, or other instruments Mortgagee may reasonably require from time to time to perfect, correct, continue or renew such security interest under the UCC.  For purposes of the security interests herein granted, the address of “Debtor” (Mortgagor) and the address of “Secured Party” (Mortgagee) are set forth in the first paragraph of this Mortgage.

1.4Fixture Filing. With respect to any portion of the Mortgaged Property that is of a nature such that a security interest therein can be perfected under the UCC, this Mortgage shall also constitute a security agreement, fixture filing and financing statement for the purposes of the UCC upon all of the Mortgaged Property that is or is to become “fixtures” (as that term is defined in the UCC), upon being filed for record in the real estate records of the County wherein such fixtures are located.  Mortgagor agrees to execute, deliver and file or refile, and hereby authorizes Mortgagee to prepare and file or refile, without any additional consent or authorization by Mortgagor, and as Mortgagor’s attorney-in-fact, any financing statement, continuation statement, or other instruments Mortgagee may reasonably require from time to time to perfect, correct, continue or renew such security interest under the UCC.  For purposes of the security interests herein granted, the address of “Debtor” (Mortgagor) and the address of “Secured Party” (Mortgagee) are set forth in the first paragraph of this Mortgage. [For informational purposes only, the name of the fee owner of the Land subject to the Subject Lease is listed on Exhibit “B” attached hereto and made a part hereof.]

The following provisions shall also constitute an integral part of this Mortgage:

Article II – ADDITIONAL AGREEMENTS,
REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1Payment of Taxes on the Mortgage.  Without limiting any of the provisions of the Indenture or the other Secured Note Documents, Mortgagor agrees that, if the United States or any department, agency or bureau thereof or if the State or any of its subdivisions having jurisdiction shall at any time require documentary stamps to be affixed to this Mortgage or shall levy, assess, or charge any tax, assessment or imposition upon this Mortgage or the Secured Obligations secured hereby or the interest of Mortgagee in the Premises or upon Mortgagee by reason of or as holder of any of the foregoing, including without limitation, any tax, interest or penalty arising in connection with the recordation of this Mortgage or the imposition of documentary stamps or taxes, intangibles taxes or the like (i) Mortgagor shall (x) pay any such taxes, assessments or impositions at or prior to the time they become due and payable and (y) provide to Mortgagee, within ten (10) Business Days after any such taxes, assessments or impositions become due and payable, and at any other times upon request from Mortgagee, copies of official receipts showing payment of all such taxes, assessments and charges which Mortgagor pays hereunder, and (ii) Mortgagor shall and hereby agrees to indemnify each of the Indemnitees (as hereinafter defined) against any Losses (as hereinafter defined) suffered by such Indemnitees on account of such documentary stamps, taxes, assessments or impositions, whether such liability arises before or after payment of the Secured Obligations and regardless of whether this Mortgage shall have been released. The indemnification obligations set forth in this Section shall survive the expiration, termination or release of this Mortgage.

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2.2Leases Affecting the Real Property.  Mortgagor agrees faithfully to perform in all material respects its obligations under all present and future Leases, and to refrain from any action or inaction which would result in termination of any such Leases, or in the diminution of the value thereof or of the Rents due thereunder, except as otherwise permitted under each of the Indentures and the other Secured Note Documents.  All future Leases made after the effective date of this Mortgage shall include commercially reasonable provisions requiring the lessees thereunder, at Mortgagee’s option and without any further documentation, to attorn to Mortgagee as lessor if for any reason Mortgagee becomes lessor thereunder, and to pay rent to Mortgagee during the continuance of an Actionable Event of Default, upon and following notice thereof.  In addition, Mortgagee shall have the right at any time hereafter, upon notice to the applicable lessee thereunder, but without any further documentation or consent, to unilaterally subordinate the lien of this Mortgage to any Lease.

2.3Use of the Mortgaged Property.  Mortgagor covenants:  (a) to keep the Mortgaged Property in good condition and repair, subject to ordinary wear and tear; (b) except with the written consent of Mortgagee, (which consent shall not be unreasonably withheld, conditioned or delayed ), not to remove or demolish the Mortgaged Property or any part thereof, except for the removal of obsolescent items, and the replacement thereof as necessary to continue to operate the Mortgaged Property in basically the same condition as existed on the date hereof, not to materially alter, restore or add to the Mortgaged Property and not to initiate or acquiesce in any change in any zoning or other land classification which adversely affects the Real Property, this Mortgage or the liens, rights or interests granted or purported to be granted hereunder in favor of Mortgagee; (c) subject to any requirements in Section 4.3 of each of the Indentures as to the application of insurance or other proceeds, to complete or restore promptly and in good and workmanlike manner the Mortgaged Property and any part thereof which may be damaged or destroyed following the receipt of insurance proceeds or otherwise comply with the requirements of Section 4.3 of each of the Indentures; (d) to comply in all material respects with all applicable laws, and all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind of character which affect the Real Property or pertain to acts committed or conditions existing thereon, including, without limitation, any work, alteration, improvement or demolition mandated by such applicable laws; (e) not to commit or permit intentional waste of the Real Property; (f) to do all other acts which from the character or use of the Real Property may be reasonably necessary to maintain and preserve its value; (g) not to permit the public to use the Real Property in any manner that might tend, in Mortgagee’s reasonable judgment, materially and adversely to impair Mortgagor’s title to such Real Property or any portion thereof or to make possible any claim or claims of easement by prescription or of implied dedication to public use, other than the Permitted Liens; and (h) not to use or knowingly permit the use of any part of the Mortgaged Property for an illegal purpose or in material violation of applicable laws.

2.4Compensation; Exculpation; Indemnification.

(a)Without limiting any indemnification Mortgagor, Company or any other Guarantor has granted in any Indenture or other Secured Note Document, Mortgagor agrees to indemnify and hold harmless Mortgagee, the other Secured Parties and the respective officers, directors, employees, agents, successors and assigns of any of the foregoing (each an “Indemnitee”) from and against any and all losses, suits, liabilities, obligations, fines, damages, judgments, penalties, claims, charges, costs and expenses (including all reasonable attorneys’ fees,

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court costs and disbursements)(the “Losses”) which may be imposed on, incurred or paid by or asserted against the Mortgaged Property or any Indemnitee in connection with or arising out of or relating to the matters referred to in this Mortgage, including without limitation, Losses arising out of or relating to (i) any claims of slander of title, or any inaccuracy with respect to the legal description; (ii) Mortgagor’s failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under or breach of any of its representations or warranties made in this Mortgage; (iii) the enforcement of any of the rights and remedies of Mortgagee or any Secured Party under this Mortgage; (iv) any accident, injury, death or damage to any Person or Mortgaged Property occurring in, on or about the Mortgaged Property or any street, drive, sidewalk, curb or passageway adjacent thereto; (v) any other transaction arising out of or in any way connected with the Mortgaged Property; or (vi) any suit, action, claim, proceeding or governmental investigation, pending or threatened, relating to the foregoing, whether based on statute, regulation or order, or tort, or contract or otherwise, and regardless of whether any Indemnitee is a party thereto relating to any of the foregoing; provided that the foregoing indemnity shall not apply to the extent such Losses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee; provided, further, that any Losses hereunder shall exclude any claims relating to any act or omission first occurring on or after the date that is three hundred and sixty-six (366) days after the later of the indefeasible payment in full of the Secured Obligations and the termination and release of this Mortgage; however, the foregoing limitation shall not limit or be deemed to limit any other indemnification obligations under the Indentures or the other Secured Obligations.

(b)Mortgagor shall pay all amounts, indebtedness and obligations arising under this Section 2.4 immediately upon demand by Mortgagee together with interest thereon from the date the same arises at the highest rate of interest then applicable to the principal balance of any outstanding Secured Notes as specified therein.

(c)This Section 2.4 and the indemnities and other protections and agreements provided herein shall survive the resignation, removal or replacement of Mortgagee, any assignment of rights by, or the replacement of a Lender, and the payment, satisfaction or discharge of any or all Secured Obligations, the termination of this Mortgage or the Indentures or either of them, or any other Secured Notes Document.

2.5Insurance and Casualty.

(a)Mortgagor shall, at its sole expense, obtain and maintain for the benefit of Mortgagee and all other Secured Parties, such Mortgaged Property, casualty, general commercial liability and other insurance on the Premises and other insurable Mortgaged Property now or hereafter erected or otherwise placed in or on said Premises as required by any Indenture or other Secured Note Document.  Such insurance shall include, without limitation, insurance for the full replacement cost of the Mortgaged Property carried by Mortgagor at all times.

(b)Additionally, if any of the improvements located on the Premises are located in an area identified by the Federal Emergency Management Agency, the Federal Insurance Administration or other applicable governmental authority as a “100 year flood plain” or as a Special Flood Hazard Area (including Zones A and V) (a “SFHA”), Mortgagor shall, at its

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expense, obtain and maintain flood insurance under the National Flood Insurance Program (“NFIP”) for the Premises in an amount sufficient to comply with the limit of coverage requirements under the NFIP applicable to the Premises, with a deductible not in excess of $100,000, and otherwise meeting the insurance requirements set forth in the Indenture.  Any such policy must state the proper SFHA zone for the Premises.

SPECIAL NOTICE:  Notice is hereby given to Mortgagor that, if Mortgagor fails to renew or keep in effect adequate flood insurance on the Premises during the time that the NFIP mandates flood insurance coverage, Federal law requires Mortgagee to purchase the flood insurance for the Premises and authorizes Mortgagee to charge Mortgagor the cost of premiums and fees incurred in purchasing the insurance.  Any flood insurance that Mortgagee purchases may not fully protect Mortgagor’s interest and equity in the Premises and will likely be substantially more expensive than the insurance Mortgagor may obtain.

(c)Mortgagor shall promptly give Mortgagee written notice of any loss, damage or destruction to the Mortgaged Property, in whole or in part, by fire or other casualty (a “Casualty Event”) which is expected to exceed $1,000,000.00.  All insurance proceeds paid to Mortgagor as a result of any Casualty Event shall be applied in accordance with the provisions of Section 4.03 of each of the Indentures, provided that the same shall not affect the Lien, security interest and security title of this Mortgage or the Secured Obligations of Mortgagor hereunder.

2.6Condemnation Awards.

(a)In case of a taking of or damage to all or any part of the Mortgaged Property as a result of, or a sale thereof in lieu of or in anticipation of, the exercise of the power of condemnation or eminent domain, or the commencement of any proceedings or negotiations which might result in such a taking, damage or sale the claim for which is expected to exceed $250,000, Mortgagor shall promptly give Mortgagee written notice thereof, generally describing the nature of such taking, damage, sale, proceedings or negotiations and the nature and extent of the taking, damage or sale which has resulted or might result therefrom, as the case may be, together with a copy of each and every document relating thereto received by Mortgagor, and, to the extent the claim is expected to exceed $500,000.00, Mortgagee shall have the right, but not the obligation to participate with Mortgagor in such proceedings or negotiations.  Mortgagor will, in good faith and with due diligence, file and prosecute what would, absent this Mortgage, be its claims for any such award, payment or consideration and will cause the same to be collected and applied in accordance with Section 4.03 of each of the Indentures.  If any such award, payment or consideration is applied to the restoration or repair of the Mortgaged Property, Mortgagee shall not be liable to supervise such restoration or repair or to supervise the disbursement of such award, payment or consideration thereof.

(b)Condemnation Proceeds.  Notwithstanding the foregoing, all compensation, awards, damages, rights of action, and proceeds awarded to Mortgagor by reason of any such taking or received by Mortgagor as the result of a transfer in lieu of a taking (the “Condemnation Proceeds”) shall be applied in accordance with the provisions of Section 4.03 of each of the Indentures, provided that any such application of the Condemnation Proceeds shall not affect the Lien, security interest and security title of this Mortgage or the Secured Obligations of Mortgagor hereunder.

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Article III – RESERVED

3.1Concerning Mortgagee; Attorney-in-Fact.

(a)WILMINGTON SAVINGS FUND SOCIETY, FSB has been appointed to act as the Collateral Agent under the Collateral Agency and Intercreditor Agreement, by the Secured Parties.  The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Mortgaged Property), solely in accordance with the Collateral Agency and Intercreditor Agreement and this Mortgage and the Indentures, provided that the Collateral Agent shall exercise, or refrain from exercising, any remedies provided for herein in accordance with the Act of the Applicable Authorized Representative, subject to the protections set forth in Article IV of the Collateral Agency and Intercreditor Agreement.  In furtherance of the foregoing provisions of this Section 3.1(a), each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Mortgaged Property hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the ratable benefit of the Secured Parties in accordance with the terms of this Section 3.1(a).  In connection with this Mortgage, Mortgagee shall have all rights, privileges, protections, indemnities, exculpations and immunities in favor of the Collateral Agent under Article IV of the Collateral Agency and Intercreditor Agreement, including, without limitation, (i) the right to request written instructions or confirmations from the Applicable Authorized Representative prior to taking any action hereunder, (ii) the right to appoint designees, sub-agents, or attorneys-in-fact to exercise any rights and powers conferred on Mortgagee hereunder, and (iii) the right to request that the Applicable Authorized Representative make or confirm any approval, determination, designation, or judgment to be made by Mortgagee herein.  Mortgagor and all other Persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Mortgagee without inquiry into the existence of required consents or approvals of the Secured Parties therefor.

(b)The Collateral Agent hereunder shall at all times be the same Person that is the Collateral Agent under the Collateral Agency and Intercreditor Agreement.  Written notice of resignation by the Collateral Agent pursuant to Section 5.1 of Collateral Agency and Intercreditor Agreement also constitutes notice of resignation as Collateral Agent under this Mortgage; removal of the Collateral Agent pursuant to Section 5.1 of Collateral Agency and Intercreditor Agreement shall also constitute removal under this Mortgage; and appointment of a successor Collateral Agent pursuant to Section 5.2 of the Collateral Agency and Intercreditor Agreement shall also constitute appointment of a successor Collateral Agent under this Mortgage.  Upon the acceptance of any appointment as successor Collateral Agent under Section 5.2 of the Collateral Agency and Intercreditor Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Mortgage, and the retiring or removed Collateral Agent under this Mortgage shall promptly (1) transfer to such successor Collateral Agent all sums, securities and other items of Mortgaged Property held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Mortgage and (2) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to this Mortgage and

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financing statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the lien and security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Mortgage.  After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Mortgage shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was Collateral Agent hereunder.

(c)Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable to any party for any action taken or omitted to be taken by any of them under or in connection with this Mortgage (except for its or such other Person’s own gross negligence or willful misconduct, as determined in a final non-appealable judgment of a court of competent jurisdiction).

3.2Authority of Mortgagee.  Mortgagor acknowledges that the rights and responsibilities of the Mortgagee under this Mortgage with respect to any action taken by  Mortgagee or the exercise or non-exercise by Mortgagee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Mortgage shall, as between Mortgagee and the Secured Parties, be governed by the Collateral Agency and Intercreditor Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between Mortgagee and Mortgagor, Mortgagee shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and Mortgagor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

3.3No Liability of Mortgagee.  Neither the acceptance hereof nor the exercise of the rights and remedies hereunder nor any other action on the part of Mortgagee or any Person exercising the rights of Mortgagee hereunder shall be construed to (i) be an assumption by Mortgagee or any such Person or to otherwise make Mortgagee or such Person liable or responsible for the performance of any of the obligations of Mortgagor under or with respect to the Leases or for any Rent, security deposit or other amount delivered to Mortgagor, provided that Mortgagee or any such Person exercising the rights of Mortgagee shall be accountable for any Rents, security deposits or other amounts actually received by Mortgagee or such Person, as the case may be; or (ii) obligate Mortgagee or any such Person to take any action under or with respect to the Leases or with respect to the Mortgaged Property, to incur any expense or perform or discharge any duty or obligation under or with respect to the Leases or, with respect to the Mortgaged Property, to appear in or defend any action or proceeding relating to the Leases or the Mortgaged Property, to constitute Mortgagee as a mortgagee-in-possession (unless Mortgagee actually enters and takes possession of the Mortgaged Property), or to be liable in any way for any injury or damage to Persons or property sustained by any Person in or about the Mortgaged Property, other than to the extent caused by the willful misconduct or gross negligence of Mortgagee or any Person exercising the rights of Mortgagee hereunder, as determined in a final non-appealable judgment of a court of competent jurisdiction.

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Article IV – EVENTS OF DEFAULT; REMEDIES

4.1Events of Default.  The term “Actionable Event of Default” as used herein shall have the meaning ascribed to such term pursuant to the Collateral Agency and Intercreditor Agreement.

4.2Remedies.  Subject to the provisions of the Indenture and the Collateral Agency and Intercreditor Agreement, upon the occurrence and during the continuance of an Actionable Event of Default, Mortgagor agrees that, in addition to any rights and remedies provided for in this Mortgage, and each of the Indentures and the other Secured Note Documents, Mortgagee may  without further notice or demand (except as required by applicable law or expressly provided for herein or in the other Secured Note Documents) and without releasing Mortgagor from its obligations, pursue any and all rights and remedies provided for herein or in any other Secured Note Document, or at law or equity, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

(a)Perform or attempt to perform any covenant that Mortgagor has failed to keep or perform in such manner and to such extent as may be deemed by Mortgagee to protect the Mortgaged Property covered by this Mortgage and enter upon the Premises where the Mortgaged Property is located to inspect, repair, protect and care for the Mortgaged Property and advance such sums of money for that purpose as by Mortgagee may be reasonably deemed necessary or advisable; provided that Mortgagee shall have no obligation to take or perform any such action or make any such payment; and provided further that no such action or payment by Mortgagee shall constitute a waiver of any such default.

(b)Commence, appear in or defend any action or proceeding affecting or purporting to affect all or any portion of the Mortgaged Property covered by this Mortgage, or the lien or validity of this Mortgage, whether brought by or against Mortgagor or Mortgagee or with respect to the Secured Obligations.

(c)Pay, purchase, contest or compromise any claim, debt, lien, charge or encumbrance which adversely affects the Mortgaged Property covered by this Mortgage or the lien or validity of this Mortgage, the interests of Mortgagee, or the rights, powers and duties of Mortgagee hereunder; provided that Mortgagee shall have no obligation to take or perform any such action or make any such payment; and provided further that no such action or payment by Mortgagee shall constitute a waiver of any such default.

(d)Apply to a court of competent jurisdiction for the appointment of a receiver of the Mortgaged Property, and as a matter of right, whether or not the value of the Mortgaged Property exceeds the Indebtedness or other Secured Obligations secured hereby, whether or not waste or deterioration of the Mortgaged Property has occurred, without regard to the solvency or insolvency of the Mortgagor and whether or not other arguments based on equity would justify the appointment. The Mortgagor irrevocably, with knowledge and for valuable consideration, consents to the appointment of a receiver, to the full extent permitted by applicable laws.  In connection with any action brought by Mortgagee for appointment of a receiver as allowed herein, Mortgagor hereby consents to and confesses to the jurisdiction and venue of any competent court

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within the State in which the Premises is situated.  Any such receiver shall have all the rights and powers customarily given to receivers in said State, including the rights and powers granted to the Mortgagee by this Mortgage, the power to maintain, lease and operate the Mortgaged Property on terms approved by the court, and the power to collect all rents, income and profits generated by the Mortgaged Property and apply them to the Indebtedness and the other Secured Obligations or otherwise as the court may direct. Any money advanced by Mortgagee in connection with any such receivership shall be a demand obligation owing by Mortgagor to Mortgagee, shall bear interest from the date of such advance at the highest rate set forth for overdue payments of principal in each of the Indentures (the “Default Rate”), shall be added to and become part of the Secured Obligations secured hereby.  Once appointed, subject to the court’s direction, a receiver may at the Mortgagee’s option remain in place until the Indebtedness and the other Secured Obligations have been indefeasibly paid in full, including the time covered by foreclosure proceedings and the period of redemption, if any.

(e)Sell at public auction to the highest bidder for cash or upon credit, with or without having taken possession of same, the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parts or parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law; and without limiting the foregoing:

(i)Mortgagee shall be entitled to elect to treat any of the Mortgaged Property which consists of (x) a right in action, or (y) Mortgaged Property that can be severed from the Premises covered hereby, or (z) any improvements, as if the same were personal property, and dispose of the same in accordance with applicable law, separate and apart from the sale of the remaining Premises;

(ii)Mortgagee may elect to exercise its rights and remedies, or proceed against, any or all of the Mortgaged Property in such order and in any manner as is now or hereafter permitted by applicable law; and if Mortgagee so elects pursuant to applicable law, the power of sale herein granted shall be exercisable with respect to all or any of the Mortgaged Property covered hereby, including, without limitation, the Premises and the UCC Collateral, as designated by Mortgagee;

(iii)Should Mortgagee elect to sell any portion of the Mortgaged Property which consists of any UCC Collateral together with the Premises in accordance with the applicable State laws governing a sale of the Premises, Mortgagee shall give such notice of the occurrence of any Actionable Event of Default and its election to sell such Mortgaged Property as may then be required by such laws. Thereafter, upon the giving of such notice of sale and the expiration of any time period as may then be required by such laws, subject to the terms hereof and of the other Secured Note Documents, and without the necessity of any demand on Mortgagor, Mortgagee, at the time and place specified in the notice of sale, shall sell such Mortgaged Property or part thereof at public sale to the highest bidder; provided that Mortgagee may set a minimum bid for such Mortgaged Property being sold.  Mortgagee may from time to time cancel or postpone any sale hereunder and the same shall not cancel or impair its rights or the liens hereunder;

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(iv)If the Mortgaged Property consists of several lots, parcels or items of property, Mortgagee may, subject to applicable law, (A) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (B) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner Mortgagee designates in Mortgagee’s sole discretion.  Should Mortgagee desire that more than one sale or other disposition of the Mortgaged Property be conducted, Mortgagee shall, subject to applicable law, cause such sales or dispositions to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Mortgagee may designate, and no such sale shall terminate or otherwise affect the lien of this Mortgage on any part of the Mortgaged Property not sold until all of the Secured Obligations have been satisfied in full.  Mortgagor agrees to pay the costs and expenses of each such sale and of any judicial proceedings wherein such sale may be made, including, without limitation, transfer taxes with respect thereto.  Any sale made hereunder may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. Any sale made hereunder may, in lieu of cash, be upon credit bid or upon such other terms and conditions as Mortgagee may from time to time hereafter elect.  The sale of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Mortgagee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold and, if the proceeds of such sale of less than the whole of the Mortgaged Property shall be less than the aggregate amount of the Secured Obligations secured hereby and the expense of executing such sale or sales as provided herein, this Mortgage and the lien hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale had been made; provided, however, that Mortgagor shall never have any right to require the sale of less than the whole of the Mortgaged Property but Mortgagee shall have the right, at its sole election, to sell less than the whole of the Mortgaged Property; and

(v)After each sale, Mortgagee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of the Mortgagor, conveying the Mortgaged Property so sold to the purchaser or purchasers in fee simple title with general warranty of title, and shall receive the proceeds of said sale or sales and apply the same as herein provided.  Payment of the purchase price to Mortgagee shall satisfy the obligation of purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. In the event any sale hereunder is not completed or is defective in the opinion of Mortgagee, such sale shall not exhaust the power of sale hereunder and Mortgagee shall have the right to cause a subsequent sale or sales to be made hereunder.  Any and all statements of fact or other recitals made in any deed or deeds given by Mortgage or its designee or agent as to nonpayment of the Secured Obligations secured hereby, or as to the occurrence of an Actionable Event of Default, or as to Mortgagee having declared all of such Secured Obligations to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by Mortgagee or its designee or agent, shall be taken as conclusive evidence of the truth of the facts so stated and recited.  Mortgagee and its successors may appoint or delegate any one or more Persons as agent or designee to perform any act or acts necessary or incident to any sale held by

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Mortgagee or its designee or agent, including the posting of notices and the conduct of sale,  in the name and on behalf of Mortgagee or its designee and its or their successors.

(f)This Mortgage may be foreclosed as to any of the Mortgaged Property in any manner permitted by the laws of the State, and any foreclosure suit may be brought by Mortgagee.  In the event a foreclosure hereunder shall be commenced, Mortgagee may at any time before the sale of the Mortgaged Property abandon the sale, and may then institute suit for the collection of the Secured Obligations, and for the foreclosure of this Mortgage.  It is agreed that if Mortgagee should institute a suit for the collection of the Secured Obligations and for the foreclosure of this Mortgage, Mortgagee may at any time before the entry of a final judgment in said suit dismiss the same, and sell the Mortgaged Property in accordance with the provisions of this Mortgage.

(g)Mortgagee shall have the right to proceed with foreclosure of the liens and security interests evidenced hereby without declaring the entire Secured Obligations due, and in such event any such foreclosure sale may be made subject to the unmatured part of the Secured Obligations; and any such sale shall not in any manner affect the unmatured part of the Secured Obligations, but as to such unmatured part, this Mortgage shall remain in full force and effect just as though no sale had been made.

(h)Mortgagee shall have the right to become the purchaser at any sale held by its agents or designees or any receiver or public officer, and Mortgagee purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the Secured Obligations.

(i)Mortgagee shall, at its option, have the right, either with or without process of law, forcibly or otherwise, to enter upon and take possession of the Mortgaged Property, expel and remove any Persons, goods, or chattels occupying or upon the same, to the extent permitted under applicable State laws, to collect or receive all the Rents, and to manage and control the same, and to lease the same or any part thereof, from time to time, and, after deducting all reasonable attorneys’ fees and expenses, and all reasonable expenses incurred in the protection, care, maintenance, management and operation of the Mortgaged Property, distribute and apply the remaining net income in accordance with the terms of the Indenture or upon any deficiency decree entered in any foreclosure proceedings.

(j)The license granted to Mortgagor under Section 1.2 hereof shall automatically be revoked and Mortgagee may enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, without liability for trespass, damages or otherwise (except for damage caused by the willful misconduct or gross negligence of Mortgagee or its agents) and exclude Mortgagor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Mortgagor agrees to surrender possession of the Mortgaged Property and of such books, records and accounts to Mortgagee upon demand, and thereupon Mortgagee may, but without any obligation to do so (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat; (ii) complete any construction on the Mortgaged Property in such manner and form as Mortgagee deems advisable; (iii) make alterations, additions, renewals, replacements and

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improvements to or on the Mortgaged Property; (iv) exercise all rights and powers of Mortgagor with respect to the Mortgaged Property, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict Tenants, and demand, sue for, collect and receive all Rents of the Mortgaged Property and every part thereof; now existing or hereafter made, and apply the same in accordance with the provisions of Section 5.2 of this Mortgage; and (v) require Mortgagor to vacate and surrender possession of the Mortgaged Property to Mortgagee or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise.

(k)Mortgagee may exercise any and all rights and remedies granted to a secured party upon default under the UCC, including, without limiting the generality of the foregoing:  (i) the right to take possession of the portion of the UCC Collateral, or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the UCC Collateral, and (ii) request Mortgagor at its expense to assemble the UCC Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee (which may be at the Land if reasonably practicable with respect to any tangible Mortgaged Property).  Any notice of sale, disposition or other intended action by Mortgagee  with respect to the UCC Collateral sent to Mortgagor in accordance with the provisions hereof at least ten (10) Business Days prior to such action, shall constitute commercially reasonable notice to Mortgagor.

Nothing herein pertaining to foreclosure proceedings or specifying particular actions or remedies to be taken by Mortgagee shall be deemed to contradict or add to the requirements and procedures of State and other laws applicable thereto, and any such conflict or inconsistency shall be resolved in favor of the State or other laws applicable thereto at the time of foreclosure.

4.3Proceeds of Sale.  The proceeds of any sale in foreclosure of the liens evidenced hereby shall be applied in accordance with the terms of Section 5.2 of this Mortgage.

4.4Delivery of Possession After Foreclosure.  In the event there is a foreclosure sale hereunder and at the time of such sale Mortgagor or Mortgagor’s representatives, successors or assigns or any other Persons claiming any interest in the Mortgaged Property by, through or under Mortgagor are occupying or using the Mortgaged Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the Mortgaged Property occupied, such rental to be due daily to the purchaser.  In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain an action for forcible entry and detainer of said property in the [Justice of the Peace Court in the Justice Precinct]10 or other appropriate court and jurisdiction in which such property, or any part thereof, is situated.

4.5Rights in Connection with Bankruptcy.  If the Mortgaged Property or any portion thereof or any interest therein becomes property of any bankruptcy estate or subject to any State or federal insolvency proceeding, or in the event of the filing of any voluntary or involuntary petition under the Bankruptcy Code, by or against Mortgagor, Company or any other Guarantor, then Mortgagee shall immediately become entitled, in addition to all other relief to which

[10]	NTD: Local Counsel to confirm or modify as needed.

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Mortgagee may be entitled under this Mortgage and the other Secured Note Documents, at law or in equity, to obtain (i) an order from any bankruptcy court or other appropriate court granting immediate relief from the automatic stay pursuant to § 362 of the Bankruptcy Code (or similar successor provisions under the Bankruptcy Code) so as to permit Mortgagee to pursue its rights and remedies against Mortgagor as provided under this Mortgage and the other Secured Note Documents and all other rights and remedies of Mortgagee at law and in equity under applicable State laws, and (ii) an order from the bankruptcy court prohibiting Mortgagor’s use of all “cash collateral” as defined under § 363 of the Bankruptcy Code (or similar successor provisions under the Bankruptcy Code).  Mortgagor shall not assert or request any other Person to assert, that the automatic stay under § 362 of the Bankruptcy Code (or similar successor provisions under the Bankruptcy Code) operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Mortgagee to enforce any rights it has by virtue of this Mortgage, or any other rights that Mortgagee has, whether now or hereafter acquired, against any guarantor of the Secured Obligations (including, without limitation, any Guarantor).  Mortgagor shall not seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to § 105 of the Bankruptcy Code (or similar successor provisions under the Bankruptcy Code) or any other provision therein to stay, interdict, condition, reduce or inhibit the ability of Mortgagee to enforce any rights it has by virtue of this Mortgage against any guarantor of the Secured Obligations (including, without limitation, any Guarantor).  Any bankruptcy petition or other action taken by Mortgagor to stay, condition, or inhibit Mortgagee from exercising its remedies are hereby admitted by Mortgagor to be in bad faith and Mortgagor further admits that Mortgagee would have just cause for relief from the automatic stay in order to take such actions authorized under State law.

Article V – APPLICATION OF PROCEEDS;
CERTAIN WAIVERS AND OTHER AGREEMENTS

5.1Application of the Rents or Proceeds from Foreclosure or Sale.  In any foreclosure or other sale of this Mortgage of all or any portion(s) of the Mortgaged Property, whether by judicial action or otherwise, any collection of Rents subsequent to any Event of Default, or any other enforcement action taken under this Mortgage, in addition to any of the terms and provisions of this Mortgage and each of the Indentures and the other Secured Note Documents, there shall be allowed (and included in decree for sale in the event of a foreclosure by judicial action) to be paid out of the Rents or the proceeds of such foreclosure, proceedings and/or sale:

(a)Secured Obligations.  All of the Secured Obligations which then remain unpaid;

(b)Other Advances.  All other items advanced or paid by Mortgagee pursuant to this Mortgage; and

(c)Costs, Fees and Other Expenses.  All court costs, reasonable attorneys’ fees, paralegals’ fees and other professionals’ fees and expenses, appraiser’s fees, advertising costs, filing fees and transfer taxes, notice expenses, expenditures for documentary and expert evidence, stenographer’s charges, publication costs, other court costs, and costs (which may be estimated as to items to be expended after entry of the decree, if applicable) of procuring all abstracts of title, title searches and examinations, title guarantees, title insurance policies, Torrens certificates and

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similar data with respect to title, costs and expenses of taking possession and control of and managing the Mortgaged Property and collecting such amounts (including to pay reasonable attorney’s fees, receiver’s fees, premiums on receiver’s bonds, costs of repairs to the Mortgaged Property, premiums on insurance policies, taxes, assessments and other charges on the Mortgaged Property, and the costs of discharging any liability of Mortgagor with respect to the Leases), and all other costs, expenses and liabilities of every character incurred by the Mortgagee in connection with any enforcement action taken under this Mortgage which Mortgagee in the reasonable exercise of its judgment may deem necessary.  All such expenses shall become additional Secured Obligations secured hereby when paid or incurred by Mortgagee in connection with any enforcement action taken with respect to this Mortgage or any proceedings, including but not limited to probate and bankruptcy proceedings or a deed in lieu of foreclosure, to which Mortgagee shall be a party, either as plaintiff, claimant or defendant, by reason of this Mortgage or any Indebtedness or other Secured Obligations hereby secured or in connection with the preparations for the commencement of any suit for the foreclosure, whether or not actually commenced, or sale by advertisement or other enforcement action hereunder.

5.2Sale Proceeds.  The proceeds from any sale (whether through a foreclosure proceeding or Mortgagee’s exercise of the power of sale or otherwise), the application of Rents collected during the continuation of any Actionable Event of Default, or any other enforcement action taken by Mortgagee hereunder shall be distributed and applied in accordance with the terms of the Collateral Agency and Intercreditor Agreement.

5.3Right to Perform Mortgagor’s Covenants; Cumulative Remedies; Delay or Omission Not a Waiver.

(a)If Mortgagor has failed to keep or perform any covenant whatsoever contained in this Mortgage, Mortgagee may (but shall not be obligated to) perform or attempt to perform said covenant; and any payment made or expense incurred by or on behalf of Mortgagee in the performance or attempted performance of any such covenant, together with any sum expended by or on behalf of Mortgagee that is chargeable to Mortgagor or subject to reimbursement by Mortgagor under the Secured Note Documents, shall be and become a part of the Secured Obligations, and Mortgagor promises to pay to Mortgagee, within ten (10) Business Days after Mortgagee’s written demand therefor (whether such demand occurs prior to, simultaneously with, or subsequent to such time that Company may be obligated to repay the Secured Obligations pursuant to the other Secured Note Documents) and Mortgagor’s receipt of reasonably detailed evidence of such payments, all sums so incurred, paid or expended by or on behalf of Mortgagee, with interest from the date paid, incurred or expended by or on behalf of Mortgagee, at the applicable Default Rate.

(b)Each remedy or right of Mortgagee shall be in addition to every other remedy or right now or hereafter existing pursuant to this Mortgage and each of the Indentures and the other Secured Note Documents, at law or in equity.  No delay in the exercise or omission to exercise any remedy or right accruing hereunder shall impair any such remedy or right (so long as such Actionable Event of Default is continuing) or be construed to be a waiver of any such Actionable Event of Default or acquiescence therein, or rights with respect to such Actionable Event of Default, nor shall it affect any subsequent Actionable Event of Default of the same or different nature.  Every such remedy or right may be exercised concurrently or independently and

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when and as often as may be deemed expedient by Mortgagee.  If Mortgagee shall have proceeded to invoke any right, remedy, or recourse permitted under the Secured Note Documents, at law or in equity, and shall thereafter elect to discontinue or abandon same for any reason, Mortgagee shall have the unqualified right so to do and, in such event, Mortgagor, and Mortgagee shall be restored to their former positions with respect to the Secured Obligations, the Secured Note Documents, the Mortgaged Property or otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if same had never been invoked.

5.4Waivers.  To the maximum extent permitted under applicable Laws, Mortgagor knowingly, voluntarily, and unconditionally agrees that:

(a)Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force pertaining to the rights and remedies of sureties or providing for any appraisement, valuation, stay, extension or redemption, and Mortgagor, for Mortgagor and Mortgagor’s heirs, devisees, representatives, successors and assigns, and for any and all Persons ever claiming any interest in the Mortgaged Property hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the Secured Obligations, notice of intent to accelerate, notice of acceleration, and all rights to a marshaling of the assets of Mortgagor, including the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created.

(b)Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Mortgagee under the terms of this Mortgage to a sale of the Mortgaged Property for the collection of the Secured Obligations without any prior or different resort for collection, or the right of Mortgagee under the terms of this Mortgage to the payment of such Secured Obligations out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatever.

Article VI – MISCELLANEOUS PROVISIONS

6.1No Merger.  In the event of a foreclosure of this Mortgage or any other mortgage, deed of trust or deeds to secure debt securing the Secured Obligations, the Secured Obligations then due to Mortgagee and/or the Secured Parties shall not be merged into any decree of foreclosure entered by the court, if applicable, and Mortgagee may concurrently or subsequently seek to foreclose one or more mortgages, deeds of trust, or deeds to secure debt which also secure said Secured Obligations.

6.2Notices.  All notices required or permitted to be given under this Mortgage shall be sent (and deemed received) in the manner and to the addresses set forth in the Collateral Agency and Intercreditor Agreement, and to the Mortgagor at the address set forth above.  Any such notice delivered to the Mortgagor shall be deemed, for all intents and purposes of the Secured Note Documents, to have also been delivered to Company and to each of the other Guarantors, and notice delivered to the Company pursuant to any of the Secured Note Documents shall be deemed,

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for all intents and purposes of each of the Secured Note Documents, to have also been delivered to each Guarantor, including Mortgagor.

6.3Governing Law.  Except where the law of the State is expressly referenced in this Mortgage, this Mortgage and all obligations secured hereby are governed by and to be construed in accordance with the laws of the State of New York (including Section 5-1401 of New York General Obligations Law) without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.  The parties stipulate and agree that the State of New York has a substantial relationship to the underlying transactions related to this Mortgage and the parties involved.  Notwithstanding the foregoing, the parties stipulate and agree that State law governs issues of creation, perfection and priority of liens on the real property encumbered hereby and the procedures for enforcing, in the State, provisional remedies directly related to the real property encumbered hereby, including, without limitation, appointment of a receiver.  Wherever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mortgage.

6.4Releases; Satisfaction of Mortgage; Reconveyance.

(a)In accordance with Section 3.1(a)(1) of the Collateral Agency and Intercreditor Agreement, upon payment in full of the Senior Notes, the Exchangeable Notes and all other Secured Obligations that are outstanding, due and payable at the time the Senior Notes and the Exchangeable Notes are paid in full, all of the Mortgaged Property shall be released from the Lien created hereby, and this Mortgage and all obligations (other than those expressly stated to survive such termination) of the Mortgagee and the Mortgagor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Mortgaged Property shall revert to the Mortgagor.  At the request and sole expense of Mortgagor following any such termination, Mortgagee shall deliver to such Mortgagor any Mortgaged Property held by Mortgagee hereunder, and, subject to, if requested by Mortgagee, Mortgagee’s receipt of a certification by the Company and an opinion of counsel stating that such transaction is in compliance with the Secured Note Documents, execute and deliver to such Mortgagor such documents as such Mortgagor shall reasonably request to evidence such termination.  Any execution and delivery of documents pursuant to this Section 6.4 (a) shall be without recourse to or representation or warranty of any kind by Mortgagee.

(b)If in accordance with Section 3.1(a) of the Collateral Agency and Intercreditor Agreement, the Lien created hereby on all or any portion of the Mortgaged Property or as to the Senior Notes Obligation (as defined in the Collateral Agency and Intercreditor Agreement) or the Exchangeable Notes Obligations (as defined in the Collateral Agency and Intercreditor Agreement), as applicable, is to be released, then the Mortgagee, at the request and sole expense of Mortgagor, shall execute and deliver to Mortgagor all releases or other documents reasonably necessary or desirable for the release of the Lien created hereby on all or such portion of the Mortgaged Property or as to such respective Secured Obligations, as applicable; provided that the Company shall have delivered to Mortgagee, at least 5 Business Days prior to the date of the proposed release a written request for such release identifying the relevant portion of the

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Mortgaged Property or Secured Obligations as to which such release is to be effected and the applicable release event in reasonable detail, together with a certification by the Company stating that such transaction is in compliance with the Secured Note Documents.  Any execution and delivery of documents pursuant to this Section 6.4 (b) shall be without recourse to or representation or warranty of any kind by Mortgagee.

6.5Successors and Assigns Included in Parties.  This Mortgage shall be binding upon the Mortgagor and upon the successors, permitted assigns and vendees of the Mortgagor and the permitted assigns, vendees and other transferees of the Mortgaged Property and shall inure to the benefit of Mortgagee and its successors and assigns (for their own benefit and for the benefit of the other Secured Parties and their respective successors and assigns); all references herein to the Mortgagor and to the Mortgagee shall be deemed to include their respective successors and assigns or permitted assigns, as the case may be; provided, however, that nothing herein shall be construed to permit any sale, assignment or transfer by the Mortgagor or of the Mortgaged Property that is not permitted by each of the Indentures.  Mortgagor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Mortgagor.  Wherever used, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

6.6Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws; Waiver of Right to Trial by Jury.

(a)MORTGAGOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS MORTGAGE, ANY OTHER SECURED NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  MORTGAGOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS MORTGAGE BY, AMONG OTHER THINGS, THE CORRESPONDING RECIPROCAL WAIVER BY MORTGAGEE OF ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY PURSUANT TO THE PROVISIONS OF THE INDENTURE.

(b)MORTGAGOR AGREES, TO THE FULL EXTENT PERMITTED BY LAW, THAT AT ALL TIMES FOLLOWING AN ACTIONABLE EVENT OF DEFAULT AND DURING THE CONTINUANCE THEREOF, NEITHER MORTGAGOR NOR ANYONE CLAIMING THROUGH OR UNDER IT SHALL OR WILL SET UP, CLAIM OR SEEK TO TAKE ADVANTAGE OF ANY APPRAISEMENT, VALUATION, STAY, EXTENSION, EXEMPTION OR REDEMPTION LAWS NOW OR HEREAFTER IN FORCE, IN ORDER TO PREVENT OR HINDER THE ENFORCEMENT OR FORECLOSURE OF THIS MORTGAGE OR THE ABSOLUTE SALE OF THE MORTGAGED PROPERTY OR THE FINAL AND ABSOLUTE PUTTING INTO POSSESSION THEREOF, IMMEDIATELY AFTER SUCH SALE, OF THE PURCHASER THEREAT; AND MORTGAGOR, FOR ITSELF AND ALL WHO MAY AT ANY TIME CLAIM THROUGH OR UNDER IT, HEREBY WAIVES, TO THE

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FULL EXTENT THAT IT MAY LAWFULLY SO DO, THE BENEFIT OF ALL SUCH LAWS AND ANY AND ALL RIGHT TO HAVE THE ASSETS COMPRISING THE MORTGAGED PROPERTY MARSHALED UPON ANY FORECLOSURE OF THE LIEN HEREOF AND AGREES THAT MORTGAGEE OR ANY COURT HAVING JURISDICTION TO FORECLOSE SUCH LIEN MAY SELL THE MORTGAGED PROPERTY IN PART OR AS AN ENTIRETY.  TO THE FULL EXTENT PERMITTED BY LAW, MORTGAGOR HEREBY WAIVES ANY AND ALL STATUTORY OR OTHER RIGHTS OF REDEMPTION FROM SALE UNDER ANY FORECLOSURE OF THIS MORTGAGE, ON ITS OWN BEHALF AND ON BEHALF OF EACH AND EVERY PERSON ACQUIRING ANY INTEREST IN OR TITLE TO THE MORTGAGED PROPERTY SUBSEQUENT TO THE DATE HEREOF.

6.7Interpretation with Other Documents; Mortgagee’s Sole Discretion.  This Mortgage shall be deemed to constitute a “Mortgage” for all purposes of and under each of the Indentures.  The terms and provisions of this Mortgage shall be construed to the extent possible consistently with those of each of the Indentures as being in addition to and supplementing the provisions of each of the Indentures and the other Secured Note Documents; provided, however, that notwithstanding anything in this Mortgage of a conflict or inconsistency between this Mortgage and each of the Indentures, the provisions of each of the Indentures shall govern and control.  Whenever pursuant to this Mortgage or the other Secured Note Documents, Mortgagee exercises any right given to it to elect, consent, approve or disapprove, or any arrangement or term is to be or determined in the judgment of Mortgagee, the decision of Mortgagee to elect, consent, approve or disapprove, or to decide that arrangements or terms are satisfactory or not satisfactory, shall be in the sole discretion of Mortgagee and shall be final and conclusive, except as may be otherwise expressly and specifically provided elsewhere herein or in each of the Indentures.

6.8Invalid Provisions to Affect No Others.  In the event that any of the covenants, agreements, terms or provisions contained in this Mortgage shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein or in each of the Indentures shall not be in any way affected, prejudiced or disturbed thereby.  In the event that the application of any of the covenants, agreements, terms or provisions of this Mortgage is held to be invalid, illegal or unenforceable, those remaining covenants, agreements, terms and provisions shall not be in any way affected, prejudiced or disturbed when otherwise applied.

6.9Changes.  Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the Mortgagee and any other party against which enforcement of the change, waiver, discharge or termination is sought.  To the extent permitted by law, any agreement hereafter made by Company and/or Mortgagor and Mortgagee relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

6.10Time of the Essence.  Mortgagor shall pay the Secured Obligations at the time and in the manner provided in each of the Indentures and the other Secured Note Documents.  Mortgagor will duly and punctually perform or cause to be performed all of the covenants, conditions and agreements contained in each of the Indentures, this Mortgage and the other Secured Note Documents, all of which covenants, conditions and agreements are hereby made a part to the same extent and with the same force as if fully set forth herein.  Time is of the essence.

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6.11Headings For Convenience Only; No Strict Construction.  The headings and captions of various sections of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.  The Mortgagor and Mortgagee, with the assistance of their respective legal counsel, have participated jointly in the negotiation and drafting of this Mortgage.  In the event an ambiguity or question of intent or interpretation arises, this Mortgage shall be construed as if drafted jointly by Mortgagor and Mortgagee and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Mortgage.

Article VII – PROHIBITIONS ON TRANSFERS; ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF MORTGAGOR; OTHER AGREEMENTS

7.1Transfer or Encumbrance of the Mortgaged Property.

(a)Except in accordance with the express terms and conditions contained in each of the Indentures, Mortgagor shall not create, cause or permit (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise) any sale, lease, transfer, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or grant of any options with respect to, or any other Asset Sale of, or Lien upon (collectively, a “Transfer”) (i) all or any part of the Mortgaged Property or any interest therein, or (ii) any direct or indirect legal or beneficial ownership interest (in whole or in part) in Mortgagor, irrespective of the number of tiers of ownership.

(b)Any written consent by Mortgagee to any Transfer of the Mortgaged Property or any interest in Mortgagor shall not be deemed to be a waiver of Mortgagee’s right to require such consent to any future occurrence of same.  Any attempted or purported Transfer of the Mortgaged Property or of any direct or indirect interest in Mortgagor, if made in contravention of this Section 7.1, shall be null and void ab initio and of no force and effect.

7.2Mortgagor’s Covenants, Representations and Warranties; Survival of Secured Obligations, Covenants, Representations and Warranties; Covenants Running with the Land.

(a)Mortgagor hereby covenants, represents and warrants that:

(i)The Mortgaged Property shall secure all of the Secured Obligations presently or hereafter owed or held, and the priority of the lien created hereby for all such Secured Obligations shall be a first priority lien, subject only to Permitted Liens;

(ii)Mortgagor is duly authorized to make and enter into this Mortgage and to carry out the transactions contemplated herein;

(iii)The execution, delivery and performance of this Mortgage by the Mortgagor (A) are within its corporate or equivalent power and authority and (B) have been duly authorized by all necessary corporate or equivalent action; this Mortgage has been duly executed and delivered by the Mortgagor and constitutes a legal, valid and binding obligation of Mortgagor, enforceable against the Mortgagor in accordance with its terms, subject, however, to bankruptcy and other law, decisional or statutory, of general

26

application affecting the enforcement of creditors’ rights, and to the fact that the availability of the remedy of specific performance or of injunctive relief in equity is subject to the discretion of the court before which any proceeding therefor may be brought;

(iv)Mortgagor, to its knowledge, is not now in default (beyond any applicable cure period) under any material instruments or obligations relating to the Mortgaged Property, and Mortgagor has not received any written notice from any Person asserting any claim of default against Mortgagor relating to the Mortgaged Property;

(v)The execution and performance of this Mortgage and the consummation of the transactions hereby contemplated will not result in any breach of, or constitute a default under, any mortgage, lease (including, without limitation, any Lease), bank loan, trust indenture, or other material instrument binding upon Mortgagor;

(vi)Except as set forth on Schedule 7.2(a)(vi), to Mortgagor’s actual knowledge there are no actions, investigations, suits or proceedings (including, without limitation, any condemnation or bankruptcy proceedings) pending or overtly threatened in writing against or affecting Mortgagor or the Mortgaged Property, or which, if adversely determined against Mortgagor or the Mortgaged Property, may be reasonably expected to adversely affect the validity or enforceability of this Mortgage, at law or in equity, or before or by any governmental authority; to the actual knowledge of Mortgagor, Mortgagor is not in violation (beyond any applicable cure period) with respect to any writ, injunction, decree or demand of any court or any governmental authority affecting the Mortgaged Property;

(vii)To Mortgagor’s actual knowledge the Mortgaged Property presently complies in all material respects with, and will continue to comply in all material respects with, all applicable restrictive covenants and applicable zoning and subdivision ordinances, building codes and other applicable laws; [and]

(viii)To Mortgagor’s knowledge it owns, is licensed, or otherwise has the right to use or is in possession of all licenses, permits and required approvals or authorizations from all necessary governmental authorities, patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are reasonably necessary for its operations on the Mortgaged Property, without conflict with the rights of any other Person with respect thereto[.][; and]

(ix)[With respect to the Subject Lease:  (a) Mortgagor shall promptly pay, when due and payable, the rent, additional rent, and other charges payable pursuant to the Subject Lease, and will timely perform and observe all of the other terms, covenants and conditions required to be performed and observed by Mortgagor as lessee under the Subject Lease in all material respects, in each case, taking into account any applicable grace or cure periods; (b) Mortgagor shall, promptly upon receipt or distribution thereof, deliver to Mortgagee a copy of each material notice (including default notices) given to or by Mortgagor pursuant to the Subject Lease; and (c) Mortgagor shall not terminate, surrender, or enter into any material modification of the Subject Lease without the prior written consent of Mortgagee (which consent may not be unreasonably withheld, delayed or conditioned), and any such

27

attempted termination, modification or surrender without Mortgagee’s written consent shall be void.]

(b)Each and all of the covenants, obligations, representations and warranties and indemnification agreements of Mortgagor shall survive the execution and delivery of the Secured Note Documents and the transfer or assignment of this Mortgage (including, without limitation, any Transfer and/or any transfer or assignment by Mortgagee of any of its rights, title and interest in and to the Mortgaged Property or any part thereof to any Person, whether or not affiliated with Mortgagee).

(c)All covenants, conditions, warranties, representations and other obligations contained in this Mortgage and the other Secured Note Documents are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property until the lien of this Mortgage has been fully released by Mortgagee, pursuant to the terms hereof.

7.3Protective Advances.  To the extent permitted by applicable State law, all advances, disbursements and expenditures made by Mortgagee before and during a foreclosure, and before and after judgment of foreclosure, and at any time prior to sale, and, where applicable, after sale, and during the pendency of any related proceedings authorized by this Mortgage (collectively, “Protective Advances”), shall constitute additional indebtedness secured by this Mortgage, and shall become immediately due and payable without notice and with interest thereon from the date of the advance until paid at the Default Rate.  This Mortgage shall be a lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time this Mortgage is recorded.

7.4Contemporaneous Collateral Documents.  THIS MORTGAGE IS MADE IN ADDITION TO OTHER SECURITY DOCUMENTS (AS DEFINED IN THE COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT) HERETOFORE AND HEREAFTER, AS APPLICABLE, GIVEN BY MORTGAGOR OR THE COMPANY OR THE OTHER GUARANTORS TO (OR FOR THE BENEFIT OF) MORTGAGEE, COVERING VARIOUS OTHER REAL PROPERTIES LOCATED IN OTHER STATES, INCLUDING, WITHOUT LIMITATION, ________________________ (collectively, the “Other Security Instruments”).  The Other Security Instruments further secure the Secured Obligations of the Company, Mortgagor and the other Guarantors to Mortgagee and the other Secured Parties under each of the Indentures and the other Secured Note Documents.  Upon the occurrence of an Actionable Event of Default, and subject to the terms of each applicable Other Security Instrument, Mortgagee may proceed under the Other Security Instruments against any of the other property covered thereby and/or the Mortgaged Property, in one or more parcels and in such manner and order as Mortgagee shall elect.  MORTGAGOR HEREBY IRREVOCABLY WAIVES AND RELEASES, TO THE EXTENT PERMITTED BY LAW, AND WHETHER NOW OR HEREAFTER IN FORCE, ANY RIGHT TO HAVE THE MORTGAGED PROPERTY AND/OR ANY SUCH OTHER MORTGAGED PROPERTY SECURED BY THE OTHER SECURITY INSTRUMENTS, MARSHALLED UPON ANY FORECLOSURE OF THIS MORTGAGE OR ANY OF THE OTHER SECURITY INSTRUMENTS.

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Article VIII – STATE SPECIFIC PROVISIONS

8.1State Specific Provisions.  The terms and provisions set forth below in this Section 8.1 shall be construed, to the greatest extent possible, consistently with those set forth elsewhere in this Mortgage as being in addition to and supplementing such other terms and provisions set forth elsewhere in this Mortgage; provided, however, that notwithstanding anything to the contrary set forth elsewhere in this Mortgage, in the event of any conflict or inconsistency between the terms and provisions of this Article VIII and the terms and provisions set forth elsewhere in this Mortgage, the following terms and provisions of this Article VIII shall govern and control:11

[ADD STATE SPECIFIC REQUIREMENTS]

8.2_

8.3_

[REMAINDER OF PAGE INTENTIONALLY BLANK]

[11]	Note to Draft: Local counsel to insert appropriate local provisions.

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IN WITNESS WHEREOF, this Mortgage is executed as of the day and year first above written by the Person (or Persons) identified below on behalf of Mortgagor (and said Person or Persons hereby represent that they possess full power and authority to execute this Mortgage).

MORTGAGOR:

a

By: CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member and chief manager

By: CBL HOLDINGS I, INC., a Delaware corporation, its sole general manager

By:
Name:
Title:

[ADD FORM OF ACKNOWLEDGEMENT]

Signature Page to Mortgage [______, County, State]

EXHIBIT A

Legal Description of the Land

Exhibit A-1

EXHIBIT B

[Subject Lease; Record Owner]

(a)Subject Lease.  The term “Subject Lease” shall mean the agreement of lease described in this Exhibit B.

That certain [Ground Lease] dated __________, as amended by _________, pursuant to which Mortgagor leases the Land subject thereto from _______________.

(b)Record Owner.  The record owner of the Land subject to the Subject Lease is __________________.

Exhibit B-1

Exhibit [B][C]

Permitted Liens12

[12]	The Liens specified hereon constitute “Permitted Liens” only to the extent to such Liens constitute Permitted Collateral Liens.

Exhibit C-1

SCHEDULE 7.2(a)(vi)

[Describe known actions or proceedings or state None]

EXHIBIT D

INITIAL JOINT VENTURES

The Initial Joint Ventures shall be the following:

JV ENTITY NAME	STATE OF FORMATION
Ambassador Infrastructure, LLC (JV entity)	LA
Ambassador Town Center JV, LLC (JV entity)	LA
Atlanta Outlet JV, LLC (JV entity)	DE
Atlanta Outlet Outparcels, LLC (JV entity)	DE
BI Developments II, LLC (JV entity)	TN
BI Developments, LLC (JV entity)	TN
Bullseye, LLC (JV entity)	TN
CBL HP Self Storage Member, LLC (JV entity)	TN
CBL Terrace Limited Partnership (JV entity)	TN
CBL/T-C, LLC (JV entity)	DE
CBL-TRS Joint Venture, LLC (JV entity)	DE
Continental 425 Fund LLC (JV entity)	WI
Eastgate Storage, LLC (JV entity)	OH
El Paso Outlet Center Holding, LLC (JV entity)	DE
El Paso Outlet Center II, LLC (JV entity)	DE
El Paso Outlet Outparcels II, LLC (JV entity)	DE
El Paso Outlet Outparcels, LLC (JV entity)	DE
Fremaux Town Center JV, LLC (JV entity)	DE
Gettysburg Outlet Center Holding, LLC (JV entity)	DE
Gettysburg Outlet Center, LLC (JV entity)	DE
Governor’s Square Company IB (JV entity)	TN
Governor's Square Company (JV entity)	TN
Hamilton Place Self Storage, LLC (JV entity)	TN
Jarnigan Road II, LLC (JV entity)	DE
Jarnigan Road Limited Partnership (JV entity)	TN
Kentucky Oaks Mall Company (JV entity)	OH
Laredo Outlet JV, LLC (JV entity)	DE
Lebcon Associates (JV entity)	TN
Lebcon I, Ltd. (JV entity)	TN
Louisville Outlet Outparcels, LLC (JV entity)	DE
Louisville Outlet Shoppes, LLC (JV entity)	DE

D-1

JV ENTITY NAME	STATE OF FORMATION
Mall of South Carolina Limited Partnership (JV entity)	SC
Mall of South Carolina Outparcel Limited Partnership (JV entity)	SC
Parkdale Self Storage, LLC (JV entity)	TX
PHG-CBL Lexington Fayette LLC (JV entity)	GA
Port Orange I, LLC (JV entity)	FL
Self Storage at Mid Rivers, LLC (JV entity)	MO
Shoppes at Eagle Point, LLC (JV entity)	TN
Statesboro Crossing, LLC (JV entity)	GA
The Promenade D'Iberville, LLC (JV entity)	MS
Vision-CBL Hamilton Place, LLC (JV entity)	TN
West Melbourne I, LLC (JV entity)	DE
York Town Center, LP (JV entity)	PA

D-2

EXHIBIT E

INACTIVE SUBSIDIARIES

The Inactive Subsidiaries shall be the following:

ENTITY NAME	STATE OF FORMATION
1105 Anchor Limited Partnership	NC
Acadiana Anchor M, LLC	LA
Acadiana Expansion Parcel, LLC	LA
Acadiana Mall CMBS, LLC	DE
Acadiana Mall of Delaware, LLC	DE
Akron Mall Land, LLC	DE
Arbor Place GP, Inc.	GA
Bonita Lakes Mall Limited Partnership	MS
Brewery District, LLC	TX
Burnsville Center SPE, LLC	DE
Cary Venture Limited Partnership	DE
CBL & Associates Management Sub, LLC	DE
CBL El Paso Pref Lender, LLC	DE
CBL Fayette Hotel Member, LLC	KY
CBL Foothills Plaza Partnership	TN
CBL Friendly Hotel Member, LLC	NC
CBL Grandview Forum, LLC	MS
CBL Lee's Summit East, LLC	MO
CBL Lee's Summit Peripheral, LLC	MO
CBL Mayfaire Hotel Member, LLC	NC
CBL Member-Mansfield, LLC	TX
CBL Morristown, LTD.	TN
CBL Old Hickory Mall, Inc.	TN
CBL Triangle Town Member, LLC	NC
CBL TTC Member, LLC	NC
CBL Walden Park, LLC	TX
CBL Woodstock Investments Member, LLC	GA
CBL/BFW Kiosks, LLC	DE
CBL/Cary I, LLC	DE
CBL/Cary II, LLC	DE
CBL/Citadel I, LLC	DE
CBL/Citadel II, LLC	DE

ENTITY NAME	STATE OF FORMATION
CBL/Columbia I, LLC	DE
CBL/Columbia II, LLC	DE
CBL/Columbia Place, LLC	DE
CBL/CREA Broad Street, LLC	TX
CBL/GP I, Inc.	TN
CBL/GP III, Inc.	MS
CBL/GP IV, Inc.	CT
CBL/Greenport Towne Center, LLC	NY
CBL/High Pointe GP, LLC	DE
CBL/Huntsville, LLC	DE
CBL/Imperial Valley GP, LLC	CA
CBL/Kirkwood Mall, LLC	DE
CBL/Lion's Head Village, LLC	TN
CBL/Low Limited Partnership	WY
CBL/Madison I, LLC	DE
CBL/Madison II, LLC	DE
CBL/Midland I, LLC	DE
CBL/Midland II, LLC	DE
CBL/Monroeville I, LLC	DE
CBL/Monroeville, L.P.	PA
CBL/MS General Partnership	DE
CBL/Regency II, LLC	DE
CBL/Richland G.P., LLC	TX
CBL/Sunrise Commons GP, LLC	TX
CBL/Sunrise Commons, L.P.	TX
CBL/Sunrise GP, LLC	DE
CBL/Sunrise Land, LLC	TX
CBL/Sunrise XS Land, L.P.	TX
CBL/Towne Mall I, LLC	DE
CBL/Towne Mall II, LLC	DE
CBL/Wausau I, LLC	DE
CBL/Wausau II, LLC	DE
CBL/Wausau III, LLC	DE
CBL/Wausau IV, LLC	DE
CBL-TRS Joint Venture II, LLC	DE
CBL-TRS Member II, LLC	DE
Charleston Joint Venture	OH
Chesterfield Mall LLC	DE

ENTITY NAME	STATE OF FORMATION
Chesterfield Parcel, LLC	MO
Chicopee Marketplace III, LLC	MA
Chicopee Marketplace, LLC	MA
CHM/Akron, LLC	DE
Citadel Mall CMBS, LLC	DE
Citadel Mall DSG, LLC	SC
Cobblestone Village at Palm Coast, LLC	FL
Cobblestone Village at St. Augustine, LLC	FL
College Station Partners, Ltd.	TX
Columbia Joint Venture	OH
Columbia Place/Anchor, LLC	SC
Crossings at Marshalls Creek I LLC	PA
Crossings at Marshalls Creek II LLC	PA
Crossings at Marshalls Creek Limited Partnership	PA
CV at North Columbus, LLC	GA
CVPC-Lo, LLC	FL
CVPC-Outparcels, LLC	FL
Dallan Acquisitions, LLC	DE
Deco Mall, LLC	DE
Development Options Centers, LLC	DE
Development Options/Cobblestone, LLC	FL
DM-Cayman II, Inc.	Cayman Islands
DM-Cayman, Inc.	Cayman Islands
Eastgate Anchor S, LLC	OH
Eastgate Crossing CMBS, LLC	DE
Eastland Medical Building, LLC	IL
Evin Acquisitions, LLC	DE
Fashion Square Mall CMBS, LLC	DE
Fashion Square-Orange Park, LLC	FL
Fayette Development Property, LLC	KY
FHP Expansion GP I, LLC	TN
FHP Expansion GP II, LLC	TN
Foothills Mall Associates, LP	TN
Foothills Mall, Inc.	TN
GCTC Peripheral III, LLC	FL
GCTC Peripheral V, LLC -	FL
Greenbrier Mall, LLC	DE
Gulf Coast Town Center CMBS, LLC	DE

ENTITY NAME	STATE OF FORMATION
Gulf Coast Town Center Peripheral I, LLC	FL
Gulf Coast Town Center Peripheral II, LLC	FL
Hammock Landing Collecting Agent, LLC	FL
Hickory Hollow Courtyard, Inc.	DE
Hickory Hollow Mall Limited Partnership	DE
Hickory Hollow Mall, Inc.	DE
Hickory Hollow/SB, LLC	TN
Hickory Point, LLC	DE
Hickory Point-OP Outparcel, LLC	IL
Honey Creek Mall Member SPE, LLC	DE
Honey Creek Mall, LLC	IN
Huckleberry Place, LLC	GA
Hwy 287 & Broad Street, LLC	TX
Imperial Valley Mall, L.P.	CA
Janesville Mall Limited Partnership	WI
Janesville Wisconsin, Inc.	WI
JG Randolph II, LLC	DE
JG Randolph, LLC	OH
JG Saginaw II, LLC	DE
JG Saginaw, LLC	OH
Kirkwood Mall Mezz LLC	DE
Lakeshore/Sebring Limited Partnership	FL
Lakeview Pointe, LLC	OK
Laredo/MDN II Limited Partnership	TX
LeaseCo, Inc.	NY
Lee Partners	TN
Madison Grandview Forum, LLC	MS
Madison Plaza Associates, Ltd.	AL
Madison Square Associates, Ltd.	AL
Mall Shopping Center Company, L.P. (formerly Mall Shopping Center Company)	TX
Maryville Department Store Associates, Ltd.	TN
Maryville Partners, L.P.	TN
MDN/Laredo GP II, LLC	DE
MDN/Laredo GP, LLC	DE
Meridian Mall CMBS, LLC	DE
Meridian Mall Company, Inc.	MI
Midland Venture Limited Partnership	MI

ENTITY NAME	STATE OF FORMATION
Milford Marketplace, LLC	CT
Mortgage Holdings II, LLC	DE
Newco Mortgage, LLC	DE
NewLease Corp.	TN
Oak Park Holding II, LLC	KS
OK City JV, LLC	DE
OK City Member, LLC	DE
OK City Outlets II, LLC	DE
OK City Outlets III, LLC	OK
OK City Outlets, LLC	DE
Panama City Peripheral, LLC	FL
Parkdale Crossing GP, Inc.	TX
Parkway Place, Inc.	AL
Pearland Hotel Operator, Inc.	TX
PHG-CBL Lexington Fayette LLC	GA
PPG Venture I LP	DE
Property Taxperts, LLC	NV
Racine Joint Venture	OH
Racine Joint Venture II, LLC	DE
Renaissance Member II, LLC	DE
Renaissance Phase II CMBS, LLC	DE
Renaissance Retail LLC	NC
Renaissance SPE Member, LLC	DE
River Ridge Mall LLC	VA
Rivergate Mall, Inc.	DE
Shoppes at St. Clair Square, LLC	IL
Shopping Center Finance Corp.	WY
Springdale/Mobile GP II, Inc.	AL
Springdale/Mobile GP, Inc.	AL
Springhill/Coastal Landing, LLC	FL
St. Clair Square GP I, LLC	IL
St. Clair Square GP, Inc.	IL
St. Clair Square Limited Partnership	IL
SubREIT Investor-Boston General Partnership	MA
SubREIT Investor-Boston GP I, LLC	MA
Sutton Plaza GP, Inc.	NJ
The Lakes Mall, LLC	MI
The Pavilion Collecting Agent, LLC	FL

ENTITY NAME	STATE OF FORMATION
The Shops at Pineda Ridge, LLC	FL
The Village at Newnan Crossing, LLC	GA
The Village at Rivergate, Inc.	DE
Triangle Town Center, LLC	DE
Triangle Town Member, LLC	NC
Walnut Square Associates Limited Partnership	WY
Waterford Commons of CT III, LLC	CT
Wausau Center CMBS, LLC	DE
Wausau Joint Venture	OH
Wausau Penney CMBS, LLC	DE
Wausau Penney Investor Joint Venture	OH
Westgate Crossing Limited Partnership	SC
Wilkes-Barre Marketplace GP, LLC	PA
Wilkes-Barre Marketplace I, LLC	PA
Wilkes-Barre Marketplace, L.P.	PA
Willowbrook Plaza Limited Partnership (f/k/a Portland/HQ Limited Partnership)	ME
WNC Shopping Center, LLC	NC
WPMP Holding LLC	DE